    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1999
                                                      REGISTRATION NO. 333-64283



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                -----------------


                       STUDENT LOAN FUNDING RIVERFRONT LLC

                   (Originator of the trusts described herein)
             (Exact name of registrant as specified in its charter)


   Delaware                                                      Applied for


(State or other                                               (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
 organization)


                        ONE WEST FOURTH STREET, SUITE 310

                             CINCINNATI, OHIO 45202

                                 (513) 763-4415


   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              THOMAS L. CONLAN, JR.
                                    PRESIDENT

                        ONE WEST FOURTH STREET, SUITE 310

                             CINCINNATI, OHIO 45202
                                 (513) 352-4300
                            (513) 763-4340 (TELECOPY)
                     (Name, address, including zip code and
                     telephone number, including area code,
                              of agent for service)

                                   COPIES TO:


                                 ROBERT A. SELAK
                            THOMPSON HINE & FLORY LLP
                          312 WALNUT STREET, SUITE 1400
                             CINCINNATI, OHIO 45202
                                 (513) 352-6700
                            (513) 241-4771 (TELECOPY)


                                     AND TO:

                                PAUL F. SEFCOVIC
                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                        41 SOUTH HIGH STREET, SUITE 1300
                              COLUMBUS, OHIO 43215
                                 (614) 365-2700
                            (614) 365-2499 (TELECOPY)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


============================================================================================
                                         PROPOSED         PROPOSED
                                          MAXIMUM          MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE      AGGREGATE          AMOUNT OF
 BEING REGISTERED     REGISTERED(1)     PER UNIT(1)   OFFERING PRICE(1)  REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------
   Student Loan
Asset-Backed Notes     $1,000,000          100%          $1,000,000           $295.00
============================================================================================


(1)   Estimated solely for calculating the registration fee.

(2)   Previously paid.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the attached prospectus is not complete and may be changed. The issuer may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the attached prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                SUBJECT TO COMPLETION, DATED ______________, 1999



PROSPECTUS SUPPLEMENT

                                       $____________ STUDENT LOAN ASSET-BACKED NOTES
                                             STUDENT LOAN FUNDING 1999-A TRUST
                                                            ISSUER
                                            STUDENT LOAN FUNDING RIVERFRONT LLC
                                                           DEPOSITOR
                                            STUDENT LOAN FUNDING RESOURCES, INC.
                                             MASTER SERVICER AND ADMINISTRATOR
CONSIDER CAREFULLY THE        THE TRUST WILL               SERIES 1999A-1 SENIOR  SERIES 1999A-2       SERIES 1999B-1      TOTAL
RISK FACTORS BEGINNING ON     ISSUE--                      LIBOR RATE NOTES       SENIOR AUCTION RATE  SUBORDINATE LIBOR
PAGE S-7 OF THIS                                                                  CALLABLE NOTES(1)    RATE NOTES(2)
PROSPECTUS SUPPLEMENT.
                              Principal Amount             $_________             $_________           $_________         $_________
The Notes will represent
obligations of the trust      Series Interest Rate         One-Month LIBOR        Auction Rate(3)      One-Month LIBOR
only and will not                                          plus [ ]%(3)                                plus [ ]%(3)
represent interests in or
obligations of the            Interest Paid                Monthly                Each Auction Period  Monthly
depositor, the master
servicer, the                 First Interest               [_____]                [_____]              [_____]
administrator or any of          Payment Date
their affiliates. The
Notes are not insured or      First Scheduled Principal    [_____]                [_____]              [_____]
guaranteed by any person.        Distribution Date
Except as noted in this
document, the underlying      Legal Final Maturity         ______, __             ______, __           ______, __
accounts and student
loans are not insured or      Price to Public              __________%            __________%          __________%        $_________
guaranteed by any person
or governmental agency.       Underwriting
                                 Discount                  __________%            __________%          __________%        $_________
This prospectus
supplement may be used to
offer and sell the Notes      Proceeds to Issuer           __________%            __________%          __________%        $_________
only if accompanied by
the prospectus.

------------------------

(1) The Series 1999A-2 Notes are auction rate notes, subject to a Dutch auction selling procedure.

(2) The Series 1999B-1 Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series 1999B-1 Notes are subordinated to the Series 1999A Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series 1999A Notes. Payment of interest on and any interest rate exchange payments relating to the Series 1999B-1 Notes on any payment date will be made only after payment of interest on and any interest rate exchange payments relating to the Series 1999A Notes have been made, and under certain circumstances, may be deferred. Subordination of the Series 1999B-1 Notes provides credit enhancement for Series 1999A Notes.

(3) Initially, ___% with respect to the Series 1999A-1 Notes, ___% with respect to the Series 1999A-2 Notes, and ___% with respect to the Series 1999B-1 Notes. Following the initial interest accrual period, (i) the Series 1999A-1 Notes and the Series 1999B-1 Notes will be subject to a cap of the lesser of 18% and the net loan rate and (ii) the Series 1999A-2 Notes will be subject to a cap of the lesser of 17% and the net loan rate.

The Issuer will not list the offered Notes on any national securities exchange or on any automated quotation system of any registered securities association such as the Nasdaq Stock Market. Accordingly, there may not be an active or liquid secondary market for the Notes.

In connection with this offering, the underwriters may overallot or effect transactions which stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

TRUST ASSETS:

The trust assets include:

- student loans with an aggregate principal balance as of ________, ___ of $______, and proceeds thereof,

- moneys and investment securities on deposit in the funds and accounts under the indenture, including a reserve fund, and

- the issuer's and the eligible lender trustee's rights under certain contracts, including the master servicing agreement, the servicing agreements, any interest rate exchange agreements, any interest rate exchange counterparty guarantees, the guarantee agreements and the student loan purchase agreements.

UNDERCOLLATERALIZATION:

The principal amount of the Notes exceeds the sum of: (i) the principal amount of the student loans and accrued interest thereon as of ________, __ and (ii) the initial reserve fund deposit and the amounts in the other funds and accounts under the indenture by approximately $__________.



       NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT
      OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

SALOMON SMITH BARNEY


           FIFTH THIRD/THE OHIO COMPANY

                    NATIONSBANC MONTGOMERY SECURITIES LLC

                                                     PNC CAPITAL MARKETS, INC.

                              _______________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


            The issuer provides information to you about your Notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your Notes and (b) this prospectus supplement, which describes the specific terms of your Notes.

            If the descriptions of the terms of the Notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.


            This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


            [The issuer has filed preliminary information regarding the trust and your Notes with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.]


            Until __________, all dealers that effect transactions in the Notes, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealers' obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY OF TERMS.............................................................S-1
   The Depositor.............................................................S-1
   The Issuer................................................................S-1
   The Servicer..............................................................S-1
   The Trustees..............................................................S-1
   Issue Date ...............................................................S-1
   The Day of the Month Scheduled Payments
      Are Made...............................................................S-1
   Interest..................................................................S-1
   Principal.................................................................S-2
   Final Maturity............................................................S-3
   Subordination.............................................................S-3
   Priority of Payments......................................................S-3
   Security for the Notes; Trust Assets......................................S-5
   Reserve Fund..............................................................S-5
   Redemption................................................................S-5
   Federal Income Tax Consequences...........................................S-6
   ERISA Considerations......................................................S-6
   Registration, Clearing and Settlement.....................................S-6
   Rating....................................................................S-6
RISK FACTORS.................................................................S-7
THE ISSUER..................................................................S-18
   The Trust................................................................S-18
   Co-owner Trustee.........................................................S-18
   Owner Trustee............................................................S-19
   Year 2000................................................................S-19
THE DEPOSITOR...............................................................S-19
   Year 2000................................................................S-19
USE OF PROCEEDS.............................................................S-21
THE FINANCED STUDENT LOANS..................................................S-21
   Incentive Programs.......................................................S-26
MATURITY AND PREPAYMENT
   CONSIDERATIONS...........................................................S-27
THE SERVICERS...............................................................S-28
   AFSA Data Corporation....................................................S-29
   Great Lakes Higher Education Servicing
      Corporation...........................................................S-29
   InTuition, Inc...........................................................S-30
   Kentucky Higher Education Student Loan
      Corporation...........................................................S-30
   Pennsylvania Higher Education Assistance Agency..........................S-31
   UNIPAC Service Corporation...............................................S-31
   USA Group Loan Services, Inc.............................................S-32
THE GUARANTEE AGENCIES......................................................S-32
   California Student Aid Commission........................................S-33
   Florida Department of Education, OSFA....................................S-34
   Georgia Higher Education Assistance
      Corporation...........................................................S-35
   Great Lakes Higher Education Guaranty
      Corporation...........................................................S-36
   Kentucky Higher Education Assistance Authority...........................S-38
   Nebraska Student Loan Program, Inc.......................................S-40
   Pennsylvania Higher Education Assistance
      Authority.............................................................S-42
   United Student Aid Funds, Inc............................................S-43
EXCHANGE AGREEMENTS.........................................................S-45
DESCRIPTION OF THE NOTES....................................................S-45
   Interest.................................................................S-46
   Determination of the Auction Rate........................................S-47
   Auction Period Adjustment................................................S-49
   Auction Period Conversion of and Mandatory
      Tender of the Auction Rate Notes......................................S-50
   Principal................................................................S-50
   Subordination of the Series 1999B-1 Notes................................S-53
REDEMPTION..................................................................S-54
   Auction of the Financed Student Loans....................................S-54
   Optional Redemption......................................................S-54
   Notice of Redemption.....................................................S-55
THE INDENTURE...............................................................S-55
   Indenture Trustee........................................................S-55
   Eligible Lender Trustee..................................................S-55
   Reports to Noteholders...................................................S-56
   Acquisition Fund.........................................................S-56
   Student Loan Portfolio Fund..............................................S-56
   Collection Fund..........................................................S-57
   Reserve Fund.............................................................S-60
UNDERWRITING................................................................S-62
LEGAL MATTERS...............................................................S-63
RATING......................................................................S-63
APPENDIX A - Auction Procedures..............................................A-1
APPENDIX B - Settlement Procedures...........................................B-1

                                SUMMARY OF TERMS


THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE NOTES AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU FIND IMPORTANT IN MAKING YOUR INVESTMENT DECISION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONTAIN MORE DETAILED TERMS ABOUT THE NOTES BEING OFFERED TO YOU, AS WELL AS SELECTED BUSINESS INFORMATION AND FINANCIAL DATA. WE URGE YOU TO READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING WHETHER TO PURCHASE ANY OF THE NOTES.

EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO THE "ISSUER," THE "TRUST," "WE" OR "US" ARE REFERENCES TO STUDENT LOAN FUNDING 1999-A TRUST AND FIRSTAR BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS CO-OWNER TRUSTEE OF THE TRUST.


THE DEPOSITOR

Student Loan Funding Riverfront LLC, a Delaware limited liability company, will:

-     organize the trust; and

-     acquire the pool of student loans that will secure the notes.

THE ISSUER

Student Loan Funding 1999-A Trust will issue the notes.

THE SERVICER

Student Loan Funding Resources, Inc., as master servicer, will arrange for the servicing of the student loans pursuant to a master servicing agreement. The master servicer will arrange for one or more other institutions to service the loans on a day to day basis.

THE TRUSTEES

- Firstar Bank, National Association, a national banking association, is the eligible lender trustee. One or more additional eligible lender trustees may be added or substituted for Firstar Bank, National Association from time to time;

- First Union Trust Company, National Association, is the Owner Trustee for purposes of the trust's beneficial ownership of the student loans;

- Firstar Bank, National Association, is the Co-owner Trustee for purposes of the trust's beneficial ownership of the student loans; and

-     Firstar Bank, National Association is the indenture trustee.

ISSUE DATE

Issuance of the notes is scheduled for _________, 1999.

THE DAY OF THE MONTH SCHEDULED PAYMENTS ARE MADE

All payments due on the Series 1999A-1 Notes and the Series 1999B-1 Notes will be paid on the last business day of each calendar month. All payments due on the Series 1999A-2 Notes will be paid on the business day following the expiration of each applicable auction period.

INTEREST

Series 1999A-1 Notes. The initial interest rate on the Series 1999A-1 Notes is fixed at ____% per annum. Beginning __________, ____, the interest rate will be an annual rate adjusted monthly to equal the lesser of:

-     one month LIBOR plus ____%; or

-     18%.

The adjusted monthly interest rate for each period will be capped, however, at the net loan rate for that period.

Series 1999A-2 Notes. The initial interest rate on the Series 1999A-2 Notes is fixed at ____% per annum. Beginning ____________, ____ the interest rate will be an annual rate adjusted at the beginning of each auction period to equal the lesser of:

-     the auction rate; or

-     17%.

The adjusted monthly interest rate for each period will be capped, however, at the net loan rate for that period.

Series 1999B-1 Notes. The initial interest rate on the Series 1999B-1 Notes is fixed at ____% per annum. Beginning __________, ____, the interest rate will be an annual rate adjusted monthly to equal the lesser of:

-     one month LIBOR plus ____%; or

-     18%.

The adjusted monthly interest rate for each period will be capped, however, at the net loan rate for that period.

Net Loan Rate. The net loan rate is an annualized percentage rate and for a monthly interest period equals the weighted average interest rate of the student loans as of the first day of the applicable collection period, minus the program operating expenses.

Program operating expenses means all reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the program of financing the financed student loans pursuant to the Indenture.


PRINCIPAL

Principal payments on the Series 1999A-1 Notes will begin ____________, 1999. Unless an event of default has occurred, no principal will be paid on the Series 1999A-2 Notes until the Series 1999A-1 Notes have been paid in full. If an event of default has occurred, principal will be paid pro rata on the Series 1999A-1 Notes and Series 1999A-2 Notes. Principal payments on the Series 1999B-1 Notes will not begin until the Series 1999A-1 and Series 1999A-2 Notes have been paid in full.

Series 1999A-1 Notes.  Principal will be payable on the Series 1999A-1 Notes:

- on each monthly payment date in an amount generally equal to the decline in the principal amount (including capitalized interest) of the student loans between the end of the second preceding collection period and the end of the immediately preceding collection period, and

- to the extent necessary, on each monthly payment date for the Senior 1999A-1 Notes until the parity percentage equals ____%.

Series 1999A-2 Notes.  Principal will be payable on the Series 1999A-2 Notes:

- on each auction period payment date on and after the principal balance of the Series 1999A-1 Notes has been reduced to zero (or if more than one auction period payment date occurs in the same calendar month, or the first auction period payment date in such month) in an amount generally equal to the decline in the principal amount (including capitalized interest) of the student loans between the end of the third preceding collection period and the end of the second preceding collection period, and

- to the extent necessary, on each auction period payment date for the Series 1999A-2 Notes (or if more than one auction period payment date occurs in the same calendar month, on the first auction period payment date in such month) until the parity percentage equals ____%.

Series 1999B-1 Notes.  Principal will be payable on the Series 1999B-1 Notes:

- on each monthly payment date on and after the principal balance of the Series 1999A Notes has been paid in full in an amount generally equal to the decline in the principal amount (including capitalized interest) of the student loans between the end of the second preceding collection period and the end of the immediately preceding collection period, and

- to the extent necessary, on each monthly payment date for the Series 1999B-1 Notes until the parity percentage equals ___%.

These payments of principal will be made to the extent available funds exist on the applicable payment date. If available funds are not enough to pay any of the amounts other than parity percentage payments, any shortfall will be added to the principal payable on the next applicable payment date. Such shortfall will not constitute an event of default under the indenture unless the shortfall exists on the maturity date for that series of notes. See "Description of the Notes -- Principal" in this prospectus supplement.

The parity percentage basically is determined by dividing:

- the principal amount (including capitalized interest) of the student loans plus accrued interest, interest subsidies and special allowance payments, and all amounts in the acquisition fund, the collection fund and the reserve fund, by

- the principal balance of all notes plus accrued and unpaid interest and expenses.


FINAL  MATURITY

The final payment of principal and interest will be made no later than __________ on the Series 1999A-1 Notes, no later than __________ on the Series 1999A-2 Notes, and no later than __________ on the Series 1999B-1 Notes. For several reasons, the actual maturity of each series is expected to occur sooner. See "Maturity and Prepayment Considerations" in the prospectus and this prospectus supplement.

SUBORDINATION

The Series 1999B-1 Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series 1999B-1 Notes are subordinated to the Series 1999A Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series 1999A Notes.

As long as any Series 1999A Notes are outstanding, no principal will be paid on the Series 1999B-1 Notes.

Payments of interest on the Series 1999B-1 Notes and any interest rate exchange payments relating to such Series 1999B-1 Notes on any monthly payment date will be made only after payment of interest on and any interest rate exchange payments relating to the Series 1999A Notes have been made, and if certain specified conditions exist, payment of interest on and any interest rate exchange payments relating to the Series 1999B-1 Notes may be deferred. For so long as any Series 1999A Notes remain outstanding, any shortfall or deferral in such payment will not constitute an event of default under the indenture unless the shortfall or deferral exists on the maturity date for the Series 1999B-1 Notes.

See "Priority of Payments" in this Summary of Terms and "The Indenture -- Collection Fund" in this prospectus supplement.

PRIORITY OF PAYMENTS

On each payment date, funds available after paying expenses will be applied generally in the following priority; provided that, if any moneys are transferred to the collection account on __________ from the acquisition fund in an amount equal to or greater than $__________, substantially all such moneys shall be used solely to pay principal on the Series 1999A-2 Notes on the first auction period payment date thereafter:

- First, (i) on each monthly payment date, to pay interest on the Series 1999A-1 Notes, and to pay any related interest rate exchange payment owed by the issuer, and (ii) on each applicable auction period payment date, to pay interest on the Series 1999A-2 Notes and any related interest rate exchange payment owed by the issuer;

- Second, on each monthly payment date, to pay interest on the Series 1999B-1 Notes and any related interest rate exchange payment owed by the issuer;

- Third, to pay principal on each monthly payment date on the Series 1999A-1 Notes in an amount equal to the reduction in the balance of the student loans and any shortfall from previous principal distributions on the Series 1999A-1 Notes until the principal balance of the Series 1999A-1 Notes has been reduced to zero;

- Fourth, after the principal balance of the Series 1999A-1 Notes has been reduced to zero, to pay principal on each auction period payment date on the Series 1999A-2 Notes (or if more than one auction period payment date occurs in the same calendar month, on the first auction period payment date in such month) in an amount equal to the reduction in the balance of the student loans and any shortfall from previous principal distributions on the Series 1999A-2 Notes until the principal balance of the Series 1999A-2 Notes has been reduced to zero;

- Fifth, after the principal balance of the Series 1999A-1 Notes and Series 1999A-2 Notes has been reduced to zero, to pay principal on each monthly payment date on the Series 1999B-1 Notes in an amount generally equal to the reduction in the balance of the student loans and any shortfall from previous principal distributions on the Series 1999B-1 Notes;

- Sixth, on any monthly payment date, to the reserve fund the amount, if any, necessary to attain the specified reserve fund balance;

- Seventh, if the parity percentage is not at least ___%, to pay principal until the parity percentage equals ___%:

            on the Series 1999A-1 Notes on each monthly payment date until the principal balance thereof has been reduced to zero, then once the Series 1999A-1 Notes are no longer outstanding, on the Series 1999A-2 Notes on each auction period payment date (or if more than auction period payment dates occurs in the same calendar month, on the first auction period payment date in such month) until the principal balance thereof has been reduced to zero, and thereafter once the Series 1999A Notes are no longer outstanding, on the Series 1999B-1 Notes on each monthly payment date;

- Eighth, to pay interest for prior periods when the applicable interest rate was capped by the net loan rate, together with interest thereon:

            on the Series 1999A-1 Notes for payment on such monthly payment date until payment in full of all such interest, then on the Series 1999A-2 Notes for payment on the first auction period payment date in the succeeding calendar month until payment in full of all such interest, and thereafter on the Series 1999B-1 Notes for payment on such monthly payment date until payment in full of all such interest;

- Ninth, on any applicable payment date, to an exchange counterparty the amount, if any, owed an exchange counterparty in respect of an early termination payment or damages for early termination by, or as a result of a default by, the issuer under any interest rate exchange agreement; and

- Tenth, on any monthly payment date, any remainder will be transferred to the excess surplus account established under the indenture. The issuer may withdraw amounts from the excess surplus account at any time upon written request to the indenture trustee so long as after such withdrawal the parity percentage will be at least ___%. Any amounts so withdrawn will not be available thereafter to pay principal or interest on the notes. See "The Indenture -- Collection Fund" in this prospectus supplement.

The above payment order will be modified if, after giving effect to such payments on any payment date, either:

- the aggregate principal amount of the Series 1999A Notes would exceed the sum of the principal amount of the student loans (including capitalized interest) and amounts in the indenture funds and accounts as of the end of the preceding collection period, or

- a payment event of default has occurred under the indenture, but prior to the acceleration of maturity of the notes.

As long as either of these conditions exist, the payment order will be modified to provide that the Series 1999B-1 Notes will not receive any interest payments pursuant to clause "Second" above and no interest rate exchange payments relating to such Series 1999B-1 Notes will be made. As long as any Series 1999A Notes remain outstanding, any such deferral will not constitute an event of default under the indenture unless the deferral exists on the maturity date for the Series 1999B-1 Notes. Where an event of default has occurred, principal distributions on the Series 1999A Notes will be allocated pro rata among each series, without preference or priority of any kind. See "The Indenture --Collection Fund" in this prospectus supplement.

Notwithstanding the foregoing, principal payments will be made on the Series 1999A-2 Notes only in amounts equal to $50,000 and integral multiples thereof.

SECURITY FOR THE NOTES; TRUST ASSETS

The trust assets are the sole security for the notes. The primary assets of the trust are student loans with an aggregate principal balance of $_________ as of ________, 19__. The student loans are expected to be acquired by the eligible lender trustee on behalf of the trust on or about _______________, 19____ in an amount equal to their principal balance plus accrued interest as of their purchase date. The student loans consist of certain education loans to students and parents of students enrolled in accredited institutions of higher education. See "Description of the FFEL Program" in the prospectus.

The trust assets also include:

- moneys and investment securities on deposit in certain of the funds and accounts established under the indenture;

- rights of the issuer and the eligible lender trustee under the master servicing agreement, the servicing agreements, any interest rate exchange agreement, any interest rate exchange counterparty guarantee, the student loan purchase agreements and the guarantee agreements that relate to the student loans; and

- rights of the issuer and the eligible lender trustee under certain other related contracts.

All of the student loans in the trust are FFELP Loans. As of [_________], no more than ___% of the student loans in the trust are greater than 30 and less than 120 days delinquent, and none of the student loans in the trust are more than 120 days delinquent.

The issuer may substitute additional student loans for those comprising the initial pool of student loans under certain circumstances, including the substitution of student loans with similar characteristics, the loss of the guarantee with respect to a student loan that is guaranteed or the consolidation of student loans made to the same borrower. See "The Financed Student Loans" in this prospectus supplement.

RESERVE FUND

The indenture trustee will make an initial deposit of $________ from the proceeds of the sale of the notes into a reserve fund for the notes. This amount is the reserve fund's specified reserve fund balance. To the extent necessary, the initial deposit will be supplemented on each monthly payment date with all amounts remaining after making all required prior distributions on such date until the specified reserve fund balance is attained. See "The Indenture -- Reserve Fund" in this prospectus supplement and "Description of the Notes -- Credit Enhancement" in the prospectus.

REDEMPTION

AUCTION OF THE FINANCED STUDENT LOANS

On or after __________, 20__, if the principal balance of the student loans (including capitalized interest) is equal to or less than 10% of the initial principal amount of the student loans in the trust as of ______, 1999, the indenture trustee will offer the student loans for sale according to the auction procedures described in this prospectus supplement. See "Redemption -- Auction of the Financed Student Loans" in this prospectus supplement.

OPTIONAL REDEMPTION

When the principal balance of the student loans, including capitalized interest, equals ____% or less of the initial principal balance of the student loans, the depositor may purchase the student loans for a price equal to their principal balance, plus all accrued interest and unamortized premiums, if any, but not less than an amount necessary to pay transaction costs and all amounts due to all holders of the Notes, including interest for prior periods when the applicable interest rate was capped by the net loan rate. Such an optional purchase of the student loans will result in the prepayment of all outstanding notes.

In addition, on and after the payment date on which the Series 1999A-1 Notes have been paid in full, the Series 1999A- 2 Notes will be subject to redemption in whole or in part on any applicable auction period payment date at the option of the issuer, upon 15 days' notice given by the indenture trustee, at a redemption price equal to their principal amount, plus all accrued interest thereon, including interest for prior periods when the applicable interest rate was capped by the net loan rate, provided that after any such redemption, the parity percentage must be no less than ____% and certain other conditions must be satisfied. See "Redemption -- Optional Redemption" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

The notes will evidence debt obligations under the Internal Revenue Code of 1986, as amended, and interest paid or accrued on the notes will be taxable income to holders. Thompson Hine & Flory LLP will provide an opinion that the notes will be characterized as debt of the depositor for federal income tax purposes. The notes are [not] expected to be issued with original issue discount. See "Federal Income Tax Consequences -- Original Issue Discount" in the prospectus. By acceptance of your note, you will be deemed to have agreed to treat your note as a debt instrument for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. For additional information concerning the application of federal income tax laws with respect to your notes and the trust, see "Federal Income Tax Consequences" in the prospectus.


ERISA CONSIDERATIONS

The notes are expected to be treated as debt obligations without significant equity features for purposes of the regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101. See "ERISA Considerations " in the prospectus.

REGISTRATION, CLEARING AND SETTLEMENT

You will hold your interest in the notes through DTC in the United States or through Cedel Bank, societe anonyme or the Euroclear System in Europe. You will not receive a definitive certificate representing your interest in the notes, except in certain limited circumstances. See "Description of the Notes -- Book Entry Registration " in the prospectus.

The Series 1999A-1 Notes and Series 1999B-1 Notes will be offered in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.

The Series 1999A-2 Notes will be offered in minimum denominations of $50,000 and any integral multiples thereof.

RATING

It is a condition to the issuance and sale of the notes that they be rated by the following rating agencies as follows:


                                              Fitch       Moody's

Series 1999A-1 Notes                           AAA          Aaa
Series 1999A-2 Notes                           AAA          Aaa
Series 1999B-1 Notes                            A            A2

See "Risk Factors -- Credit Ratings Address Only a Limited Scope of Investor Concerns" and "Rating" in this prospectus supplement.

                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

LIMITED ABILITY TO
RESELL YOUR NOTES                   The notes will constitute a new issue of
                                    securities without any established trading market. We do not currently intend to list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as the Nasdaq Stock Market.
                                    The initial purchasers may assist in resales of the notes but they are not required to do so. A secondary market for any series of notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently active or liquid to allow you to resell any of your notes.
                                    Salomon Smith Barney Inc. has advised us that it intends to attempt to make a secondary market in the notes; however, it is not obligated to do so and a secondary market may not develop.

LIMITED TRUST ASSETS                The trust will not have any significant
                                    assets or sources of funds except for the student loans and related assets. Your notes, together with all interest rate exchange agreements that may be entered into from time to time, and carryover interest, if any, are secured by and payable solely from the assets of the trust, and will not be insured or guaranteed by the depositor, the administrator, the master servicer, the guarantee agencies, the eligible lender trustee, any of their affiliates, or the Department of Education. You must rely for repayment upon proceeds realized from the student loans, credit enhancement (if any) and other assets in the trust. See
                                    "Description of the Notes -- Payment of
                                    Available Funds", "The Indentures -- Funds and Accounts" and "Description of the Notes -- Credit Enhancement" in the
                                    Prospectus.

FAILURE BY LOAN HOLDERS
OR SERVICERS TO COMPLY
WITH STUDENT LOAN
ORIGINATION AND
SERVICING PROCEDURES                The Higher Education Act, including the
                                    implementing regulations thereunder,
                                    requires loan holders and servicers to
                                    follow specified procedures, including due diligence procedures, to ensure that the FFELP Loans are properly originated and serviced. Failure to follow these procedures may result in:

                                        (i)      LOSS OF REINSURANCE PAYMENTS,
                                                 INTEREST SUBSIDIES AND SPECIAL
                                                 ALLOWANCE PAYMENTS. The
                                                 Department of Education's
                                                 refusal to make reinsurance
                                                 payments to the guarantee
                                                 agencies or to make interest
                                                 subsidy payments and special
                                                 allowance payments to the
                                                 eligible lender trustee with
                                                 respect to the FFELP Loans; and

                                        (ii)     LOSS OF GUARANTEE PAYMENTS. The
                                                 guarantee agencies' inability
                                                 or refusal to make guarantee
                                                 payments with respect to the
                                                 FFELP Loans.

                                    The loss of any such payments may adversely affect the trust's ability to pay principal and interest on the notes. See "Description of the FFEL Program", "Private Loan Programs" and "Servicing -- Servicing Procedures" in the Prospectus.

SUBORDINATION                       The Series 1999B-1 Notes and any exchange
                                    counterparties under an interest rate
                                    exchange agreement relating to the Series
                                    1999B-1 Notes are subordinated to the Series
                                    1999A Notes and any exchange counterparties under an interest rate exchange agreement relating to the Series 1999A Notes. Payments of interest on the Series 1999B-1 Notes and any interest rate exchange payments relating to such Series 1999B-1 Notes on any monthly payment date will be made only after payment of interest on and any interest rate exchange payments relating to the Series
                                    1999A Notes have been made, and if certain specified conditions exist, payment of interest on and any interest rate exchange payments relating to the Series 1999B-1
                                    Notes may be deferred and payment of
                                    principal on the Series 1999B-1 Notes may be suspended until all Series 1999A Notes have been paid in full. Consequently, holders of the Series 1999B-1 Notes will bear losses on the student loans before such losses are borne by the holders of the Series 1999A
                                    Notes. In addition, the holders of the
                                    Series 1999B-1 Notes may be limited in the legal remedies that are available to them until the holders of the Series 1999A Notes and any exchange counterparties under any interest rate exchange agreement on a parity with the Series 1999A Notes are paid in full. See "Security for the Notes -- Trust
                                    Assets" in the Prospectus. See "The
                                    Indenture -- Collection Fund" and
                                    "Description of the Notes -- Subordination of the Series 1999B-1 Notes" herein.

OFFSET BY GUARANTEE
AGENCIES OR THE
DEPARTMENT OF
EDUCATION COULD
REDUCE THE AMOUNT
OF AVAILABLE FUNDS                  The eligible lender trustee may use a
                                    Department of Education lender
                                    identification number that may also be used for other student loans held by the eligible lender trustee on behalf of the depositor or entities established by the depositor, the administrator or their affiliates under other indentures. If it does, the billings submitted to the Department of Education and the claims submitted to the guarantee agencies will be consolidated with the billings and claims for payments for student loans under other indentures using the same lender identification number, and payments on such billings would be made by the Department of Education, and claim payments would be made by the guarantee agency, to the eligible lender trustee in lump sum form. These payments would be allocated by the eligible lender trustee among the various indentures using the same lender identification number.

                                    If the Department of Education or a
                                    guarantee agency determines that the
                                    eligible lender trustee owes a liability to the Department of Education or the guarantee agency on any FFELP Loan for which the eligible lender trustee is or was legal titleholder, including FFELP loans held under your indenture or other indentures, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the eligible lender trustee under the trust. Such offsetting or shortfall of payments due to the eligible lender trustee with respect to the trust could adversely affect the amount of available funds for any collection period and the trust's ability to pay interest and principal on your notes.

                                    Indentures of the depositor, the
                                    administrator and their affiliates prior to September, 1998 do not contain provisions for cross-indemnification with respect to such payments and offsets. The indenture for your notes and other indentures of the depositor, the administrator and their affiliates entered into after September, 1998 will contain such cross-indemnification provisions. Although these indentures will include such provisions, there can be no assurance that the amount of funds available to the trust with respect to such right of indemnification may be adequate to compensate the trust and you for any previous reduction in the available funds for a collection period. Also, the fact that prior indentures did not contain such provisions could adversely affect the amount of available funds for any collection period to the extent any shortfall or offset affects the trust and the trust cannot be adequately compensated. See "Description of the FFEL Program" and "Description of the Guarantee Agencies" in the Prospectus.

FINANCIAL HEALTH OF
GUARANTEE AGENCIES
COULD DECLINE                       The FFELP Loans are not secured by any
                                    collateral of the borrowers. Payments of principal and interest are guaranteed by guarantee agencies to the extent described herein and in the related prospectus.
                                    Excessive borrower defaults could impair a guarantee agency's ability to meet its guarantee obligations. In addition, future legislation or regulations may reduce guarantee agency revenues by restricting the amount of guarantee fees or reducing
                                    Department of Education reimbursements.
                                    Moreover, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the FFEL Program. The financial health of a guarantee agency could affect the timing and amount of available funds for any collection period and the trust's ability to pay principal of and interest on your notes. Although a holder of FFELP Loans could submit claims for payment directly to the Department of Education if the Department determines that a guarantee agency is unable to meet its insurance obligations, there is no assurance that the Department of Education would ever make such a determination or that it would pay claims in a timely manner. In its capacity as holder of FFELP Loans, the eligible lender trustee may receive claim payments directly from the Department of Education under
                                    Section 432(o) of the Higher Education Act if such a determination is made. See
                                    "Description of the FFEL Program" and
                                    "Description of the Guarantee Agencies" in the Prospectus.

POTENTIAL ADVERSE
CHANGES TO
FFEL PROGRAM                        The Higher Education Act and other relevant
                                    federal or state laws may be amended or
                                    modified in the future. In particular, the level of guarantee payments may be adjusted from time to time. The issuer cannot predict whether any changes will be adopted or, if adopted, what impact such changes may have on the trust or your notes.

FINANCIAL HEALTH OF
ANY EXCHANGE COUNTERPARTY
OR ANY PROVIDER OF AN
EXCHANGE COUNTERPARTY
GUARANTEE COULD REDUCE
THE AMOUNT OF AVAILABLE FUNDS       If any interest rate exchange agreement
                                    relating to the notes is executed, any time that the exchange rate being paid by an exchange counterparty is greater than the exchange rate being paid by the issuer, the indenture trustee's ability to make principal and interest payments on the notes will be affected by such exchange counterparty's ability or the ability of any provider of an exchange counterparty guarantee to meet its net payment obligation to the indenture trustee. In addition, under certain circumstances, the failure by the issuer to make an exchange payment (other than an early termination payment) under such interest rate exchange agreement may constitute an event of default under the indenture. See "Exchange Agreements" herein and "Security for the Notes -- Exchange
                                    Agreements" and "The Indentures -- Events of
                                    Default" in the Prospectus.

INCREASED COMPETITION
FROM THE FEDERAL DIRECT
STUDENT LOAN PROGRAM
                                    The Federal Direct Student Loan Program has been established under the Higher Education Act. This program could result in reductions in the volume of loans made under the FFEL Program. If so, the depositor, the administrator, the master servicer and the servicers may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the master servicer or the servicers to satisfy their obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP Loans. The competition currently existing in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the FFELP Loans and lower prices available in the secondary market for those loans.

                                    The Department of Education also has
                                    implemented a direct consolidation loan
                                    program, which may reduce the volume of
                                    loans made under the FFEL Program and is expected to result in prepayments of student loans. See "Description of the FFEL Program" in the Prospectus.

REINVESTMENT RISK
AND PREPAYMENTS                     Student loans may be prepaid by borrowers at
                                    any time without penalty. The rate of
                                    prepayments cannot be predicted and may be influenced by economic and other factors, such as interest rates, the availability of other financing and the general job market.
                                    To the extent borrowers elect to borrow
                                    money through consolidation loans, you will receive as a prepayment of principal the aggregate principal amount of the loan.

                                    If loan prepayments result in a series of notes being prepaid before its expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on the notes. The issuer cannot predict the prepayment rate of any notes, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders of the notes. Generally, the effect of such prepayments initially will be to increase the rate of payment first on the Series 1999A-1 Notes and second on the Series 1999A-2 Notes and, therefore, increase the reinvestment risk with respect to such notes. After such notes have been paid in full, the amount of such prepayments will be applied to the payment of the principal balance of the Series 1999B-1 Notes until they are paid in full. Reinvestment risk resulting from prepayments is expected to be borne first by the holders of senior series of notes, and then by the holders of more subordinated series of notes. See "Maturity and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

THE MATURITY OF YOUR
INVESTMENT IS
UNCERTAIN                           Scheduled payments on the student loans and
                                    the maturities of the student loans may be extended without your consent, which may lengthen the weighted average life of your investment. Prepayments of principal on the student loans, parity percentage payments and other factors may shorten the life of your investment. See "Maturity and
                                    Prepayment Considerations" herein and
                                    "Maturity and Prepayment Considerations" in the Prospectus.

BORROWERS OF STUDENT
LOANS MAY BE SUBJECT
TO A VARIETY OF FACTORS
THAT MAY ADVERSELY
AFFECT THEIR REPAYMENT
ABILITY Collections on the student loans during a collection period may vary greatly in both timing and amount from the payments actually due on the student loan for that collection period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted student loans and the number of borrowers who request deferment or forbearance.

                                    Failures by borrowers to pay timely the
                                    principal and interest on the student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and the ability to pay principal and interest on your notes. The effect of such factors, including the effect on the timing and amount of available funds for any collection period and the ability to pay principal and interest on your notes is impossible to predict. See "Maturity and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

THE INTEREST RATE ON
THE NOTES IS SUBJECT
TO LIMITATIONS                      The interest rate for the Series 1999A-1
                                    Notes and the Series 1999B-1 Notes will be based on the level of LIBOR. The interest rate for the Series 1999A-2 Notes will be based on the outcome of an auction of notes.
                                    The student loans, however, bear interest at a rate equal to the rate borne by Treasury
                                    Bills plus a stated margin.

                                    The interest rates on the notes will be
                                    limited by the net loan rate for each series which will equal the weighted average effective interest rate of the student loans in the trust, reduced by the program operating expenses. For a payment date on which the net loan rate applies, the difference between the amount of interest at the rate described above and the amount of interest at the net loan rate will be paid on succeeding payment dates to the extent of available funds and may never be paid. See "Description of the Notes -- Interest" herein.

THE INTEREST RATES ON
STUDENT LOANS AND OTHER
INVESTMENTS MAY BE
INSUFFICIENT TO COVER
INTEREST ON THE NOTES
DUE TO RATE-INDEX
DIFFERENCES                         The interest rates on your notes are
                                    variable and will fluctuate from one
                                    interest period to another in response to changes in benchmark rates or general market conditions. The issuer can make no representation as to what such rates may be in the future. As described above, the interest rates on the Series 1999A-1 Notes and the Series 1999B-1 Notes will be based on the level of LIBOR. The interest rates on the Series 1999A-2 Notes will be based on the outcome of an auction of notes. The student loans, however, bear interest at an effective rate (taking into account any special allowance payments) equal to the rate borne by Treasury Bills plus a stated margin.

                                    As a result of these differences between the indices used to determine the interest rates on student loans and the interest rates on the notes, there could be periods of time when the interest rates on student loans are inadequate to cover the interest due on the notes and expenses required under the indenture. To the extent that the interest rates on student loans decrease or do not increase as fast as the interest rates on the notes, the interest rates with respect to those notes may be limited to the net loan rate or may be deferred to future periods. There can be no assurance that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of interest on those notes. Further, if there is a decline in the interest rates on student loans, the amount of funds representing interest deposited into the trust may be reduced and, even if there is a similar reduction in the interest rates applicable to any series of notes, there may not necessarily be a similar reduction in the other amounts required to be funded out of such funds (such as certain administrative expenses). In addition, proceeds of and revenues relating to the notes in the funds and accounts under the indenture will be used to acquire investment agreements at fluctuating interest rates. Although the issuer expects to structure such investment agreements to minimize the risk resulting from differences in the fluctuation of the interest rates on the investment agreements and your notes, there can be no assurance that it will be successful. See "Description of the Notes--Interest" herein and "The Indentures--Investment" in the Prospectus.

PRINCIPAL BALANCE
OF NOTES EXCEEDS
POOL BALANCE                        The aggregate principal balance of the notes
                                    exceeds the sum of the aggregate balance of the student loans and accrued interest thereon as of ____________, ______, the initial reserve fund deposit and the amounts in the other funds and accounts under the indenture by approximately $__________ or
                                    ____% of the notes. Payment of principal and interest on the notes is dependent upon collections on the student loans, particularly interest thereon. If the yield on the student loans does not generally exceed the interest rate on the notes and program operating expenses, the trust may have insufficient funds to repay your notes.

                                    If an event of default occurs and the assets of the trust are liquidated, the student loans would have to be sold at a premium for the holders of the Series 1999B-1 Notes and possibly the holders of the Series 1999A-1 Notes and the holders of the Series 1999A-2 Notes to avoid a loss. Neither the issuer, the depositor nor the administrator can predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the notes may be reduced to the aggregate principal balance of the student loans.

INDENTURE TRUSTEE MAY
HAVE DIFFICULTY LIQUIDATING
FINANCED STUDENT LOANS              Generally, during an event of default, the
                                    indenture trustee is authorized to sell the related student loans. However, the indenture trustee may not find a purchaser for the student loans. Also, the market value of the student loans might not equal the principal amount of notes plus accrued interest. In either event, you may suffer a loss.

INSUFFICIENCY OF
FUNDS FOR PRINCIPAL
DISTRIBUTIONS IS NOT
AN EVENT OF DEFAULT                 The principal amount required to be paid on
                                    the notes on any payment date under the
                                    indenture generally is limited to amounts available for payment. Therefore, failure to pay principal will not result in the occurrence of an event of default until the legal final maturity of the notes.

BANKRUPTCY OF DEPOSITOR,
ISSUER OR STUDENT LOAN
FUNDING RESOURCES, INC.
COULD RESULT IN ACCELERATED
PREPAYMENT ON NOTES,
REDUCTIONS IN PAYMENT OR
DELAYS IN PAYMENT                   The depositor is a limited purpose
                                    subsidiary of Student Loan Funding
                                    Resources, Inc. If the depositor becomes a debtor in a bankruptcy case, and the assets and liabilities of the trust are included in the depositor's bankruptcy estate, the
                                    United States Bankruptcy Code could
                                    materially limit or prevent the enforcement of the issuer's obligations, including, without limitation, its obligations under the notes.
                                    The depositor's trustee in bankruptcy (or the depositor itself as debtor-in-possession) may seek to accelerate payment on your notes and liquidate the assets in the trust. If principal on your notes is declared due and payable, you may lose the right to future payments and face the reinvestment risks mentioned above.

                                    Resources, as the 99% membership interest holder of the depositor, has taken certain steps in structuring the depositor to reduce the risk that the depositor would become a debtor under the United States Bankruptcy Code. These steps include restrictions on the nature of the depositor's business and its ability to incur debt and a restriction on the depositor's ability to commence a voluntary proceeding under any insolvency law without the unanimous affirmative vote of its management committee. There can be no assurances, however, that the depositor would not become subject to a bankruptcy proceeding under any insolvency law.

                                    In addition, the depositor has structured the issuer as a common law trust under Delaware law, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code. Common law trusts may not be eligible to be debtors under the United States Bankruptcy Code if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement to insure it would not be characterized as a business trust eligible to be a debtor under the United States Bankruptcy Code. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the United States Bankruptcy Code, a bankruptcy filing by or against the issuer could result in delays in payments on your notes or reductions in the amounts of such payments.

                                    The transactions contemplated hereby also are intended to reduce the risk that, if Resources became a debtor in a case under the United States Bankruptcy Code or other insolvency laws, as the case may be, the assets and liabilities of the depositor would be consolidated with those of Resources. These steps include the creation of the depositor as a separate, special purpose subsidiary pursuant to a limited liability company agreement that contains certain limitations, including restrictions on the nature of the depositor's business and on the depositor's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of its management committee. See "The Depositor" herein.

                                    However, there can be no assurance that a court would not conclude that the activities of the depositor were sufficient to warrant the consolidation of the assets and liabilities of the depositor with those of Resources in a proceeding under any insolvency law. If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of Resources in a bankruptcy or other proceeding under any insolvency law, then even a "true sale" to the depositor would not be effective to remove the student loans and other assets from the bankruptcy estate of Resources and you could experience delays in payments on your notes or reductions in the amount of such payments. See "Risk Factors --Risk of No True Sale" herein.

CHANGES IN INCENTIVE
AND REPAYMENT
TERMS RESULT IN
YIELD UNCERTAINTIES
FOR INVESTORS                       Under certain incentive programs, the
                                    depositor and the sellers of the student loans may terminate or change the terms of the incentives with respect to any or all of a borrower's loans. The issuer cannot predict which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the student loans.

CONSUMER PROTECTION
LAWS MAY INCREASE
COSTS AND
UNCERTAINTIES                       Consumer protection laws impose substantial
                                    requirements upon lenders and servicers.
                                    Some state laws impose finance charge
                                    ceilings and other restrictions on certain transactions and require contract disclosures. These state laws are generally preempted by the Higher Education Act for FFELP Loans. However, the form of promissory notes required by the Department of Education for FFELP Loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any claims and legal defenses that the borrower may have against the school.

BOOK-ENTRY REGISTRATION
MAY LIMIT INVESTORS'
ABILITY TO PARTICIPATE
DIRECTLY AS A HOLDER                The notes may be represented by one or more
                                    certificates registered in the name of Cede
                                    & Co., the nominee for DTC, and will not be registered in the names of the holders of the notes. You will only be able to exercise the rights of noteholders indirectly through DTC and its participating organizations. See
                                    "Description of the Notes -- Book-entry
                                    Registration" in the Prospectus.

CREDIT RATINGS ADDRESS
ONLY A LIMITED SCOPE OF
INVESTOR CONCERNS                   A rating agency will rate each Note in one
                                    of its four highest rating categories. A rating is not a recommendation to buy, hold or sell notes or a comment concerning the market price or suitability for any investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carryover interest. A rating may not remain in effect for the life of the notes and may be lowered or withdrawn entirety by a rating agency if in its judgment circumstances in the future so warrant. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. See "Rating" herein and "Rating" in the Prospectus.

                                    The indenture provides that the issuer and the indenture trustee may undertake various actions based upon receipt by the indenture trustee of confirmation from each of the rating agencies that the outstanding respective ratings assigned by such rating agencies to the outstanding notes are not adversely affected. Such actions include, but are not limited to, the execution by the issuer of interest rate exchange agreements and the acquisition of certain investments. To the extent such actions are taken after issuance of the notes, investors in the notes will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

RISK OF NO TRUE SALE                The depositor will acquire the pool of
                                    student loans for the notes from a variety of sources, including purchases of student loans from one or more affiliates of the depositor and from third party sellers. The depositor views each of these transfers of student loans from its affiliates and third parties as a "true sale." A selling affiliate will represent and warrant to the depositor in the related student loan purchase agreement that the transfer is a valid sale. The depositor has taken steps in structuring its purchase of student loans from affiliates to increase the likelihood that each such purchase will be deemed a "true sale." In particular, each purchase from an affiliate of the depositor is without recourse to that affiliate for credit losses and is at a purchase price that the parties believe represents the fair market value of the student loans. If the transfer from the affiliate to the depositor is a "true sale," then the student loans and proceeds thereof will not be part of such affiliate's bankruptcy estate should it become a debtor in a bankruptcy case after the student loans are transferred to the depositor. However, a court might also conclude that these transfers should be viewed as secured financings.

                                    If any transfer to the depositor of student loans from an affiliate of the depositor is deemed to be a secured financing, other persons may have an interest in the loans superior to the interest of the issuer, the depositor, or the eligible lender trustee, as applicable. In addition, if such affiliate became a debtor under the United States Bankruptcy Code and a creditor or trustee in bankruptcy or the affiliate itself took the position that its transfer of student loans to the depositor was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of such creditor, trustee or affiliate) reductions in the amount of payments to you could result.

                                    When the depositor transfers the student loans to the eligible lender trustee on behalf of the issuer, it will represent that the student loans are transferred to the eligible lender trustee on behalf of the issuer, free and clear of all liens and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any transferred student loan other than to the eligible lender trustee. Each servicer will have custody of the promissory notes related to the student loans that it is servicing. The student loans may not be physically segregated at the servicer's or other custodian's offices. If any interest in the student loans were assigned to another party, that party could acquire an interest in the student loans superior to the interest of the eligible lender trustee, the issuer and your indenture trustee.

                                    The issuer and the eligible lender trustee will treat the transfer of the student loans from the depositor to the eligible lender trustee as a "true sale" and will take all actions that are required so that the issuer, or the eligible lender trustee on behalf of the issuer, will be treated as the legal owner of the student loans. Notwithstanding the foregoing, if the depositor or the issuer were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer should instead be treated as a secured financing, then delays in payments on the notes could occur.

                                    If the court ruled in favor of any such
                                    trustee, debtor or creditor, reductions in the amount of payments on the notes could occur.

INABILITY OF SELLER TO MEET
ITS REPURCHASE OBLIGATIONS
MAY ADVERSELY AFFECT
YOUR NOTES                          Under certain circumstances, the eligible
                                    lender trustee on behalf of the issuer, as the successor to the depositor under the transfer and sale agreement, has the right, pursuant to the related student loan purchase agreement or the transfer and sale agreement, as applicable, to cause any seller, including the depositor as a seller under the transfer and sale agreement, to repurchase any student loan in the event of a breach of the representations, warranties or covenants of such seller with respect to such student loan. There can be no assurance, however, that any seller will have the financial resources to do so. The failure of such seller to so repurchase a student loan would constitute a breach of the related student loan purchase agreement but would not constitute an event of default under the Indenture.

PROBLEMS CAUSED BY
YEAR 2000 ISSUES COULD
RESULT IN REDUCTIONS OR
DELAYS IN PAYMENT                   The year 2000 issue refers to a wide variety
                                    of potential computer program and electronic processing and functionality issues that may arise from the inability to properly process date-sensitive information relating to the year 2000, years thereafter and to a lesser degree, the year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar "19", which could result in system failure or miscalculations. If the issuer, the depositor, Student Loan Funding Resources,
                                    Inc., as the administrator and master
                                    servicer, the servicers, the guarantee
                                    agencies, your indenture trustee, owner
                                    trustee or the eligible lender trustees are unable to modify their computer and electronic systems and applications to resolve any year 2000 issues, or if any of these parties are adversely affected by the inability or failure of a third party on which they rely to resolve any year 2000 issues, the timely receipt of collections on the student loans may be adversely affected.
                                    The cost of operations of the depositor's program for financing student loans could also be adversely affected. In addition, to the extent the Department of Education is unable to resolve any year 2000 issues or is adversely affected by a third party who was unable to resolve any year 2000 issues, the administration of the FFEL Program could be adversely affected, including the timely receipt of interest subsidy payments, special allowance payments and other payments from the Department of Education with respect to FFELP Loans. If the receipt of any of these collections or payments were to be so affected as a result of year 2000 issues, or if the depositor's cost of operations were to be so affected as a result of year 2000 issues, the timing and amounts of payments on your notes could be adversely affected. See "The Depositor --
                                    Year 2000" herein.

                                   THE ISSUER

THE TRUST

Student Loan Funding 1999-A Trust (the "issuer" or the "trust") is a common law trust that will be formed on or prior to the Closing Date under the laws of the State of Delaware. The trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The trust initially will be capitalized with nominal equity represented by a trust certificate that initially will be held by the depositor. The equity of the trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee in connection with its acquisition, on behalf of the trust, of the initial Financed Student Loans from the depositor. Upon the consummation of such transactions, the assets of the trust will include (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the trust, (b) all funds in respect thereof collected on or after the Cut-off Date, and (c) all moneys and investments on deposit in the Collection Account, Note Payment Account, Expense Account and Reserve Fund. All of the foregoing accounts will be maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden and expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed FFELP Loans by the Eligible Lender Trustee.

Under the trust agreement, the Co-owner Trustee, on behalf of the trust, will not engage in any activity other than (i) assigning, granting, transferring, pledging, mortgaging and conveying the assets of the trust to the Indenture Trustee for the benefit of the holders of the notes and to hold, manage and distribute to the holder any portion of the assets of the trust released from the lien of, and remitted to the Co-owner Trustee for deposit in the trust pursuant to the Indenture, (ii) issuing the notes, (iii) making payments on the notes of the issuer, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish in connection with those activities.

The depositor has structured the issuer as a common law trust under Delaware law, as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code, as amended or other insolvency laws, as the case may be (the "Insolvency Laws"). Common law trusts may not be eligible to be debtors under the Insolvency Laws if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement to insure it would not be characterized as a business trust eligible to be a debtor under the Insolvency Laws. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the Insolvency Laws, a bankruptcy filing by or against the issuer could result in delays in payments on your notes or reductions in the amounts of such payments.

The trust's principal offices are located in the offices of the Co-owner Trustee, c/o Firstar Bank, National Association, 425 Walnut Street, Cincinnati, Ohio 45202.

The notes are obligations of the trust only and are payable solely form the assets of the trust in accordance with the Indenture. See "Security for the Notes -- The Trust Assets" in the Prospectus.

CO-OWNER TRUSTEE

Firstar Bank, National Association, a national banking corporation, will serve as Co-owner Trustee of the trust. Its address is 425 Walnut Street, Cincinnati, Ohio 45202. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, National Association and its affiliates from time to time.

OWNER TRUSTEE

First Union Trust Company, National Association, a national banking corporation, will serve as Owner Trustee of the trust. Its address is One Rodney Square, Suite 100, 920 King Street, Wilmington, Delaware 19801. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with First Union Trust Company, National Association and its affiliates from time to time.

YEAR 2000

For information describing the level of the trust's, the depositor's and the administrator's readiness for Year 2000, see "The Depositor -- Year 2000" herein.

                                  THE DEPOSITOR

Student Loan Funding Riverfront LLC (the "depositor"), is a Delaware limited liability company organized as a bankruptcy remote special purpose entity. The depositor has the following two members: (i) Student Loan Funding Resources, Inc. (99% ownership), an Ohio corporation that also acts as the administrator for the depositor's business activities and the master servicer, and (ii) SLF Enterprises, Inc. (1% ownership), an Ohio corporation and wholly owned subsidiary of the administrator.

YEAR 2000

The "Year 2000" issue refers to a wide variety of potential computer program and electronic processing and functionality issues that may arise from the inability to properly process date-sensitive information relating to the Year 2000, years thereafter and to a lesser degree, the Year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar "19", which could result in system failure or miscalculations. The inability or failure to adequately address Year 2000 issues by any of the parties below (including by any party on which any of the parties rely) could have a material adverse impact on the timely receipt and amount of collections on the Financed Student Loans. If the collections were to be so affected, the timing and amount of payments on the Notes could be adversely affected.

The issuer and the depositor are wholly dependent upon the administrator's information systems. The administrator is conducting a review of its own information systems and expects to have completed all critical modifications to those systems by July 31, 1999, allowing time in 1999 for any system refinements that may be needed. The administrator has also developed high level contingency plans for its mission-critical applications and will refine these plans in 1999.
 Nevertheless, it is not clear whether adequate contingency plans can be developed for all possible problems. Costs of the administrator's Year 2000 efforts are not expected to have a material adverse impact on operation of the Program or the timely payment of the Notes. The administrator spent approximately $43,000 in 1998 and expects to spend an additional $40,000 in 1999 on the project. However, if the administrator's actual costs or timing for its own Year 2000 remediation efforts differ materially from its present estimates, or if there are unexpected increases in the cost of the operation of the Program due to Year 2000 issues, then the operation of the Program could be adversely affected, and the timing and amount of payments on the Notes could be adversely affected.

The administrator has made inquiries of the Indenture Trustee, the Eligible Lender Trustee, the Owner Trustee, the Co-owner Trustee, each of the Servicers and each of the Guarantee Agencies that guarantee more than 10% of the initial Financed Student Loans, and each of these parties has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems.

However, there can be no assurance that the computer systems of these entities or other companies on which the issuer, the depositor, the administrator, the Indenture Trustee, the Eligible Lender Trustee, the Owner Trustee, any Servicer or any Guarantee Agency relies will be compliant on a timely basis, or that a failure to resolve Year 2000 issues by any such party or another party on which such party relies, or a remediation or conversion that is incompatible with the administrator's, Indenture Trustee's, Eligible Lender Trustee's, the Owner Trustee's, any Guarantee Agency's or any Servicer's computer systems, will not have a material adverse effect on the issuer, the depositor, the administrator, the Indenture Trustee, the Eligible Lender Trustee, the Owner Trustee, a Guarantee Agency or a Servicer. Also, to the extent any additional Eligible Lender Trustee, Guarantee Agency or Servicer is added for Financed Student Loans in the trust, or a replacement or successor to the initial Indenture Trustee or Owner Trustee is necessary, the relative state of preparedness or unpreparedness of such entities with regard to Year 2000 issues may have an adverse impact on the issuer, the depositor or the administrator and the timing and amount of payments on the Notes. The administrator will continue to monitor the progress of the Indenture Trustee, the Eligible Lender Trustee, the Owner Trustee, each of the Servicers and each of the Guarantee Agencies in addressing their respective Year 2000 issues. For information regarding the efforts of DTC in addressing Year 2000 issues, see "Description of the Notes -- Book-entry Registration" in the Prospectus.

Firstar Bank, National Association has confirmed to the administrator that it is utilizing both internal and external resources to identify, correct or reprogram, and test its information systems for Year 2000 compliance. It is anticipated that all reprogramming efforts will be completed by June 30, 1999, allowing adequate time for testing. Firstar Bank, National Association's management has assessed Year 2000 compliance expense and believes that the related potential effect on its business, financial condition and results of operations should be immaterial. Please see the public disclosure of Firstar Corporation, Firstar Bank, National Association's parent for full Year 2000 disclosure of Firstar Corporation and Firstar Bank, National Association.

The administrator has also made inquiries to the Department of Education, and the Department of Education has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems. The Department of Education has undertaken a Year 2000 Compliance Project to address Year 2000 issues. Information regarding the Department of Education's Year 2000 efforts can be obtained at the Department of Education's site on the World Wide Web at http://www.ed.gov. Officials at the Department of Education have made statements to the public acknowledging that the Department of Education has been placed on the Office of Management and Budget's "watch list" for not meeting certain milestones toward Year 2000 compliance, but have further indicated that compliance for the Department of Education's mission-critical systems relating to the FFEL Program are on schedule for completion by the Office of Management and Budget's March 1999 deadline. Any failure by the Department of Education to resolve any Year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of Year 2000 issues may have a material adverse effect on the FFEL Program and the timely receipt of payments on Financed FFELP Loans, such as Interest Subsidy Payments and Special Allowance Payments.

Even if the depositor or the administrator does not incur significant direct costs in modifying its own information systems, there can be no assurance that the failure or delay of the Indenture Trustee, any Eligible Lender Trustee, any Servicer, any Guarantee Agency, the Department of Education or any other third parties (including any party on which any of these parties rely or any auction agent, calculation agent, exchange counterparty, market agent, broker-dealer, provider of credit enhancement or remarketing agent under the Indenture or any other indenture of the depositor) in addressing Year 2000 issues or the costs involved in such process will not have a material adverse impact on the timely receipt and amount of collections on the Financed Student Loans. If the collections were to be so affected, the timing and amounts of payments on the Notes could be adversely affected.

                                 USE OF PROCEEDS


The proceeds of the sale of the Notes, net of Underwriters' discount of $____________ (____% of gross proceeds), will be transferred to the Indenture Trustee for deposit to the credit of the following Funds and Accounts in the following estimated amounts:




                                                                                 Percentage of
                  Fund or Account                 Amount                          Net Proceeds
                  ---------------                 ------                          ------------
                  Acquisition Fund             $                                             %
                  Reserve Fund                                                               %
                  Collection Account                                                         %
                  Expense Account                                                            %
                                               ----------                           ---------
                  Total Uses                   $                                          100%


                           THE FINANCED STUDENT LOANS


This section sets forth tables and other information describing certain characteristics, as of __________, of the Financed Student Loans expected to be acquired by the Eligible Lender Trustee on behalf of the trust on or about ____________________. The Financed Student Loans will include FFELP Loans that meet several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act, (ii) bears interest at the maximum interest rate permitted under the Higher Education Act, or such lesser rate of interest as is approved by the Rating Agencies in accordance with the Indenture; (iii) contains terms in accordance with those required by the FFEL Program, the Guarantee Agreements and other applicable requirements, and (iv) is not more than 120 days past due as of the date such Financed Student Loan is Financed. As of _______________ (the "Cut-off Date"),
(i) $________ principal amount of the initial Financed Student Loans were delinquent for up to 30 days; (ii) $________ principal amount of the initial Financed Student Loans were delinquent between 31 and 60 days; (iii) $________ principal amount of the initial Financed Student Loans were delinquent between 61 and 90 days; (iv) $________ principal amount of the initial Financed Student Loans were delinquent between 91 and 120 days; and (v) none of the initial Financed Student Loans was delinquent for more than 120 days. For this purpose, delinquency refers to the number of days for which any part of a payment is past due. All of the Financed Student Loans in the trust are FFELP Loans.


Each Financed Student Loan is required to be guaranteed as to principal and interest by a Guarantee Agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is a subsidized Stafford Loan, Interest Subsidy Payments paid by the Department of Education. See "Description of the FFEL Program" in the Prospectus.


Additional Student Loans that may be Financed after the Closing Date include (i) Consolidation Loans Financed by the issuer on or before _________, 19___ that consolidate one or more of the Financed Student Loans in the trust and Serial Loans that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency) to an existing Financed Student Loan in the trust, both of which shall be financed with Consolidation Loan prepayments on deposit in the Collection Account provided that in no event shall the aggregate amount of Financed Student Loans in the trust that are Consolidation Loans or Serial Loans exceed $__________; and (ii) certain Financed Student Loans that may be substituted for other Financed Student Loans in the trust meeting certain specified characteristics. See "The Indenture -- Student Loan Portfolio Fund" and "The Indenture -- Collection Fund" herein.

Although characteristics of additional Financed Student Loans are expected to have characteristics similar to the initial Financed Student Loans, because additional Financed Student Loans may be Financed after the Closing Date as described above, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the initial Financed Student Loans as described herein. See "The Financed Student Loan Pool" in the Prospectus.


Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Grace Periods, Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.


Set forth below in the following tables is a description of certain additional characteristics of the initial Financed Student Loans as of the Cut-off Date.

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE


Aggregate Outstanding Principal Balance.................................................................   $
Aggregate Outstanding Accrued Interest..................................................................
Number of Borrowers.....................................................................................
Average Outstanding Principal Balance Per Borrower......................................................
Number of Loans.........................................................................................
Average Outstanding Principal Balance Per Loan..........................................................
Weighted Average Annual Borrower Interest Rate..........................................................
Weighted Average Remaining Term (months) (does not include the months remaining for the In-School, Grace, Deferment or Forbearance periods)(1)................................
Weighted Average Remaining Term (months) (including the months remaining for the In-School, Grace, Deferment or Forbearance periods)(1).............................

---------------

(1)Refers to the payment status of the borrower of each Financed Student Loan as of the Cut-off Date: such borrower may still be attending school ("In-School"), may be in a grace period after completing school and prior to repayment commencing ("Grace"), may be currently required to repay such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferment") or a forbearance ("Forbearance") period. See "Description of the FFEL Program" in the Prospectus.

 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY LOAN TYPE AS OF THE
                                  CUT-OFF DATE

                                                                                                                     Percent of
                                                                                                                      Loans by
                                                                                                 Outstanding         Outstanding
                                                                            Number of             Principal           Principal
Loan Type                                                                    Loans                 Balance             Balance
---------                                                                    -----                 -------             -------

Stafford-Subsidized..................................................
Stafford-Unsubsidized................................................
Consolidation........................................................
PLUS.................................................................
SLS..................................................................

         Total.......................................................





DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY MINIMUM GUARANTEE LEVEL AS
                              OF THE CUT-OFF DATE

                                                                                                                     Percent of
                                                                                                                      Loans by
                                                                                                Outstanding          Outstanding
                                                                            Number of            Principal            Principal
Minimum Guarantee Level                                                      Loans                Balance              Balance
-----------------------                                                      -----                -------              -------

FFELP Loan Guaranteed 100%...........................................
FFELP Loan Guaranteed 98%............................................

    Total............................................................



DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTEE AGENCY AS OF THE
                                  CUT-OFF DATE

                                                                                                                     Percent of
                                                                                                                      Loans by
                                                                                                 Outstanding         Outstanding
                                                                            Number of             Principal           Principal
Guarantee Agency                                                             Loans                 Balance             Balance
----------------                                                             -----                 -------             -------
----------------------...............................................
----------------------...............................................
Other Guarantee Agencies.............................................

    Total............................................................

DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER INTEREST RATE AS
                              OF THE CUT-OFF DATE

                                                                                                                       Percent of
                                                                                                                        Loans by
                                                                                                     Outstanding       Outstanding
                                                                                    Number of         Principal         Principal
Interest Rate (1)                                                                    Loans             Balance           Balance
-----------------                                                                    -----             -------           -------
Less than 7.50%..............................................................
7.50% to 7.99% ..............................................................
8.00% to 8.49%...............................................................
8.50% to 8.99%...............................................................
9.00% to 9.49%...............................................................
9.50% or greater.............................................................

    Total....................................................................

(1) Determined using the interest rates applicable to the initial Financed Student Loans as of the Cut-off Date. However, because certain of the initial Financed Student Loans bear interest at variable rates per annum, the existing interest rates are not indicative of future interest rates on the Financed Student Loans. See "Description of the FFEL Program" in the Prospectus.


   DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY RANGE OF OUTSTANDING
                   PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                                                                       Percent of
                                                                                                                        Loans by
                                                                                                     Outstanding       Outstanding
                                                                                    Number of         Principal         Principal
Principal Balance                                                                    Loans             Balance           Balance
-----------------                                                                    -----             -------           -------

Less than $1,000.............................................................
$1,000-$1,999................................................................
$2,000-$2,999................................................................
$3,000-$3,999................................................................
$4,000-$4,999................................................................
$5,000-$5,999................................................................
$6,000-$6,999................................................................
$7,000-$7,999................................................................
$8,000-$8,999................................................................
$9,000-$9,999................................................................
$10,000-$10,999..............................................................
$11,000-$11,999..............................................................
$12,000-$12,999..............................................................
$13,000-$13,999..............................................................
$14,000-$14,999..............................................................
$15,000 or greater...........................................................

    Total....................................................................

  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS
                             AS OF THE CUT-OFF DATE

                                                                                                                       Percent of
                                                                                                                        Loans by
                                                                                                     Outstanding       Outstanding
                                                                                    Number of         Principal         Principal
Borrower Payment Status                                                              Loans             Balance           Balance
-----------------------                                                              -----             -------           -------

In School....................................................................
Grace........................................................................
Repayment....................................................................
Deferment....................................................................
Forbearance..................................................................

    Total....................................................................

    DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY REMAINING TERM TO
                   SCHEDULED MATURITY AS OF THE CUT-OFF DATE

                                                                                                                       Percent of
                                                                                                                        Loans by
Remaining Months                                                                                     Outstanding       Outstanding
Until Scheduled                                                                     Number of         Principal         Principal
Maturity                                                                             Loans             Balance           Balance
--------                                                                             -----             -------           -------
1     to   12
13    to   24
25    to   36
37    to   48
49    to   60
61    to   72
73    to   84
85    to   96
97    to  108
109   to  120
121   to  180
181   to  240
241   to  300
Over 300

    Total....................................................................

GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF
                                      DATE

                                                                                                                       Percent of
                                                                                                                        Loans by
                                                                                                     Outstanding       Outstanding
                                                                                    Number of         Principal         Principal
Location (1)                                                                         Loans             Balance           Balance
------------                                                                         -----             -------           -------
Ohio
------------
------------
Others(2)

    Total....................................................................



(1) Based on the current permanent billing addresses of the borrowers of the initial Financed Student Loans shown on the Servicer's records.

(2) Consist of locations that include [___] other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Financed Student Loans relating to which exceeds ___% of the Initial Pool Balance.

To the extent that states with a large concentration of Financed Student Loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically.

  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY SCHOOL TYPES AS OF THE
                                  CUT-OFF DATE


                                                                                                                       Percent of
                                                                                                                        Loans by
                                                                                                     Outstanding       Outstanding
                                                                                    Number of         Principal         Principal
School Type                                                                          Loans             Balance           Balance
-----------                                                                          -----             -------           -------

4 Year Public
4 Year Private
2 Year Public
2 Year Private
Proprietary/Vocational
Other/Unknown

    Total....................................................................

INCENTIVE PROGRAMS


The depositor and its affiliates currently make available and may hereafter make available certain incentive programs to borrowers, including the Jump Start(SM) Program (the "Jump Start Program"). The Jump Start Program generally applies to all Stafford Loans and Unsubsidized Stafford Loans originated on or after January 1, 1997 made to borrowers who are residents of, or who attend eligible post-secondary educational institutions, in the State of Ohio. Under the Jump Start Program, the applicable interest on such Jump Start Loan is reduced by 1.25% per annum, effective upon the commencement of repayment status and continuing for 48 months as long as payments on such Jump Start Loan remain current, after which time such reduced interest rate becomes permanent. Jump Start Loans are also eligible for the EasyPay Program (the "EasyPay Program"). The EasyPay Program entitles eligible student borrowers who authorize automatic payment of student loans from a checking or a savings account to an interest rate on such student loans that is 0.25% less than the rate that would otherwise apply to such student loans. Although less than [ ]% of the initial Financed Student Loans are Jump Start Loans, additional Jump Start Loans may be Financed after the Closing Date.


                     MATURITY AND PREPAYMENT CONSIDERATIONS


The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the issuer of Financed Student Loans, (iii) Parity Percentage Payments and (iv) deferrals or delays in payments on the Financed Student Loans resulting from defaults, Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancing through Consolidation Loans.

All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans) and may be prepaid as a result of (i) borrower default, death, disability or bankruptcy, (ii) a closing of or false certification by the borrower's school, (iii) subsequent liquidation or collection of Guarantee Payments with respect thereto and (iv) Financed Student Loans being repurchased by the respective Sellers as a result of a breach of a representation and warranty. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program -- Loan Terms -- Consolidation Loans" in the Prospectus. See also "Redemption" herein regarding the auction by the Indenture Trustee of any Financed Student Loans remaining in the trust on or after _______________, 20___, if the outstanding Pool Balance is equal to or less than ____% of the Initial Pool Balance, the depositor's option to repurchase all remaining Financed Student Loans in the trust if the outstanding Pool Balance is equal to or less than ____% of the Initial Pool Balance, and the issuer's option to redeem the Auction Rate Notes.

Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancing through Consolidation Loans to the extent such Consolidation Loans are sold to the applicable Eligible Lender Trustee on behalf of the issuer as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans in the trust and the average life of the Notes. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantee Agencies to make Guarantee Payments with respect to Financed Student Loans.

The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE FINANCED STUDENT LOANS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE FINANCED STUDENT LOANS IN THE TRUST.

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Financed Student Loans in the trust. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments). For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans), as a result of (i) borrower default, death, disability or bankruptcy,
(ii) a closing of or a false certification by the borrower's school, (iii) subsequent liquidation of Guarantee Payments with respect thereto and (iv) Financed Student Loans being repurchased by the respective Seller as a result of a breach of a representation and warranty. All of the Financed Student Loans are prepayable at any time without penalty by the borrower. See "Risk Factors" in this Prospectus Supplement.

The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans in the trust outstanding as of the beginning of each quarter expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

The weighted average lives in the following table were determined assuming that
(i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is $________ and such Financed Student Loans have the characteristics described under the caption "The Financed Student Loans" herein;
(iii) payments are made on the LIBOR Rate Notes on the last Business Day of each month commencing _____________; (iv) payments are made on the Auction Rate Notes on the Business Day following the expiration of each Auction Period commencing ____________ (assuming an Auction Period of 28 days with no Auction Period Adjustments or Auction Period Conversions); (v) the Financed Student Loans in the trust are auctioned on _______________; and (vii) the Notes are issued on ____________________ (the "Closing Date"). No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans in the trust will not experience delinquencies or unanticipated losses.

In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

 WEIGHTED AVERAGE LIFE OF THE LIBOR RATE NOTES AT THE RESPECTIVE CPRS SET FORTH
                                     BELOW:

                                                                  Weighted Average Life (years)
                                                  0% CPR    3% CPR    5% CPR   7% CPR    9% CPR    15% CPR
                                                  ------    ------    ------   ------    ------    -------

Series 1999A-1 Notes........................
Series 1999B-1 Notes........................

                                  THE SERVICERS

Student Loan Funding Resources, Inc., in its capacity as the master servicer, will provide for the servicing of the Financed Student Loans pursuant to the Master Servicing Agreement, dated as of _________________, 1999 between the Co-owner Trustee, on behalf of the issuer, and the master servicer (the "Master Servicing Agreement"). The master servicer and the Co-owner Trustee, on behalf of the issuer, have entered or will enter into Servicing Agreements with various approved Servicers. Initially, [AFSA Data Corporation, Great Lakes Higher Education Servicing Corporation, InTuition, Inc., Kentucky Higher Education Student Loan Corporation, Pennsylvania Higher Education Assistance Agency, UNIPAC Service Corporation and USA Group Loan Services, Inc.] each service more than 10% of the initial Financed Student Loans (each, a "Servicer"). The Financed Student Loans will be serviced by Servicers as may be selected by the master servicer from time to time, and Servicers may be replaced or added from time to time by the master servicer (all subject to the approval of the Rating Agencies). Pursuant to a Servicing Agreement, each Servicer has agreed to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. See "Servicing" in the Prospectus.

Information relating to the particular Servicers set forth in this Prospectus Supplement, which is particularly within each Servicer's knowledge, has been requested of and has been provided by the respective Servicers. Such information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the Underwriters or their respective counsel, and comprises all information in respect of each such Servicer that the issuer obtained after a reasonable request and inquiry. With the exception of InTuition, Inc., no Servicer is affiliated with the issuer, the depositor, the administrator, the master servicer or any Underwriter.

AFSA DATA CORPORATION

AFSA Data Corporation ("AFSA") acts as a loan servicing agent for the issuer. AFSA is a for-profit corporation and a wholly-owned subsidiary of Fleet Holding Corporation, a subsidiary of Fleet National Bank, which in turn is a wholly-owned subsidiary of Fleet Financial Group of Boston, Massachusetts, a diversified financial services company. [As of February 28, 1998, AFSA provided loan servicing for approximately $9.3 billion in FFELP guaranteed student and parental loans, approximately $2.4 billion in Perkins Loans, Health Professionals Student Loans, and institutional loans, and $27.0 billion in Federal Direct Student Loans under contract with the U.S. Department of Education.] AFSA has its principal offices in Long Beach, California, and a Regional Processing Center in Utica, NY, which services the guaranteed student loan and parental loan programs, and a Regional Processing Center in Lombard, Illinois, which services campus based programs. AFSA's principal office is located at 2277 E. 220th Street, Long Beach, California 90810-1690; telephone
(313) 513-2700.

GREAT LAKES HIGHER EDUCATION SERVICING CORPORATION

As of October 31, 1998, Great Lakes Higher Education Servicing Corporation ("GLHESC") serviced 894,290 student and parental accounts with an outstanding balance of $6,205,012,739 for 1,121 lenders nationwide. Less than 6% of the portfolio serviced by GLHESC is made up of loans to students at for-profit trade schools. As of October 31, 1998, 59% of the portfolio serviced by GLHESC was in repayment status, 8% was in grace status and the remaining 33% was in interim status.

The staff and management at GLHESC take the issue of Year 2000 compliance very seriously. GLHESC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHESC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems. The remedies available to the issuer or other third parties shall be subject to the terms and limitations of its servicing agreement with GLHESC.

GLHESC has adopted a structured management approach to ensure its systems are compliant. The Chief Information Officer has been assigned overall responsibility for Year 2000 compliance. GLHESC has not evaluated any computer system, product or procedure of any third party with whom GLHESC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHESC is unable to provide any assurances regarding the Year 2000 compliance of any third parties or their effect on GLHESC's ability to properly perform its activities.

(Source: GLHESC.)

GLHESC will provide a copy of its most recent audited financial statements upon receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

INTUITION, INC.

InTuition, Inc. ("InTuition") was incorporated in 1991 as a Florida corporation. InTuition is a wholly owned subsidiary of InTuition Holdings, Inc., a Florida corporation, which is 50% owned by the administrator and 50% owned by parties unrelated to the administrator and the issuer. InTuition provides complete student loan servicing and administration to lending institutions and secondary markets nationwide. InTuition has approximately 182 employees, all of whom are in its Jacksonville, Florida office. As of September 30, 1998, InTuition serviced 481,088 student loan accounts with an outstanding balance of $1.966 billion for 14 lenders and secondary markets nationwide. Approximately 10% the portfolio serviced by InTuition is made up of loans to students at for-profit trade schools. As of September 30, 1998, 61% of the portfolio serviced by InTuition was in repayment status, 8% was in grace status and the remaining 31% was in interim status. InTuition is located at 6420 Southpoint Parkway, Jacksonville, Florida 32216. Telephone: (904) 281- 7100.

InTuition understands the concerns and importance regarding the effectiveness of computer systems beyond December 31, 1999. InTuition has developed a plan to deal with Year 2000 issues and has begun converting its computer systems to be Year 2000 compliant. [It is InTuition's intent to have all systems and processes Year 2000 compliant on or before December 31, 1998] and is planning to be ready to perform normal business functions after January 1, 2000. No representations or warranty is made with respect to whether any third parties are or will be Year 2000 compliant. InTuition is unable to give any assurance at this time that all Year 2000 related problems will be avoided.

KENTUCKY HIGHER EDUCATION STUDENT LOAN CORPORATION

The General Assembly of the Commonwealth of Kentucky established the Kentucky Higher Education Student Loan Corporation ("KHESLC") in 1978 to provide a program of financing, making, purchasing and servicing insured student loans in the Commonwealth. KHESLC is an independent de jure municipal corporation and political subdivision of the Commonwealth. KHESLC is authorized to service and collect educational loans for other lenders, holders and educational institutions.

KHESLC has a staff of approximately 115 full-time employees as of [May 1, 1998], most of whom are currently assigned to its ongoing Federal Family Education Loan Program activities. Its principal office is located at 10180 Linn Station Road, Post Office Box 24266, Louisville, Kentucky 40224-0266, telephone number
(502) 329-7079.

[As of March 31, 1998], KHESLC serviced approximately $350 million outstanding principal amount of FFELP loans which are pledged to secure its own obligations and approximately $100 million of FFELP Loans on behalf of other eligible lenders pursuant to servicing agreements, including servicing agreements which provide for the acquisition by KHESLC of the FFELP Loans serviced. KHESLC currently subcontracts certain FFELP Loan servicing functions such as computer programming and mailing service.

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

Pennsylvania Higher Education Assistance Agency ("PHEAA") is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others. PHEAA's headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia. As of September 30, 1998 it had approximately 2,300 employees.

As of September 30, 1998, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $2.3 billion. As of September 30, 1998, PHEAA owned approximately $1.7 billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $249 million.

PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $18.1 billion principal amount of Stafford Loans and approximately $1.8 billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $42.7 million as of September 30, 1998.

PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of September 30, 1998, PHEAA was servicing under its full service operation approximately 1.3 million student loan accounts representing approximately $12.6 billion outstanding principal amount for more than 450 customers and under its remote servicing operation, approximately 725,000 student loans representing approximately $4.3 billion outstanding principal amount for 5 customers.

PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.


UNIPAC SERVICE CORPORATION


UNIPAC Service Corporation, a Nebraska corporation ("UNIPAC"), began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and Guarantee Agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 733 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of October 31, 1998 employed approximately 262 people. In November 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which as of October 31, 1998, employed approximately 167 people. As of October 31, 1998, UNIPAC's servicing volume was approximately $8.8 billion for its full-service and secondary market clients.

The following information covers UNIPAC's Year 2000 Plan and provides a status of UNIPAC's Year 2000 compliance initiative to date. UNIPAC's student loan servicing system, UNISTAR, has been modified to process dates into the next century. UNIPAC's Private Loan System (STAR) is written in a combination of SQL Server version 6.5 and Visual Basic version 4.0. These software programming languages are believed to be Year 2000 compliant and address Year 2000 dates.

For the last several years (since 1994), UNIPAC has been planning system changes for the Year 2000. As a result, UNIPAC completed major program changes for its student loan servicing mainframe system during 1997. As of May 1997, all date fields, stored in the files and processed in program logic, contain 8 digits for the expanded century usage. All phases (analysis, design, construction, quality assurance, testing, and implementation) of the project were completed relative to the 8 byte dates usage. These processes have been documented as part of UNIPAC's quality assurance processes. Systems integration testing was completed in April 1997 and production implementation occurred in May 1997.

USA GROUP LOAN SERVICES, INC.

USA Group Loan Services, Inc. ("Loan Services"), formerly known as Education Loan Servicing Center, Inc., is a private, nonprofit, non-stock membership corporation which was organized in 1982 under and pursuant to the provisions of the General Corporation Law of the State of Delaware. Loan Services is an affiliate of USA Group, Inc., a nonprofit corporation which is also affiliated with United Student Aid Funds, Inc., a student loan Guarantee Agency and one of the issuer's Guarantee Agencies. As of September 30, 1998 (Loan Services' fiscal year end), Loan Services provided loan servicing for in excess of 3,500,000 student and parent loans with outstanding balances of over $13.4 billion for approximately 150 different lenders and secondary market corporations. Loan Services' principal office is located in Indianapolis, Indiana, where, as of September 30, 1998, it had nearly 800 full-time employees.

Loan Services is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999 ("Year 2000"). Loan Services is dedicated to resolving the potential impact of the Year 2000 on the ability of Loan Services' computerized information systems to accurately process information that may be date sensitive. Loan Services is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to Loan Services or on whose computer software and operating systems Loan Services may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. Loan Services is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, Loan Services is unable to give any assurances at this time that all Year 2000 related problems will be avoided.


                             THE GUARANTEE AGENCIES


California Student Aid Commission, Florida Department of Education, Office of Student Financial Assistance, Georgia Higher Education Assistance Corporation, Great Lakes Higher Education Guaranty Corporation, Kentucky Higher Education Assistance Authority, Nebraska Student Loan Program, Inc., Pennsylvania Higher Education Assistance Authority and United Student Aid Funds, Inc. collectively guarantee in excess of ____% of the initial Financed FFELP Loans. Information relating to these particular Guarantee Agencies is set forth below.

The information set forth below, which is particularly within each Guarantee Agency's knowledge, has been requested of and has been provided by the respective Guarantee Agencies. Such information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the Underwriters or their respective counsel, and comprises all information in respect of each such Guarantee Agency that the issuer obtained after a reasonable request and inquiry. No Guarantee Agency is affiliated with the issuer, the depositor, the administrator, the master servicer or any Underwriter.

CALIFORNIA STUDENT AID COMMISSION

     The California Student Aid Commission ("CSAC" or the "Commission") is the agency of the State of California responsible for that State's Guaranteed Student Loan Program pursuant to California Education Code Section 69760 et seq., and Section 426(c) of the Act (the "State Guaranteed Loan Program"). The State Guaranteed Loan Program was created primarily to provide a source of credit to assist students in meeting post-secondary education costs while attending eligible institutions of their choice.

    On September 27, 1996 the Governor of California, Pete Wilson, signed Assembly Bill 3133, which authorized CSAC to establish an auxiliary organization in the form of a nonprofit public benefit corporation to provide operational and administrative services related to CSAC's federal loan programs, including its student loan guaranty programs. The new corporation is known as "EDFUND". EDFUND is operated as a separate service corporation to CSAC, and, as such, will operate CSAC's federal student loan programs. CSAC will continue to be the designated state guaranty agency and will continue its oversight of all revenues, expenses, and assets related to that status.

    CSAC began guaranteeing student loans on April 1, 1979 and, as of September 30, 1997, had cumulative principal guarantees outstanding of approximately $11.4 billion.

    As part of the State Guaranteed Loan Program, the Commission has established the California Guaranteed Loan Reserve Fund (the "State Guaranteed Loan Reserve Fund") as a reserve for the payment of guaranteed student loans. The sources for the State Guaranteed Loan Reserve Fund include insurance premiums paid by borrowers, federal advances, investment earnings, collection fees from defaulted borrowers and the administrative expense allowance paid by the United States Department of Education. To underwrite the loan losses for the State Guaranteed Loan Programs, CSAC may charge an insurance premium to the borrower on each guaranteed loan disbursed. The premium rate cannot exceed the maximum allowed by
Section 428(b)(1)(H) of the Higher Education Act, which is one percent (1%) of the principal amount of the loan. As of October 1, 1998, the Commission charges an insurance premium of 1% of the principal amount of the loan. Administration costs are paid from the other aforementioned sources of funds. The State of California has no legal or moral obligation to provide additional funding to replenish the State Guaranteed Loan Reserve Fund should it become insolvent as a result of non-reinsured claims paid.

    As of June 30, 1997, the State Guaranteed Loan Reserve Fund, including the amount receivable from the Secretary for reimbursement of defaulted loans, which fund is currently held by the California State Treasurer, contained approximately $181,081,649 allocated to meet nonreimbursed defaults on guaranteed student loans. CSAC's federal reinsurance trigger rates for the federal fiscal years ended September 30, 1997, 1996, 1995, 1994, and 1993 were 4.49%, 4.45%, 3.41%, 4.12%, and 5.38%, respectively.

    CSAC deems "default" to mean a borrower's failure to make an installment payment when due or to comply with other terms of a note or other written agreement evidencing a guaranteed student loan, provided the failure has persisted for either one hundred eighty (180) days in the case of guaranteed student loans repayable in monthly installments, or for such periods as CSAC finds it reasonable to conclude that the borrower no longer intends to honor his or her repayment obligation. When a loan becomes a sixty (60) days past due or the holder of the loan determines that the borrower cannot be located, the holder is required to file a preclaims notice with CSAC in order to obtain assistance in curing the delinquency. When an account becomes more than one hundred fifty (150) days past due, the holder of a loan is required to make a final demand for payment of the loan by the borrower. The holder is required to continue collection efforts until the loan is one hundred eighty
(180) days past due and thereafter may submit a claim for reimbursement to CSAC. CSAC is required to notify the lender of its decision to pay or reject all claims submitted within ninety (90) days of receipt of claims, and to pay all proper claims (including accrued interest to the date of payment) within ninety
(90) days of receipt of claim. At the time of payment of benefits, the holder must assign to CSAC all rights accruing to the holder under the note evidencing the loan.

FLORIDA DEPARTMENT OF EDUCATION, OSFA

The Florida Department of Education is authorized to administer or contract for the administration of the State's student financial assistance programs. Since 1966, the Department has been authorized to administer federally guaranteed student loans under what is now known as the Federal Family Education Loan
(FFEL) Program, in compliance with the Higher Education Act of 1965, as amended. Chapter 240, Florida Statutes. The Department of Education performs these functions through its Office of Student Financial Assistance (OSFA).

The head of the Department of Education is the Commissioner of Education, who is a member of the Cabinet. Section 20.15(2), Florida Statutes. The State Board of Education (State Board) is the chief policymaking body of public education in Florida as provided in Chapter 229, Florida Statutes. Section 20.15(l), Florida Statutes. The State Board is composed of the Governor and Cabinet, who are elected by a vote of the qualified electors of the state. The members of the State Board are: the Governor (who is chair of the State Board), the Secretary of State, the Attorney General, the Comptroller, the Treasurer, the Commissioner of Agriculture, and the Commissioner of Education (who is the secretary and executive officer and in the absence of the Governor serves as chair).

The director of OSFA reports to the Director of the Division of Support Services, Florida Department of Education. In addition to the OSFA Director's Office, OSFA's FFEL Program has three sections, each headed by a program director. These sections are: Institutional Oversight and Compliance; Policy, Training, and Customer Service; and Contract Management and Program Operations. OSFA, in its capacity as a guarantee agency, has a staff of 71 people.

OSFA has participated in FFEL Programs for over 30 years. In its capacity as a guarantee agency, OSFA has made gross guarantees of approximately $6.06 billion since its inception. OSFA's gross guarantees for federal fiscal year 1997-98 were approximately $645 million and approximately $95 million in student loan claims were paid during the same period. According to the U.S. Department of Education the net default rate is approximately 10.7 percent, with recoveries. The foregoing figures are estimates only and may differ from those derived through precise calculations.

OSFA is aware of concern relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. OSFA is dedicated to resolving the potential impact of the Year 2000 on the ability of OSFA's computerized information systems to accurately process information that may be date sensitive. OSFA is seeking to assure itself that both internal systems and the systems of third parties, which include but are not limited to the United States Department of Education, which provide services to OSFA or on whose computer software and operating systems OSFA may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. OSFA is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, OSFA is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

GEORGIA HIGHER EDUCATION ASSISTANCE CORPORATION

Georgia Higher Education Assistance Corporation ("GHEAC") is the designated student loan guarantor for the State of Georgia. GHEAC guarantees FFEL Program student loans for borrowers.

Guarantee Volume. GHEAC guaranteed a total of approximately $236.7 million of Stafford and SLS loans in the federal fiscal year 1992-1993, $322.1 million in the federal fiscal year 1993-1994, $253.3 million in the federal fiscal year 1994-1995, $179.4 million in the federal fiscal year 1995-1996 and $219.1 million in the federal fiscal year 1996--1997.

Reserve Ratio. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. GHEAC's reserve ratio for the last five federal fiscal years ending September 30 is as follows:

        FISCAL                        FUND                           TOTAL LOANS                    RESERVE
         YEAR                        BALANCE                         OUTSTANDING                     RATIO
         1993                     $   7,926,203                    $   988,518,233                    0.80%
         1994                         8,923,287                      1,212,609,394                    0.74
         1995                        12,750,548                      1,366,346,215                    0.93
         1996                        12,315,910                      1,392,127,071                    0.88
         1997                        15,147,028                      1,462,775,613                    1.04

Recovery Rate. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. GHEAC's recovery rates as of the end of each of the following five fiscal years ending September 30 are as follows:

         FISCAL                      GHEAC'S
          YEAR                    RECOVERY RATE
          1993                         53.6%
          1994                         52.8
          1995                         50.7
          1996                         51.0
          1997                         49.3

Proprietary Loans. Default rates for student loans made to students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. GHEAC's approximate amount and percentage of student loans guaranteed per type of school by GHEAC as of September 30, 1997 is set forth below.

                                              LOANS                             PERCENTAGE OF
TYPE OF SCHOOL                             OUTSTANDING                        LOANS OUTSTANDING
Two-year                                  $ 160,905,318                             11.0%
Four-year                                 1,192,162,129                             81.5%
Proprietary                                 109,708,171                              7.5%
                                         --------------                            ------
                                         $1,462,775,618                            100.0%

NOTE: THE AMOUNT AND PERCENTAGE OF LOANS BY SCHOOL TYPE ARE AN EXTRAPOLATION OF
      THE AVERAGE OF FIVE YEARS' GUARANTEES BY SCHOOL TYPE

Claims Rate. For the past five fiscal years ending September 30, GHEAC's claims rate has not exceeded 5% and as a result the highest allowable reinsurance has been paid on all GHEAC's claims. The actual claims rates are as follows:

         FISCAL YEAR                   CLAIMS RATE
            1993                           3.1%
            1994                           3.1
            1995                           2.4
            1996                           3.6
            1997                           3.3

As of September 30, 1998, Year 2000 renovations to GHEAC's new mainframe guaranty system was completed. GHEAC's new system GOALS is provided under a third party contract with the Great Lakes Higher Education Guaranty Corporation.

During renovation, each module was independently tested, approved, and implemented into the production environment. [Validation is underway and will be completed by December 31, 1998.]

For GHEAC's collections functionality, Year 2000 compliance will be fully implemented in the GOALS production environment on February 6, 1999, when GHEAC's claim portfolio is converted to the new system.

GHEAC's school based software, SCHOLAR, is Year 2000 compliant. [However, validation of Year 2000 compliance for GHEAC's new system with which SCHOLAR interacts, will be completed by December 31, 1998.]

Unless otherwise indicated, all of the above information was provided by GHEAC. GHEAC will provide a copy of its most recent audited financial statements upon receipt of a written request directed to Ruth T. Vincent, Chief Administrator, Guaranteed Student Loans Division, 2082 E. Exchange Place, Suite 200, Tucker, Georgia 30084, Telephone (770) 414-3000.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

Great Lakes Higher Education Guaranty Corporation ("GLHEGC") is the designated guarantor for the State of Wisconsin, State of Minnesota, State of Ohio, Puerto Rico and the Virgin Islands. (As of December 31, 1997, GLHEGC assumed the designated guarantor responsibility for the State of Minnesota from its Northstar affiliate and merged Northstar's guarantee agency operations with GLHEGC's own guarantee agency operations under the Higher Education Act).

Guarantee Volume. GLHEGC guaranteed a total of $1,197.3 million in federal fiscal year 1993-94, $1,070.7 million in federal fiscal year 1994-95, $1,172.6 million in federal fiscal year 1995-96, $1,794.6 million in federal fiscal year 1996-97 (including Northstar) and $1.640.2 million in federal fiscal year 1997-98.

(Source: U.S. Department of Education Loan Programs Data Book 1994 through 1996, 4th Quarter ED Volume Report for 1997 and ED Form 1130 for 1998.)

Reserve Ratio. Following are GLHEGC's reserve fund levels as calculated in accordance with 34 CFR 5682.410(a)(10) for the last five fiscal years ending September 30.

                             Federal Guaranty                                                   Federal Guaranty
      Fiscal                      Reserve                           Total Loans                     Reserve
       Year                    Fund Balance                        Outstanding*                    Fund Level
       ----                    ------------                        ------------                    ----------
       1994                    $ 50,938,050                       $4,836,782,111                     1.05%
       1995                      62,438,430                        5,441,840,211                      1.15
       1996                      71,964,949                        6,048,428,342                      1.19
       1997                      81,625,095                        6,858,162,170                      1.19
       1998                     107,534,663                        7,493,233,844                      1.44

* Does not include loans transferred from Higher Education Assistance Foundation, Northstar Guarantee, Ohio Student Aid Commission or Puerto Rico guarantee agencies.

(Source: ED Forms 1130 and 1189 Reports submitted to U.S. Department of
Education)

Recovery Rate. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the guarantee agency. Following are GLHEGC's recovery rates as of the end of each of the last seven fiscal years for which data is available, the national averages for each year and GLHEGC's recovery rate ranking among all student loan guarantors.

      Fiscal                 Great Lakes'                 National Average               Great Lakes'
       Year                  Recovery Rate                 Recovery Rate*                  Ranking
       ----                  -------------                 --------------                  -------
       1993                      36.2%                          34.7%                         33
       1994                      35.2                           39.3                          37
       1995                      35.8                           40.7                          36
       1996                      39.8                           43.4                          31
       1997                      43.9                           45.0                          25

(Source: Joseph Boyd & Associates, Guaranty Agency Report.)

Proprietary Loans. Default rates for proprietary loans have been much higher than default rates for loans made to borrowers attending two-year and four-year schools. GLHEGC's original principal amount of student loans guaranteed and outstanding (in whole or in part) and percentage of proprietary, two-year and four-year guaranteed loans as of September 30, 1998 are set forth below.

School Type                              Loans                      Percentage
-----------                              -----                      ----------
                                       (millions)
Two-year                                $ 1,436                         8.7%
Four-year                                12,930                        78.3
Proprietary                                578                          3.5
Consolidation                             1,569                         9.5
                                        -------                       -----
                                        $16,513                       100.0%
                                        =======                       =====



(Source: GLHEGC)

Claims Rate. For the past five fiscal years, GLHEGC's claims rate has not exceeded 3.3% and, as a result, the highest allowable reinsurance has been paid on all GLHEGC's claims. GLHEGC's claims rate for fiscal year 1998 was lower than its 1997 claims rate. The actual claims rates are as follows:

         FISCAL YEAR                   CLAIMS RATE
            1994                           3.3%
            1995                           3.0
            1996                           2.3
            1997                           2.1
            1998                           1.8



(Source: U.S. Department of Education Guaranty Agency Activity Report except for fiscal year 1998 which is based on unadjusted default experience data submitted to ED.)

The staff and management at GLHEGC take the issue of Year 2000 compliance very seriously. GLHEGC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHEGC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems.

GLHEGC has adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for Year 2000 compliance. GLHEGC has not evaluated any computer system, product or procedure of any third party with whom GLHEGC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHEGC is unable to provide any assurances regarding the Year 2000 compliance of any third parties or their effect on GLHEGC's ability to properly perform its activities.

KENTUCKY HIGHER EDUCATION ASSISTANCE AUTHORITY

The Kentucky Higher Education Assistance Authority (KHEAA) is a public corporation and governmental agency and instrumentality of the Commonwealth of Kentucky established in 1966 to serve the public purpose of improving opportunities for higher education by insuring student loans for students eligible under the Higher Education Act; providing loans, grants, and scholarship awards to qualified Kentucky students; and offering information relating to KHEAA programs to Kentucky residents. The powers of KHEAA with respect to insuring student loans include (i) providing loan insurance within the limitations of Kentucky law and the Higher Education Act, the loan in each case to be subject to agreements providing for interest payments, reimbursements, reinsurance and other benefits to the extent provided by the Higher Education Act; (ii) entering into agreements and undertakings with the Secretary in order to constitute KHEAA as a state agency qualified to insure student loans under the Higher Education Act and to qualify such student loans for interest subsidies, reimbursement, reinsurance, and other benefits available under the Higher Education Act; (iii) entering into contracts with eligible lenders and eligible education institutions to provide for the administration of student financial assistance programs; (iv) collecting from the borrower amounts due under a student loan on which KHEAA has fulfilled its insurance obligations following the inability of the holders to collect such loan; (v) approving, limiting, suspending, or terminating the eligibility of educational institutions or lenders to participate in the KHEAA's Loan Guarantee Program, subject to the provisions of the Higher Education Act and applicable Kentucky law; (vi) if any conflict exists between applicable State law and the Higher Education Act that would result in a loss by KHEAA of federal funds, adopting rules, regulations, and policies consistent with the Higher Education Act, but which are not in derogation of the Constitution and general laws of the Commonwealth; (vii) administering federal funds allotted to the Commonwealth in respect of student loans, administrative costs, and other matters; and (viii) receiving funds and acquiring property from any source, public or private, except that KHEAA has no power to make its debts payable out of any funds other than those of KHEAA.

In addition to its student loan guarantee functions, KHEAA offers origination services to lenders, administers two state grant programs, one teacher incentive loan program and the state work-study program in order to provide financial assistance to eligible students. Such programs are partially funded by the Commonwealth of Kentucky supplemented by Federal Funds. Effective May 10, 1990, responsibilities for the Kentucky Educational Savings Plan Trust (the "Trust") were transferred to KHEAA pursuant to Executive Order 90-433, ratified by the 1992 Kentucky General Assembly. The Trust offers opportunities for families to save for future college costs. Trust funds are fully segregated from all other funds managed by KHEAA.

KHEAA is governed by its Board of Directors, which may officially act by a majority of its voting members. The Board of Directors of KHEAA consists of seven voting members appointed by the Governor of the Commonwealth for terms of four years each and the Executive Director of the Council on Postsecondary Education of the Commonwealth and the Secretary of the Finance and Administration Cabinet of the Commonwealth, each of whom serve as non-voting, ex officio members.

The Executive Director of KHEAA is Paul P. Borden; the Chief Operating Officer is Londa L. Wolanin. KHEAA's office is located at 1050 U.S. 127 South, Frankfort, Kentucky 40601, telephone number (502) 696-7200.

KHEAA's Loan Guarantee Program. In November 1978, KHEAA commenced guaranteeing student loans as the state guarantee agency of the Commonwealth of Kentucky under Section 428(c) of the Higher Education Act and in accordance with Kentucky law, and KHEAA's agreements with the Secretary.

Pursuant to the KHEAA's Loan Guarantee Program, any eligible holder of a loan guaranteed by the KHEAA, is entitled to reimbursement from KHEAA to the maximum extent permitted by the Higher Education Act for any proven loss incurred resulting from the default, death, permanent and total disability, or discharge in bankruptcy of the borrower and with respect to certain other claims. At the time KHEAA pays a claim for reimbursement of a defaulted loan, the holder must assign to KHEAA all rights accruing to the holder under the note.

On April 18, 1995, an agreement between the Alabama Commission on Higher Education (ACHE) and KHEAA was approved by the U.S. Department of Education for the transition of the Alabama Guarantee Student Loan Program to KHEAA. KHEAA began to guarantee Federal Family Education Loans for lenders and students in the state of Alabama on June 2, 1995. KHEAA was designated by the U.S. Department of Education as the guarantor for Alabama effective July 1, 1996.

Loan Insurance Fund. Pursuant to the Kentucky Revised Statutes Sections 164.740 through 164.785, KHEAA has established a Loan Insurance Fund used to account for all loan guarantee functions.

Sources of funds for the Loan Insurance Fund are insurance premiums for loans guaranteed, administrative expense allowance from the Secretary, reinsurance from the Secretary for default and other claims paid, default collections, and investment income derived from such funds; uses of funds are default and other claims on loans guaranteed, and operating expenses for loan guarantee functions.

Pursuant to Kentucky Revised Statutes Sections 164.740 to 164.785 as amended KHEAA is authorized to issue loan guarantees to eligible lenders on any loans to qualified students, provided that no additional loans may be guaranteed if the total amount of all outstanding student loans guaranteed by KHEAA exceeds seventy-five times the funds available in the Loan Insurance Fund. Funds available in the Loan Insurance Fund are calculated on the basis of the net assets before deducting unearned insurance premiums, which equals the fund balance plus unearned insurance premiums. Funds available in the Loan Insurance Fund are restricted by federal regulations and the Higher Education Act.

Outstanding loan guarantee commitments by ACHE, on which no claims had been filed or paid, were transferred to KHEAA on December 31, 1995. Accounts held by ACHE on which default claims were paid prior to April 15, 1993, that remain in active repayment status and accounts held by ACHE on which default claims were paid after April 15, 1993, were transferred to KHEAA prior to June 30, 1996. Following the transfer of defaulted accounts, remaining Alabama federal reserve funds were transferred to KHEAA and credited to the Loan Insurance Fund.

The Secretary of Education has advised KHEAA that, pursuant to the 1997 Amendments, KHEAA must pay approximately $14 million (its proportionate share of guarantee agency reserves to be paid for federal deficit reduction) to the Secretary of Education on September 1, 2002, and make annual restricted account deposits toward such payment beginning in federal fiscal year 1998 of approximately $2.8 million.

The following table summarizes the student loans guaranteed by KHEAA (and reinsured by the Secretary) annually and the aggregate outstanding guarantee commitment for the period ended June 30, 1998. The Coverage Ratio set forth below is determined by dividing the funds available in the Loan Insurance Fund by the principal amount of the aggregate outstanding guarantee commitment.

     Fiscal Year               Annual Principal               Aggregate Principal
        Ended                      Amount of                       Guarantee                    Coverage                 Claims
       June 30                 Loans Guaranteed                   Commitment                     Ratio                  Rate %**
       -------                 ----------------                  ------------                   -------                 --------
         1991                    $ 94,276,142                    $ 454,679,372                    3.37                    3.30%
         1992                     114,122,320                     500,404,653                     3.54                    3.87
         1993                     131,206,838                     556,234,650                     3.74                    3.97
         1994                     187,999,654                     667,407,110                     3.76                    4.07
         1995                     251,724,866                     847,996,181                     3.33                    4.28
         1996                     258,667,310*                   1,584,863,271                    2.54                    4.79
         1997                     314,023,470                    1,625,863,960                    2.60                    4.22
         1998                     330,006,170                    1,637,204,817                    2.35                    3.88

* An additional amount of $646,928,418 was transferred to KHEAA from ACHE. ** At federal fiscal year ending 9/30.

The funds and assets of KHEAA are not pledged to or available for payment of the Notes.

All KHEAA information systems are Year 2000 compliant with the exception of one. A new system is being developed to replace the non-compliant system. KHEAA is currently in the renovation and validation stages of that effort. The system will be largely completed by December 31, 1998 with implementation scheduled for March 31, 1999. KHEAA is committed to this effort; however, KHEAA is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

NEBRASKA STUDENT LOAN PROGRAM, INC. ("NSLP")

During NSLP's most recent fiscal year, which ended September 30, 1997, NSLP paid default claims, exclusive of claims for death, disability or bankruptcy, in the approximately amount of $61.0 million. All such claims were paid from NSLP resources and reimbursed at the maximum reimbursement rate by the Department of Education. As of September 30, 1997, NSLP held guarantee reserves of approximately $24.1 million.

Guaranty Volume. As of September 30, 1997, NSLP guaranteed a total of $3,444,000,000 aggregate principal amount of federally-reinsured education loans.

HPG Reserve Ratio. NSLP computes its reserve ratio by dividing (x) its cash and short term receivables less short term liabilities by (y) the total amount of loans outstanding that were originally guaranteed by NSLP. NSLP's reserve ratio for the last five federal fiscal years is as follows:

                                                              TOTAL LOANS
                                   BALANCE                    OUTSTANDING                  RESERVE
         YEAR                  (IN THOUSANDS)                (IN THOUSANDS)                 RATIO
         ----                  --------------                --------------                 -----
        1992*                      $12,647**                   $  667,500                   1.90%
        1993*                      $13,927                     $  915,598                   1.52%
        1994*                      $16,435                     $1,234,720                   1.33%
        1995*                      $18,529                     $1,447,351                   1.28%
        1996*                      $21,165                     $1,694,194                   1.25%
        1997*                      $24,074                     $1,935,909                   1.24%


* NSLP's guarantee reserve ratio calculation excluded HEAF transfers pursuant to the Higher Education Act.
**   Restated to reflect statutory definition of reserves.

Claims Rate. For the first five federal fiscal years of its existence, NSLP was exempt from the trigger calculation used to determine the federal reimbursement rate on default claims paid. As such, NSLP was guaranteed 100% reimbursement on default claims for this period. NSLP's claims rate has not exceeded 5% in any subsequent year and as a result reinsurance was paid on all NSLP's claims at the higher allocable rate.

Proprietary Loans. Default rates for students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. The following table sets forth the percentage of NSLP's proprietary school loans.

As of September 30, 1997:

                                        NSLP LOANS
                                       OUTSTANDING*                   PERCENTAGE OF
           TYPE                       (IN THOUSANDS)                LOANS OUTSTANDING
           ----                       --------------                -----------------
Two-year                                $  125,770                          4%
Four-year                               $2,036,749                         69%
Proprietary                             $  265,560                          9%
Other Consolidation                     $  540,612                         18%
                                        ---------                          ---
                                        $2,968,691                        100%



*  Includes HEAF transfers

Officers and Directors of NSLP. The officers and directors of NSLP are identified in the following table:

           Name and Position Held:                              Term Expires:
           -----------------------                              -------------
           Nancy J. Wiederspan, Chair, Director, President             2000
           Robert J. Lanik, Director                                   1999
           Jim White, Director                                         2000
           Thomas McDonald, Director                                   1998
           Dr. Sara Boatman, Director                                  2000
           Thomas O'Neill, Director                                    1998
           Randy Heesacker, Vice President, Secretary and Treasurer    *
           Rick Johnson, Vice President                                *
           Tom Melecki, Vice President                                 *
           Bill Kohl, Vice President                                   *
           Sharon O'Neal, Assistant Vice President                     *


*  At the pleasure of the Board of Directors.

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AUTHORITY

Pennsylvania Higher Education Assistance Agency ("PHEAA") is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to the Pennsylvania Act of August 7, 1963, P.L. 549, as amended (the "Pennsylvania Act").

PHEAA has been guaranteeing student loans since 1964. As of June 30, 1998, PHEAA has guaranteed a total of approximately $18,962,000,000 principal amount of Stafford Loans and approximately $1,902,000,000 principal amount of PLUS and SLS Loans and approximately $2,429,000,000 of Consolidation Loans under the Higher Education Act. Of the total amount of all loans guaranteed, PHEAA estimates that approximately $13,163,000,000 original principal amount of such loans are outstanding. PHEAA initially guaranteed loans only to residents of the Commonwealth of Pennsylvania (the "Commonwealth") or persons who planned to attend or were attending eligible education institutions in the Commonwealth. In May 1986, PHEAA began guaranteeing loans to borrowers that did not meet these requirements pursuant to its national guarantee program. Under the Pennsylvania Act, guarantee payments on loan under PHEAA's national guarantee program may not be paid from funds appropriated by the Commonwealth.

PHEAA has adopted a default prevention program consisting of (i) informing new borrowers of the serious financial obligation incurred by them and stressing the financial and legal consequences of failure to meet all terms of the loan, (ii) working with institutions to make certain that student borrowers are enrolled in sound education programs and that proper individual enrollment records are being maintained, (iii) assisting lenders with operational programs to ensure sound lending policies and procedures, (iv) maintaining up-to-date student status and address records of all borrowers in the guaranty program, (v) initiating prompt collection actions with borrowers who become delinquent on their loans, do not establish repayment schedules or "skip," (vi) taking prompt action, including legal action and garnishment of wages, to collect on all defaulted loans, and
(vii) adopting a general policy that no loan will be automatically "written off." Since the loan servicing program was initiated in 1974, PHEAA has never exceeded an annual default claims percentage of 5% and, as a result, federal reimbursement for default claims has thus far been at the maximum federal reimbursement level. For the last five years the annual default claims percentages have been as follows:

                                      ANNUAL DEFAULT
           YEAR                     CLAIMS PERCENTAGE
           ----                     -----------------
           1994                            2.18
           1995                            1.97
           1996                            1.58
           1997                            1.92
           1998                            1.96

As of June 30, 1998, PHEAA held guarantee reserves of approximately $188,818,000. PHEAA's headquarters is located at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444.

UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. ("USA Funds") was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. In accordance with its Certificate of Incorporation, USA Funds (i) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) guarantees education loans made pursuant to certain loan programs under the Higher Education Act loan programs as well as loans made under private loan programs; and (iii) serves as the designated guarantor for education loan programs under the Higher Education Act in Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming, and certain Pacific Islands.

In addition to the above identified activities, USA Funds is affiliated with USA Group Guarantee Services, Inc. (formerly known as USA Services, Inc.), a Delaware private, nonprofit corporation, which provides varying degrees of services to the following guarantee agencies: Student Loan Guarantee Foundation of Arkansas, Iowa College Student Aid Commission, Louisiana Office of Student Financial Assistance, Finance Authority of Maine, Michigan Guaranty Agency, Montana Guaranteed Student Loan Program, New Mexico Student Loan Guarantee Corporation, Northwest Education Loan Association, Oklahoma Guaranteed Student Loan Program, Oregon State Scholarship Commission and Rhode Island Higher Education Assistance Authority. Certain trustees and officers of USA Funds are also directors or officers of USA Group Guarantee Services, Inc.

USA Funds is also affiliated with USA Group Loan Services, Inc. (formerly known as Education Servicing Center, Inc.) USA Group Loan Services, Inc. was organized under the laws of the State of Delaware in 1982 as a private, nonprofit corporation to provide conversion services, data processing, and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets. Certain trustees and officers of USA Funds are also trustees or officers of USA Group Loan Services, Inc.

For the purpose of providing loan guarantees under the Higher Education Act, USA Funds has entered into various agreements with the Secretary (collectively, the "Federal Reinsurance Agreements"). Pursuant to the Federal Reinsurance Agreements, USA Funds serves as a "guaranty agency" as defined in Section 435(j) of the Higher Education Act. The Federal Reinsurance Agreements may be terminated by the Secretary for cause upon sixty (60) days written notice to USA Funds. Under the Student Loan Reform Act of 1993, which became effective August 10, 1993, the Secretary, at the Secretary's discretion, is permitted to terminate agreements into which a guarantee agency has entered upon 30 days notice.

Reinsurance is paid to USA Funds by the Secretary in accordance with a formula based on the annual default rate of loans guaranteed by USA Funds under the Act and the disbursement date of loans, and ranges from 100% to 75% of USA Funds' losses on default claim payments made to lenders. The Higher Education Amendments of 1998 reduced the reinsurance coverage for loans in default made on or after October 1, 1998 to a range from 95% to 75% based upon the annual default claims rate of the guarantee agency. Reinsurance on non-default claims remains at 100%.

The Higher Education Amendments of 1998 require guarantee agencies to establish two (2) separate funds, a federal reserve fund (property of the United States) and an operating fund (property of the guarantee agency). The federal reserve fund is to be used to pay lender claims and to pay a default aversion fee to the operating fund. The operating fund is to be used by the guarantee agency to pay its operating expenses. All existing Federal Family Education Loan Program reserves must be moved to the federal reserve fund.

The U.S. Department of Education (the "Department") has advised USA Funds that, pursuant to the Balanced Budget Act of 1997, USA Funds must pay approximately $209 million to the Secretary on September 1, 2002 and make annual restricted account deposits toward such payment beginning in fiscal year 1998 of approximately $41.8 million. Further, the Higher Education Amendments of 1998 require guarantee agencies to return to the Secretary $250 million in reserve funds from fiscal years 2002 to 2007. Each guarantee agency's required share will be calculated based on a formula prescribed in the Higher Education Amendments of 1998. USA Funds is and has been in compliance with the provisions of the reserve fund requirements of the Act.

As of September 30, 1997, USA Funds had total Federal Family Education Loan Program assets of approximately $658 million; guarantee deposits and advance funds, allowance for future defaults, and deferred revenue of approximately $287 million; and a fund balance of approximately $292 million. The above amounts do not reflect USA Funds' share of federal reserve funds as required by the Balanced Budget Act of 1997. Through September 30, 1997, the outstanding, unpaid, aggregate amount of principal and interest on loans which had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $33.2 billion.

USA Funds' "claims rate" represents the percentage of federal reinsurance claims paid by the Secretary during any fiscal year relative to USA Funds' existing portfolio of loans in repayment at the end of the prior fiscal year. For the last five fiscal years, the "claims rate" (excluding Arizona, Hawaii and certain Pacific Islands) for the fiscal years 1997-1993, was as follows: 1997 - 4.65%; 1996 - 4.65%; 1995 - 4.69%; 1994 - 4.99%; 1993 - 6.89%.

As of September 30, 1997 USA Funds employed approximately 257 persons and is headquartered in Indianapolis, Indiana. USA Group, Inc. will provide a copy of its most recent annual report upon receipt of a written request directed to its headquarters at 30 S. Meridian Street, Indianapolis, Indiana 46204, Attention:
Vice President, Corporate Communications.

USA Funds is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. USA Funds is dedicated to resolving the potential impact of the Year 2000 on the ability of USA Funds' computerized information systems to accurately process information that may be date sensitive. USA Funds is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to USA Funds or on whose computer software and operating systems USA Funds may rely are taking sufficient actions to avoid Year 2000 related problems. No representation or warranty is made with respect to whether such third parties are or will be Year 2000 compliant. USA Funds is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, USA Funds is unable to give any assurances at this time that all Year 2000 related problems will be avoided.

                               EXCHANGE AGREEMENTS

Under the Indenture, the issuer has the right to enter into one or more interest rate exchange agreements (each, an "Exchange Agreement") with one or more Exchange Counterparties. Any Exchange Counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a Rating Agency. Payments by the issuer under such Exchange Agreements may be on a parity with the Series 1999A Notes (a "Senior Exchange Agreement"), or on a parity with the Series 1999B-1 Notes (a "Subordinate Exchange Agreement"). If the issuer enters into such an agreement with an Exchange Counterparty, such Exchange Counterparty will agree to pay the Indenture Trustee on each applicable Distribution Date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any Series of the Notes; the issuer will agree to pay on each applicable Distribution Date, by causing the Indenture Trustee to pay to the Exchange Counterparty, a fixed or variable exchange rate on such notional amount. The issuer expects that any such Exchange Agreement will provide that the payment obligations of the issuer and an Exchange Counterparty to each other will be netted on such Distribution Date and only one payment will be made by one party to the other. Any payment from an Exchange Counterparty to the Indenture Trustee under the Exchange Agreement will be deposited to the Collection Account. Payments under such Exchange Agreements may be on a parity with other Senior Notes issued under the Indenture (a "Senior Exchange Payment") or on a parity with Subordinate Notes issued under the Indenture (a "Subordinate Exchange Payment").

At such times that the exchange rate being paid by the Exchange Counterparty is greater than the exchange rate being paid by the issuer, the Indenture Trustee's ability to make principal and interest payments on the Notes will be affected by the Exchange Counterparty's ability to meet its net payment obligation to the Indenture Trustee. In addition, under certain circumstances, the failure by the issuer to make an Issuer Exchange Payment may constitute an Event of Default. See "Risk Factors" herein and "The Indentures -- Events of Default" in the Prospectus. The Indenture requires that prior to the date that the issuer enters into an Exchange Agreement, the issuer must obtain written evidence from each Rating Agency then rating any of the Notes that the execution and delivery of the Exchange Agreement will not adversely affect such Rating Agency's rating on such Notes.


                            DESCRIPTION OF THE NOTES


The Notes will be issued pursuant to the terms of the Indenture. The following summary describes certain terms of the Notes. Other terms of the Notes are set forth in the Prospectus. See "Description of the Notes" in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes and the Indenture.

The LIBOR Rate Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only, and the Auction Rate Notes will be offered in minimum denominations of $50,000 and any integral multiples thereof in book-entry form only (each, an "Authorized Denomination"). The Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the issuer, the "Depository"). Unless and until Definitive Notes are issued under the limited circumstances described under "Description of the Notes -- Definitive Notes" in the Prospectus, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Description of the Notes -- Book-entry Registration" in the Prospectus.

INTEREST


Interest will accrue during each Interest Accrual Period on the principal balance of each Series of Notes at a rate per annum equal to the related Series Interest Rate calculated below and will be payable (i) monthly on the last Business Day of each month on the LIBOR Rate Notes (each, a "Monthly Distribution Date"), and (ii) on each Business Day following the expiration of each Auction Period on the Auction Rate Notes (each, an "Auction Period Distribution Date", and any Monthly Distribution Date or Auction Period Distribution Date, a "Distribution Date") to the applicable Noteholders as of the Record Date. The Auction Period Distribution Date is subject to change as described under the caption "-- Determination of the Auction Rate" in this Prospectus Supplement. The Record Date for the LIBOR Rate Notes is the second Business Day preceding a Monthly Distribution Date. The Record Date for the Auction Rate Notes is the Business Day immediately preceding an Auction Period Distribution Date. Interest accrued as of any Distribution Date for a Series of Notes but not paid on such Distribution Date will be payable on the succeeding Distribution Date for such Series, together with interest thereon at the applicable Series Interest Rate. Interest will be paid pro rata to the holders of each such Series of Notes Outstanding.

An Interest Accrual Period for each Series of Notes with respect to any Distribution Date for that Series begins on the preceding Distribution Date for that Series and ends on the day preceding such Distribution Date, except the first Interest Accrual Period will begin on the Closing Date.

An Interest Determination Date is (i) with respect to the LIBOR Rate Notes, the second London Banking Day prior to the first day of the next succeeding Interest Accrual Period; and (ii) with respect to the Auction Rate Notes, _______________ and each fourth __________ thereafter; provided that if any such date is not a Business Day then the next succeeding Business Day. The Interest Determination Date on the Auction Rate Notes is subject to change as described under the caption "-- Determination of the Auction Rate" herein.


The Series Interest Rate for each Series of Notes for each Interest Accrual Period will equal the Formula Rate, subject to a cap of the Net Loan Rate for such Interest Accrual Period.


The Formula Rate for each Interest Accrual Period for the LIBOR Rate Notes will equal One-Month LIBOR as of the Interest Determination Date for such Interest Accrual Period plus ____% in the case of the Series 1999A-1 Notes and ____% in the case of the Series 1999B-1 Notes, but in no event greater than 18.0% per annum. See "Description of the Notes -- Determination of LIBOR" in the Prospectus. Interest on the LIBOR Rate Notes will be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360.

The Formula Rate for each Interest Accrual Period for the Series 1999A-2 Notes will equal the Auction Rate for such Interest Accrual Period, but in no event greater than 17% per annum. Interest on each Series of the Auction Rate Notes will be calculated on the basis of the actual number of days elapsed in each Interest Accrual Period divided by 360. See "-- Determination of the Auction Rate" in this Prospectus Supplement.

The Net Loan Rate will be calculated by the administrator. The Series Interest Rate for the LIBOR Rate Notes will be determined by the Calculation Agent, which initially is Salomon Smith Barney Inc. The Series Interest Rate for each Series of Auction Rate Notes will be determined by the Auction Agent, which initially is Bankers Trust Company, New York, New York, as described under the caption "-- Determination of the Auction Rate" in this Prospectus Supplement.

Information concerning the current Series Interest Rates will be available by telephoning the Indenture Trustee at (513) 762-8870 between the hours of 9 a.m. and 5 p.m. Eastern time on any day on which the Cincinnati Corporate

Trust Office of the Indenture Trustee is open for business and will also be available through Dow Jones Telerate Service of Bloomberg L.P.

The Net Loan Rate for any Interest Accrual Period is equal to the annualized percentage rate determined by multiplying (a) the ratio of 360 to the actual number of days in such Interest Accrual Period, and (b) the ratio of (i) Expected Interest Collections for the applicable Collection Period less Program Operating Expenses with respect to such Collection Period, to (ii) the Pool Balance as of the first day of such Collection Period. In calculating the Net Loan Rate, the applicable Collection Period for the LIBOR Rate Notes is the Collection Period immediately preceding the Collection Period in which the Monthly Distribution Date occurs. The applicable Collection Period for the Auction Rate Notes is the second preceding Collection Period prior to the applicable Auction Period Distribution Date.

"Expected Interest Collections" means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans in the trust for such Collection Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments pursuant to claims submitted for such Collection Period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to Financed FFELP Loans in the trust, to the extent not included in (i) above, (iii) the net of any Counterparty Exchange Payments less any Issuer Exchange Payments to be made on the related Distribution Date, and (iv) Investment Earnings on the amounts on deposit allocable to the trust with respect to such Collection Period prior to the related Distribution Date.

If interest at the Formula Rate for any Series of Notes for any Interest Accrual Period exceeds interest at the Net Loan Rate, the excess interest, together with interest thereon at the applicable Formula Rate ("Carryover Interest") will be paid on subsequent Distribution Dates only to the extent funds are available after other required payments on the Notes. See "The Indenture -- Collection Fund" herein. Carryover Interest will continue to be so payable notwithstanding that the principal amount of the applicable Series of Notes has been reduced to zero until (i) no Notes remain outstanding and (ii) the balances in the Funds and Accounts have been reduced to zero. The ratings of the Notes do not address the likelihood of payment of Carryover Interest. Any reference herein to "interest" excludes Carryover Interest.

DETERMINATION OF THE AUCTION RATE

The Auction Rate for the Series 1999A-2 Notes will initially be ____% per annum through ____________. Following such initial period, the Auction Rate for each Series of Auction Rate Notes will be determined by the Auction Agent in accordance with the Auction Procedures described in Appendix A hereto (the "Auction Procedures") on each Interest Determination Date for each such Interest Accrual Period, initially based on a 28-day Auction Period generally beginning on ____________ and each fourth __________ thereafter, subject to adjustment as described below.

The All Hold Rate with respect to each Series of the Auction Rate Notes will be 85% of the Applicable LIBOR Rate.

The Maximum Auction Rate with respect to each Series of the Auction Rate Notes will be:

- the Applicable LIBOR Rate plus 1.50% (if both of the ratings assigned by the Rating Agencies to the Auction Rate Notes are "Aa3" and "AA-", or better),

- the Applicable LIBOR Rate plus 2.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "Aa3" or "AA-", and at least "A") or

- the Applicable LIBOR Rate plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Notes is less than "A").

The Non-Payment Rate with respect to each Series of the Auction Rate Notes will be One-Month LIBOR plus 1.50%.

"Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year, respectively.

The Auction Rate for each Series of the Auction Rate Notes for each Auction Period after the Initial Period will be determined on each Interest Determination Date (i.e., _______________ and each fourth __________ thereafter) in accordance with the Auction Procedures. Each such Auction Period will commence on the first Business Day following each Interest Determination Date (the "Auction Period Commencement Date") and will terminate on and include the day preceding the next Auction Period Commencement Date, subject to adjustment as described below in the event that there are fewer than three Business Days in any week during which such Auction Period would otherwise be scheduled to expire.

At the option of the issuer, the length of the Auction Period for a Series of the Auction Rate Notes may be adjusted pursuant to an Auction Period Adjustment to an Auction Period of not less than 7 nor more than 91 days in length. See "-- Auction Period Adjustment" below and Appendix A, "Auction Procedures -- Changes in Auction Terms". In addition, at the option of the issuer and as described below under the caption "-- Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes", the length of the Auction Period is subject to an Auction Period Conversion on the first day of any Interest Accrual Period (an "Auction Period Conversion Date") from a Short Auction Period to a Long Auction Period, or vice versa, or to a Long Auction Period that is more than three months shorter or longer than the initial Long Auction Period. Upon any Auction Period Conversion, the Auction Rate Notes are subject to mandatory tender. The Calculation Agent, with the consent of the issuer, may change the Interest Determination Date to conform with prevailing market practice. See Appendix A, "Auction Procedures -- Changes in the Interest Determination Date".

Notwithstanding the foregoing for each Series of Auction Rate Notes:

   (A) if the ownership of the Auction Rate Notes is no longer maintained in Book-entry Form, the Auction Rate for any Auction Period commencing after the delivery of certificates representing the Auction Rate Notes will equal the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes on the Business Day immediately preceding the first day of the subsequent Auction Period; or

   (B) if a Payment Default has occurred, the Auction Rate for the Auction Period commencing on or during such Payment Default and for each Auction Period thereafter, to and including the Auction Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured in accordance with the Indenture, will equal the Non-Payment Rate on the first day of each such Auction Period; or

   (C) if a proposed Auction Period Conversion has failed, as described below under the caption "-- Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes", the Auction Rate on the Auction Rate Notes subject to the failed Auction Period Conversion will be equal to the lesser of the Net Loan Rate or the Maximum Auction Rate but in no event greater than 17%, as of the date of the failed Auction Period Conversion for the Auction Period commencing on such date, and the length of the Auction Period commencing upon the failed Auction Period Conversion Date will be the same as was in effect immediately preceding such failed Auction Period Conversion Date; or

   (D) the Auction Rate for an Auction Period that commences on an Auction Period Conversion Date will equal the lesser of (i) the interest rate necessary to enable the Auction Agent to sell all of such Auction Rate Notes at par plus accrued interest to the Auction Period Conversion Date or (ii) the Maximum Auction Rate as of the Auction Period Conversion Date, subject to the Net Loan Rate.

The Auction Agent will promptly give written notice to the Indenture Trustee and the issuer of the Series Interest Rate (unless the Series Interest Rate is the Non-Payment Rate, in which case the Indenture Trustee will determine the NonPayment Rate and give written notice thereof to the issuer) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Series Interest Rate, applicable to the Auction Rate Notes. The Indenture Trustee will notify the holders of the Auction Rate Notes of the Series Interest Rate applicable to the Auction Rate Notes for each Auction Period on the second Business Day of such Auction Period.

In the event that there are fewer than three Business Days in any week during which the Auction Period would otherwise be scheduled to expire, the expiration date and Auction Period Distribution Date for such Auction Period then in effect, and the Interest Determination Date and commencement date for the immediately following Auction Period, may be adjusted to fall on such dates as the Calculation Agent, with the consent of the issuer, may determine to be appropriate under such circumstances. The Calculation Agent will promptly notify the Indenture Trustee and the Auction Agent in writing of any such determination. The Indenture Trustee, upon receipt of such notice, will immediately give written notification of such determination to the Noteholders of the Auction Rate Notes.

In the event that the Auction Agent no longer determines, or fails to determine, when required, the Series Interest Rate with respect to the Auction Rate Notes, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Series Interest Rate for the next succeeding Auction Period for the Auction Rate Notes will be the Net Loan Rate as determined by the administrator for such Auction Period, and if the administrator fails or refuses to determine the Net Loan Rate, the Net Loan Rate will be determined by a securities dealer appointed by the issuer and capable, in the reasonable judgment of the issuer, of making such a determination in accordance with the provisions of the Indenture, and written notice of such determination will be given by such securities dealer to the Indenture Trustee.

AUCTION PERIOD ADJUSTMENT

With respect to each Series of Auction Rate Notes, the issuer may, from time to time in accordance with the Indenture, change the length of one or more Auction Periods in order to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or the Auction Rate (as hereinafter described, an "Auction Period Adjustment"). An Auction Period Adjustment may be made to change an Auction Period to a period of between 7 and 91 days (a "Short Auction Period") or to a period of between 92 days and the Legal Final Maturity of the Auction Rate Notes (a "Long Auction Period"). No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Notes with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance of such Series of Auction Rate Notes or

Auction Period Conversion of such Auction Rate Notes, as the case may be, with respect to Auction Rate Notes with a Long Auction Period, or be allowed in any event unless certain prescribed conditions are satisfied. See Appendix A, "Auction Procedures".

AUCTION PERIOD CONVERSION OF AND MANDATORY TENDER OF THE AUCTION RATE NOTES

The issuer may, from time to time, change the length of one or more Auction Periods for any Series of Auction Rate Notes pursuant to an Auction Period Conversion. An Auction Period Conversion means a change in the length of an Auction Period for any Series of the Auction Rate Notes (i) from an Auction Period between 7 and 91 days, inclusive, to an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, (ii) from an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, to an Auction Period between 7 and 91 days, inclusive, or (iii) from an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, to an Auction Period between 92 days and the Legal Final Maturity for such Series, inclusive, if such latter Auction Period is at least 3 months shorter or at least 3 months longer than the Auction Period established upon its initial issuance or pursuant to an Auction Period Conversion. All Auction Rate Notes subject to Auction Period Conversion are subject to mandatory tender to the Indenture Trustee on the Auction Period Conversion Date at the purchase price of par plus accrued interest plus accrued and unpaid Carryover Interest, if any.

The holders of Auction Rate Notes that are subject to mandatory tender do not have the right to elect to retain such Auction Rate Notes. If, however, any Auction Rate Notes of a Series are not remarketed, or the Indenture Trustee does not receive the purchase price for such Series of Notes subject to the Auction Period Conversion, none of the Auction Rate Notes of such Series tendered will be converted and the Series Interest Rate for such Series of Auction Rate Notes will equal the lesser of the Net Loan Rate or the Maximum Auction Rate, but in no event greater than 17%, as of the date of the failed Auction Period Conversion, as applicable, for the Auction Period commencing on such date, and the length of the Auction Period will remain the same. See Appendix A, "Auction Procedures".

PRINCIPAL

UNLESS AN EVENT OF DEFAULT HAS OCCURRED, NO PRINCIPAL WILL BE PAID ON THE SERIES 1999A-2 NOTES UNTIL THE SERIES 1999A-1 NOTES HAVE BEEN PAID IN FULL AND NO PRINCIPAL WILL BE PAID ON THE SERIES 1999B-1 NOTES UNTIL THE SERIES 1999A-1 NOTES AND THE SERIES 1999A-2 NOTES HAVE BEEN PAID IN FULL. FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, PRINCIPAL PAYMENTS ON THE SERIES 1999A NOTES WILL BE MADE PRO RATA, WITHOUT PREFERENCE OR PRIORITY.

Principal payments on the Series 1999A-1 Notes will be made on each Monthly Distribution Date in an amount generally equal to the Series 1999A Noteholders' Principal Distribution Amount for such Monthly Distribution Date until the principal balance of such Notes has been reduced to zero. After the Series 1999A-1 Notes have been paid in full, principal payments on the Series 1999A-2 Notes will be made on the first Auction Period Distribution Date of any month for such Series in an amount generally equal to the Series 1999A Noteholders' Principal Distribution Amount for such Auction Period Distribution Date until the principal balance of such Notes has been reduced to zero. Principal payments on the Series 1999A-2 Notes will only be made in amounts equal to $50,000 and integral multiples thereof. After the Series 1999A-1 Notes and Series 1999A-2 Notes have been paid in full, principal payments on the Series 1999B-1 Notes will be made on each Monthly Distribution Date in an amount generally equal to the Series 1999B-1 Noteholders' Principal Distribution Amount for such Monthly Distribution Date until the principal balance of such Notes has been reduced to zero. In addition, Parity Percentage Payments will be payable on each applicable Distribution Date (to the Series of Series 1999A Notes then receiving principal payments and thereafter to the Series 1999B-1 Notes) until the Parity Percentage equals ___%.

The final payment of principal and interest will be made no later than __________ on the Series 1999A-1 Notes, __________ on the Series 1999A-2 Notes and __________ on the Series 1999B-1 Notes (each, a "Legal Final Maturity"). The actual maturity of one or more Series of Notes is expected to occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations" in the Prospectus and this Prospectus Supplement.

If Available Funds are insufficient to pay the Series 1999A Principal Distribution Amount or the Series 1999B-1 Principal Distribution Amount on an applicable Distribution Date, such shortfall will be added to the principal payable to such Noteholders on subsequent Distribution Dates, as applicable, AND (EXCEPT WITH RESPECT TO THE LEGAL FINAL MATURITY OF A SERIES OF NOTES) SUCH SHORTFALL WILL NOT CONSTITUTE AN EVENT OF DEFAULT. Additionally, on the Legal Final Maturity for a Series of Notes and on any date the Notes are to be redeemed in whole, amounts in the Reserve Fund will be available to reduce the principal balance of such Series of Notes to zero. See "The Indenture -- Reserve Fund" herein.

All principal payments on a Series of LIBOR Rate Notes will be made pro rata within that Series. In connection with each principal payment on a Series of LIBOR Rate Notes the Indenture Trustee shall compute the Principal Factor for that Series. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each LIBOR Rate Note of a Series as of a Monthly Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The Principal Factor for the LIBOR Rate Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the Notes of that Series after any payment of principal. The principal balance of any LIBOR Rate Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Series of Notes.

The "Series 1999A-1 Noteholders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series 1999A-1 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to Holders of Series 1999A-1 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1999A-1 Interest Shortfall for such Monthly Distribution Date; provided that the Series 1999A-1 Noteholders' Interest Distribution Amount will not include any Carryover Interest on the Series 1999A-1 Notes.

The "Series 1999A-1 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1999A-1 Noteholders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the Series 1999A-1 Noteholders on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the Series 1999A-1 Noteholders, to the extent permitted by law, at the related Series Interest Rate borne by the Series 1999A-1 Notes from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

The "Series 1999A-2 Noteholders' Interest Distribution Amount" means, with respect to any Auction Period Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series 1999A-2 Notes on the immediately preceding Auction Period Distribution Date after giving effect to all principal distributions to Holders of Series 1999A- 2 Notes on such preceding Auction Period Distribution Date (or, in the case of the first Auction Period Distribution Date, on the Closing Date) and (ii) the Series 1999A-2 Interest Shortfall for such Auction Period Distribution Date; provided that the Series 1999A-2 Noteholders' Interest Distribution Amount will not include any Carryover Interest on the Series 1999A-2 Notes.

The "Series 1999A-2 Interest Shortfall" means, with respect to any Auction Period Distribution Date, the excess of (i) the Series 1999A-2 Noteholders' Interest Distribution Amount on the preceding Auction Period Distribution Date over (ii) the amount of interest actually distributed to the Series 1999A-2 Noteholders on such preceding Auction Period Distribution Date, plus interest on the amount of such excess interest due to the Series 1999A-2 Noteholders, to the extent permitted by law, at the related Series Interest Rate from such preceding Auction Period Distribution Date to the current Auction Period Distribution Date.

The "Series 1999A Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date for a Series of Series 1999A Notes, the Series 1999A Principal Distribution Amount for such Distribution Date plus the Series 1999A Principal Shortfall as of the close of the preceding Distribution Date; provided that the Series 1999A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1999A Notes. In addition, (i) on the Legal Final Maturity of the Series 1999A-1 Notes, the principal required to be distributed to the Series 1999A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Series 1999A-1 Notes to zero and (ii) on the Legal Final Maturity of the Series 1999A-2 Notes, the principal required to be distributed to the Series 1999A-2 Noteholders will include the amount required to reduce the outstanding principal balance on the Series 1999A-2 Notes to zero.

The "Series 1999A Principal Distribution Amount" means (i) with respect to the Series 1999A-1 Notes, an amount equal to the decline in the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period and (ii) with respect to the Series 1999A- 2 Notes on and after the principal balance of the Series 1999A-1 Notes has been paid in full, an amount equal to the decline in the Pool Balance between the end of the third Collection Period preceding an Auction Period Distribution Date and the end of the second preceding Collection Period.

The "Series 1999A Principal Shortfall" means, as of the close of any Distribution Date for a Series of Series 1999A Notes, the excess of (i) the Series 1999A Principal Distribution Amount on such Distribution Date over (ii) the amount of principal actually distributed to the Series 1999A Noteholders on such Distribution Date.

The "Series 1999B-1 Noteholders' Interest Distribution Amount" means, with respect to any Monthly Distribution Date, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of the Series 1999B-1 Notes on the immediately preceding Monthly Distribution Date after giving effect to all principal distributions to holders of Series 1999B-1 Notes on such preceding Monthly Distribution Date (or, in the case of the first Monthly Distribution Date, on the Closing Date) and (ii) the Series 1999B-1 Interest Shortfall for such Monthly Distribution Date; provided that the Series 1999B-1 Noteholders' Interest Distribution Amount will not include any Carryover Interest on the Series 1999B-1 Notes.

The "Series 1999B-1 Interest Shortfall" means, with respect to any Monthly Distribution Date, the excess of (i) the Series 1999B-1 Noteholders' Interest Distribution Amount on the preceding Monthly Distribution Date over (ii) the amount of interest actually distributed to the Series 1999B-1 Noteholders on such preceding Monthly Distribution Date, plus interest on the amount of such excess interest due to the Series 1999B-1 Noteholders, to the extent permitted by law, at the related Series Interest Rate from such preceding Monthly Distribution Date to the current Monthly Distribution Date.

The "Series 1999B-1 Noteholders' Principal Distribution Amount" means, with respect to any Monthly Distribution Date, the Series 1999B-1 Principal Distribution Amount for such Monthly Distribution Date plus the Series 1999B-1 Principal Shortfall as of the close of the preceding Monthly Distribution Date; provided that the Series 1999B-1 Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1999B-1 Notes. In addition, on the Legal Final Maturity of the Series 1999B-1 Notes, the principal required to be distributed to the Series 1999B-1 Noteholders will include the amount required to reduce the outstanding principal balance on the Series 1999B-1 Notes to zero.

The "Series 1999B-1 Principal Distribution Amount" means, on each Monthly Distribution Date on and after which the principal balance of the Series 1999A Notes has been paid in full, an amount equal to the decline the Pool Balance between the end of the second Collection Period preceding a Monthly Distribution Date and the end of the immediately preceding Collection Period (reduced with respect to the first Monthly Distribution Date on which principal is to be paid on the Series 1999B-1 Notes by the Series 1999A Noteholders' Principal Distribution Amount on such Monthly Distribution Date).

The "Series 1999B-1 Principal Shortfall" means, as of the close of any Monthly Distribution Date, the excess of (i) the Series 1999B-1 Principal Distribution Amount on such Monthly Distribution Date over (ii) the amount of principal actually distributed to the Series 1999B-1 Noteholders on such Monthly Distribution Date.

The "Parity Percentage", as of any Distribution Date or other date, is the fraction expressed as a percentage, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period, and (ii) all amounts on deposit (including any accrued interest thereon) in the Collection Fund, the Acquisition Fund and the Reserve Fund as of the end of the preceding Collection Period (adjusted for payments made on such Distribution Date), and the denominator of which is the sum of (a) the Outstanding principal amount of the Notes (after payment thereon on such Distribution Date), and accrued and unpaid interest thereon and (b) accrued and unpaid Program Operating Expenses.

A "Collection Period" is each calendar month, except that the first Collection Period begins on the Closing Date and ends on ____________.

The "Pool Balance" as of the end of a Collection Period is equal to the aggregate principal balance of the Financed Student Loans (including accrued interest thereon capitalized through such date) as of the end of such Collection Period, after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Indenture Trustee during such Collection Period from or on behalf of borrowers and Guarantee Agencies and, with respect to certain payments on certain Financed FFELP Loans, the Secretary of Education and (ii) the principal portion of all Purchase Amounts received by the Indenture Trustee for such Collection Period.

SUBORDINATION OF THE SERIES 1999B-1 NOTES

The rights of the Noteholders of the Series 1999B-1 Notes to receive principal (under certain circumstances) and interest payments will be subordinated to such rights of the Noteholders of the Series 1999A Notes and to Exchange Counterparties under Senior Exchange Agreements to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt of principal and interest by the Noteholders of the Series 1999A Notes and the payment of any Senior Issuer Exchange Payments. See "The Indenture -- Collection Fund" herein.

The rights of the Noteholders of the Series 1999A Notes are on a parity with the rights of any Exchange Counterparty under any Senior Exchange Agreement. The rights of the Noteholders of all Series 1999A Notes and Exchange Counterparties under any Senior Exchange Agreements are superior to the rights of the Noteholders of the Series 1999B-1 Notes and the rights of any Exchange Counterparty under any Subordinate Exchange Agreement with respect to the trust.

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The rights of the Noteholders of the Series 1999B-1 Notes are on a parity with the rights of Exchange Counterparties under any Subordinate Exchange Agreements with respect to the trust.

                                   REDEMPTION

The Notes will be subject to redemption prior to maturity only as described below.

AUCTION OF THE FINANCED STUDENT LOANS

On or after __________, 20__, if the then outstanding Pool Balance is 10% or less of the Initial Pool Balance, the Indenture Trustee will offer the Financed Student Loans in the trust for sale. The depositor, the administrator, their affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such date. If at least two bids are received, the Indenture Trustee will accept the higher bid if it will pay transaction costs and all amounts due and payable to the Noteholders (including Carryover Interest) after application of funds on deposit in the Reserve Fund. If at least two bids are not received or the bid proceeds are not sufficient to pay transactions costs and all amounts due to the Noteholders, the Indenture Trustee may, but shall be under no obligation to, solicit bids for the sale of the Financed Student Loans on future Distribution Dates. The net proceeds of any such sale will be used, together with any funds on deposit in the Reserve Fund, to redeem any outstanding Notes at par plus accrued interest on the next applicable Distribution Date. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on any such auction date.

OPTIONAL REDEMPTION

All Outstanding Series of Notes will be subject to redemption in whole on any applicable Distribution Date in the event the depositor exercises its option to repurchase all remaining Financed Student Loans, and thus effect the early retirement of the Notes, on any applicable Distribution Date for the applicable Series on or after the Monthly Distribution Date on which the Pool Balance is equal to 10% or less of the Initial Pool Balance, at a price at least equal to, for each Financed Student Loan, the outstanding principal balance of such Financed Student Loan as of the end of the preceding Collection Period, together with all accrued interest thereon and unamortized premiums, if any, and sufficient to pay transaction costs and all amounts due to the Noteholders, including Carryover Interest, after application of funds on deposit in the Reserve Fund. Such an optional purchase of the Financed Student Loans will result in the prepayment of all Outstanding Notes. The Initial Pool Balance is expected to be $___________.

In addition, on and after the Series 1999A-1 Notes have been paid in full, the Series 1999A-2 Notes will be subject to redemption in whole or in part on any Auction Period Distribution Date prior to their Legal Final Maturity at the option of the issuer from funds deposited by or on behalf of the issuer with the Indenture Trustee, upon notice given by the Indenture Trustee to the Noteholders thereof not less than 15 days prior to the redemption date in the form and manner described below under the caption "-- Notice of Redemption", at a redemption price of 100% of the principal amount to be redeemed plus accrued interest to the date of redemption. The issuer may not exercise its option to redeem any Series 1999A-2 Notes unless after any such redemption the Parity Percentage is no less than ____% and certain other conditions relating to the minimum amount of Financed Student Loans bearing at a fixed rate held in the Student Loan Portfolio Fund are satisfied. See "The Indenture -- Student Loan Portfolio Fund" herein. In the event of a redemption in part, the Series 1999A-2 Notes to be redeemed will be selected by lot by the Indenture Trustee. No Series 1999A-2 Notes will be subject to redemption in part in an amount less than an Authorized Denomination thereof, and no portion of the Series 1999A-2 Notes is to be retained by a Noteholder in an amount less than an Authorized Denomination.

In connection with the optional redemption of any Series 1999A Notes, all unpaid Carryover Interest on such Series must be paid on or before the date of optional redemption of such Series.

NOTICE OF REDEMPTION

The Indenture Trustee is required to give written notice of redemption of the Notes to the Noteholders not less than 15 days prior to the date on which such Notes are to be redeemed. Each Note must be surrendered to the Indenture Trustee in exchange for payment of the redemption price. In the event the Indenture Trustee gives notice of redemption as provided above, and upon deposit with the Indenture Trustee of moneys for payment of the redemption price, including accrued interest, to the redemption date, the Notes so called for redemption will become due and payable at the redemption price specified in such notice and interest on such Notes will cease to accrue, and interest on any unpaid Carryover Interest will cease to accrue.

                                  THE INDENTURE

The Notes will be issued pursuant to an Indenture of Trust, dated as of _______ ___, 1999, as supplemented from time to time, and a related Terms Supplement, dated as of _______ ___, 1999 (collectively, the "Indenture"), among the issuer, the Eligible Lender Trustee and the Indenture Trustee. On the Closing Date, the issuer and the Eligible Lender Trustee will pledge the Financed Student Loans and other moneys received from the net proceeds of the Notes to the Indenture Trustee under the Indenture.

INDENTURE TRUSTEE

Firstar Bank, National Association, a national banking association organized under the laws of the United States, is the Indenture Trustee for the Notes. The Indenture Trustee's corporate trust office is located at 425 Walnut Street, ML5125, Cincinnati, Ohio 45202, and its telephone number is [(513) 762-8870]. The Indenture Trustee is also acting as the initial Eligible Lender Trustee under the Indenture, as a Co-owner Trustee of the trust and may serve from time to time as trustee under indentures or eligible lender trust agreements with the depositor or its affiliates relating to other issues of securities. In addition, the issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, National Association and its affiliates from time to time.

ELIGIBLE LENDER TRUSTEE

Firstar Bank, National Association, a national banking association organized under the laws of the United States, is the initial Eligible Lender Trustee for the issuer under the Eligible Lender Trust Agreement, dated as of _______ ___, 1999, between the Co-owner Trustee and the Eligible Lender Trustee (the "Eligible Lender Trust Agreement"). The office of the Eligible Lender Trustee is located at 425 Walnut Street, ML5125, Cincinnati, Ohio 45202. The Eligible Lender Trustee, on behalf of the issuer, will hold legal title to the Financed FFELP Loans in the trust. The Eligible Lender Trustee on behalf of the issuer has entered or will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to each Financed FFELP Loan. The Eligible Lender Trustee is qualified as an eligible lender for all purposes under the Higher Education Act and the Guarantee Agreements with respect to the Financed FFELP Loans.

One or more additional Eligible Lender Trustees may be added or substituted for the initial Eligible Lender Trustee from time to time subject to certain conditions set forth in the Indenture. Each such Eligible Lender Trustee must qualify prior to taking title to Financed FFELP Loans as an eligible lender and owner of such Financed FFELP Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans. Failure of the Financed FFELP Loans to be owned by an eligible lender would result in the loss of Guarantee

Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans. See "Description of the FFEL Program," and "Risk Factors -- Offset by Guarantee Agencies" in the Prospectus.

The issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, National Association and its affiliates and any other Eligible Lender Trustees and their affiliates from time to time.

REPORTS TO NOTEHOLDERS

The Indenture Trustee will provide by each Monthly Distribution Date to Rating Agencies and the applicable Noteholders of record as of the related Record Date, a statement setting forth substantially the information set forth under the caption "The Indentures -- Reports to Noteholders" in the Prospectus.

ACQUISITION FUND

In connection with the issuance of the Notes, the Indenture Trustee will establish an "Acquisition Fund". See "The Indentures -- Funds and Accounts" in the Prospectus. On the Closing Date, the Indenture Trustee will deposit $__________ in cash or Eligible Investments into the Acquisition Fund. See "Use of Proceeds" herein. Such amount will be used to acquire on or about ____________, through the Eligible Lender Trustee, the Financed Student Loans described under the caption "The Financed Student Loans" herein. There will be no Pre-Funding Account established under the Indenture.

Any portion of the balances of the Acquisition Fund which has not been, or which the issuer at any time determines cannot for any reason be, used to Finance Student Loans prior to ______________ shall, at the written direction of the issuer, be transferred to the Collection Account and if such balances so transferred equal or exceed $__________, substantially all of such balances shall be applied to pay principal on the Series 1999A-2 Notes on the next succeeding Auction Period Distribution Date for such Series.

STUDENT LOAN PORTFOLIO FUND

In connection with the issuance of the Notes, the Indenture Trustee will establish a "Student Loan Portfolio Fund". All Financed Student Loans (including, without limitation, any Financed Student Loans transferred to the Indenture Trustee for deposit under the Indenture by the trustee under any other indenture of trust between the depositor or any affiliate and such trustee) shall be included in the balances of the Student Loan Portfolio Fund. Financed Student Loans may also be applied (i) as provided in the applicable Purchase Agreements with respect to rejections and repurchases thereof, (ii) as provided in the applicable Servicing Agreements, (iii) as provided for defeasance of the Indenture, (iv) as required to obtain the benefits of a guarantee in case of default on such Financed Student Loan, and (v) in connection with the consolidation of such Financed Student Loan by the borrower.

The Indenture Trustee shall permit the sale of Financed Student Loans selected by the issuer only (i) to avoid an Event of Default or, if an Event of Default has occurred, as may be required or appropriate pursuant to the Indenture, (ii) in an exchange of Financed Student Loans as described below, (iii) in connection with a mandatory auction of the Financed Student Loans in the trust as described under the caption "Redemption" herein, and (iv) in connection with the purchase of the Financed Student Loans by the depositor when the Pool Balance is equal to ____% or less of the Initial Pool Balance as described under "Redemption" herein.

The issuer may at any time and from time to time instruct the Indenture Trustee to exchange Financed Student Loans for other Student Loans having an aggregate principal amount no less than the aggregate principal amount of the

Financed Student Loans being exchanged, bearing the same or higher rates of interest, being eligible, after exchange, for the same Special Allowance Payments, and having the same status, whether interim, grace or payout (provided, however, that as a result of such exchange the average principal amount of all of the Financed Student Loans included in the trust shall not be decreased, the average maturity of all such Financed Student Loans shall not be increased and no Student Loan shall be Financed which is not at the time authorized under the Indenture), provided, however, that the issuer certifies that such exchange will not materially adversely affect the sufficiency of Available Funds to meet the obligations of the issuer under the Indenture. The issuer may also exchange Financed Student Loans for other Student Loans which bear interest at a fixed rate, provided, however, that the issuer certifies that such exchange will not materially adversely affect the sufficiency of Available Funds to meet the obligations of the issuer under the Indenture.

Any sale, exchange or other disposition of Financed Student Loans described above that are FFELP Loans will be only to or with one or more eligible lenders under the Higher Education Act so long as the Higher Education Act requires the owner or holder of FFELP Loans to be an eligible lender.

COLLECTION FUND

In connection with the issuance of the Notes, the following Accounts will be established in the Collection Fund: a "Collection Account", a "Note Payment Account", an "Expense Account" and an "Excess Surplus Account".

Collection Account. The issuer will, and will cause each Seller and Servicer in accordance with the applicable Purchase Agreement or Servicing Agreement to, transfer all Available Funds received by it to the Indenture Trustee. The Indenture Trustee will, upon receipt of any Available Funds with respect to the Financed Student Loans held in the Student Loan Portfolio Fund, immediately deposit and credit such Available Funds to the Collection Account.

The Indenture Trustee will also deposit to the credit of the Collection Account the amount of any related Counterparty Exchange Payment received by the Indenture Trustee from an Exchange Counterparty pursuant to the provisions of its respective Exchange Agreement.

On or before ________, 19___, amounts on deposit in the Collection Account constituting Consolidation Loan prepayments may be applied for the Financing of Consolidation Loans by the Eligible Lender Trustee on behalf of the issuer that consolidate one or more of the Financed Student Loans in the trust and Serial Loans that are serial to an existing Financed Student Loan in the trust, provided that in no event shall the aggregate amount of Financed Student Loans in the trust that are Consolidation Loans or Serial Loans exceed $_________. The moneys to be so applied will be an amount equal to the full remaining unpaid principal and accrued and unpaid interest and late charges on all Financed Student Loans selected by the student borrower for consolidation. Moneys will be paid to the Sellers of Financed Student Loans or the holders of Student Loans selected for consolidation upon receipt by the Indenture Trustee of certain documentation from the issuer as provided in the Indenture. The Eligible Lender Trustee on behalf of the issuer may only purchase Financed Student Loans serviced by Servicers and guaranteed by Guarantee Agencies that have been approved by each Rating Agency at the time of purchase.


Expenses relating to the Notes may be paid from time to time from Available Funds in the Collection Account by transfers to the Expense Account for payment thereof. See "-- Expense Account" herein.


On each Monthly Distribution Date as described below, the Indenture Trustee will transfer from the Collection Account the following amounts in the following priority, subject to Available Funds for the immediately preceding Collection
Period:

         (i) to the Expense Account, to the extent required to increase the balance of such Account to the Program Expense Requirement calculated as of such Monthly Distribution Date;

         (ii)     to the Note Payment Account:

                  (a) an amount up to (A) the Series 1999A-1 Noteholders' Interest Distribution Amount for payment on such Monthly Distribution Date to the Series 1999A-1 Noteholders, and (B) any related Senior Issuer Exchange Payment with respect to the Series 1999A-1 Notes for payment to the related Senior Exchange Counterparty; and

                  (b) an amount up to (A) the Series 1999A-2 Noteholders' Interest Distribution Amount for payment on each Auction Period Distribution Date occurring in the next succeeding calendar month to the Series 1999A-2 Noteholders, and (B) any related Senior Issuer Exchange Payment occurring in the next succeeding calendar month with respect to the Series 1999A-2 Notes for payment to the related Senior Exchange Counterparty;

         (iii) to the Note Payment Account, an amount up to (A) the Series 1999B-1 Noteholders' Interest Distribution Amount for payment on such Monthly Distribution Date to the Series 1999B-1 Noteholders, and (B) any related Subordinate Issuer Exchange Payment with respect to the Series 1999B-1 Notes for payment to the related Subordinate Exchange Counterparty;

         (iv)     to the Note Payment Account:

                  (a) an amount up to the Series 1999A Noteholders' Principal Distribution Amount for payment on such Monthly Distribution Date to the Series 1999A-1 Noteholders until the principal balance thereof has been reduced to zero, then

                  (b) once the Series 1999A-1 Notes are no longer Outstanding, an amount up to the Series 1999A Noteholders' Principal Distribution Amount for payment on the next succeeding Auction Period Distribution Date to the Series 1999A-2 Noteholders until the principal balance thereof has been reduced to zero.

         (v) after the Series 1999A Notes are no longer Outstanding, to the Note Payment Account, an amount up to the Series 1999B-1 Noteholders' Principal Distribution Amount for payment on such Monthly Distribution Date to the Series 1999B-1 Noteholders;

         (vi) to the Reserve Fund, the amount, if any, required to increase the balance thereof to the Specified Reserve Fund Balance as described under the caption "-- Reserve Fund" herein;

        (vii) to the Note Payment Account, an amount up to Parity Percentage Payments to the extent then required:

                  (a) for payment to the Series 1999A-1 Noteholders on such Monthly Distribution Date until the principal balance thereof has been reduced to zero, then

                  (b) once the Series 1999A-1 Notes are no longer Outstanding, for payment to the Series 1999A-2 Noteholders on the next succeeding Auction Period Distribution Date until the principal balance thereof has been reduced to zero, then

                  (c) once the Series 1999A Notes are no longer Outstanding, for payment to the Series 1999B-1 Noteholders on such Monthly Distribution Date until the principal balance thereof has been reduced to zero;

         (viii)   to the Note Payment Account, an amount up to any Carryover
                  Interest:

                  (a) first to the Series 1999A-1 Noteholders for payment on such Monthly Distribution Date, and upon payment of all Carryover Interest due to the Series 1999A-1 Noteholders, then

                  (b) to the Series 1999A-2 Noteholders for payment on the next succeeding Auction Period Distribution Date, and upon payment of all Carryover Interest due to the Series 1999A-2 Noteholders, then

                  (c) to the Series 1999B-1 Noteholders for payment on such Monthly Distribution Date.

         (ix) to the Note Payment Account, an amount up to the amount, if any, owed an Exchange Counterparty in respect of an early termination payment or damages for early termination by, or as a result of a default by, the issuer under any Exchange Agreement for payment to such Exchange Counterparty; and

         (x)      any remainder, to the Excess Surplus Account.

Notwithstanding the foregoing, if on any Monthly Distribution Date following all distributions to be made on such Monthly Distribution Date, either:

         (a) the Outstanding principal amount of the Series 1999A Notes would exceed the sum of the Pool Balance plus the aggregate balance on deposit in the Funds and Accounts (exclusive of the balance of the Student Loan Portfolio Fund) under the Indenture at the end of the immediately preceding Collection Period less all distributions to be made on such Distribution Date, or

         (b) a payment Event of Default has occurred (but prior to the acceleration of the maturity of the Notes),

then, until the applicable conditions described in clauses (a) and (b) no longer exist, the Series 1999B-1 Noteholders' Interest Distribution Amount and the Series 1999B-1 Noteholders' Principal Distribution Amount will not be paid to the Series 1999B-1 Noteholders pursuant to clauses (iii) and (v) above and no Subordinate Issuer Exchange Payments will be made. For so long as any Series 1999A Notes remain Outstanding, such deferral in the payment of the Series 1999B-1 Noteholders' Interest Distribution Amount, Series 1999B-1 Noteholders' Principal Distribution Amount or Subordinate Issuer Exchange Payments (except with respect to the Legal Final Maturity of the Series 1999B-1 Notes) will not constitute an Event of Default under the Indenture. In addition, as long as the applicable conditions described in clause (b) continue to exist, the Series 1999A Noteholders' Principal Distribution Amount will be allocated and paid pro rata among each Series of Series 1999A Notes, without preference or priority of any kind. See "The Indentures -- Event of Default" in the Prospectus.

Notwithstanding the foregoing, principal payments will be made to the Series 1999A-2 Noteholders only in amounts equal to $50,000 and integral multiples in excess thereof. If the amount in the Note Payment Account otherwise required to be applied as a payment of principal either (i) is less than $50,000 or (ii) exceeds an even multiple of $50,000, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Auction Period Distribution Date, but will be retained in the Note Payment Account until the amount therein available for payment of principal equals $50,000.

With respect to the Series of Auction Rate Notes entitled to receive payments of principal, the actual Notes of such Series that will receive payments of principal on each applicable Auction Period Distribution Date will be selected no later than five Business Days prior to the related Auction Period Distribution Date by the Indenture Trustee by lot in such manner as the Indenture Trustee in its discretion may determine and which will provide for the selection for payment of principal in minimum denominations of $50,000, and integral multiples thereof.

Notice of the specific Auction Rate Notes to receive payments of principal is to be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five Business Days but no more than ten Business Days before the applicable Auction Period Distribution Date at the address of the applicable Noteholder appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other Notes not affected by such failure or defect. All notices of payment are to state: (i) the applicable Auction Period Distribution Date, (ii) the amount of principal to be paid, and (iii) the Series of the Auction Rate Notes to be paid.

Note Payment Account. On each Distribution Date, following the transfers to the Note Payment Account described above, the Indenture Trustee will distribute to the applicable Noteholders as of the related Record Date and Exchange Counterparties, if any, the amounts transferred to the Note Payment Account, together with any amounts transferred from the Reserve Fund and any Advances, as described under the caption "-- Collection Account" herein.

Expense Account. A portion of the proceeds from the offering of the Notes will be deposited into the Expense Account. See "Use of Proceeds" herein. Funds will also be deposited into the Expense Account, as described herein, from the Collection Account and from the Reserve Fund. See "-- Collection Account" herein and "-- Reserve Fund" herein. Funds in the Expense Account will be applied to pay Program Operating Expenses and Costs of Issuance, as described in the Indenture. In addition, expenses relating to the Notes may be paid from time to time from Available Funds on deposit in the Collection Account by transfers to the Expense Account for payment thereof.

Excess Surplus Account. On each Monthly Distribution Date, any Available Funds remaining after all required distributions are made on such Monthly Distribution Date will be deposited to the credit of the Excess Surplus Account. Amounts on deposit in the Excess Surplus Account may be withdrawn by the issuer at any time upon written request to the Indenture Trustee to be used for any lawful purpose; provided that after such withdrawal the Parity Percentage is at least ___%. Any Available Funds distributed to the issuer from the Excess Surplus Account will not thereafter be available to make payments on the Notes. Until withdrawal by the issuer, amounts on deposit in the Excess Surplus Account will be available for transfer by the Indenture Trustee to the Reserve Fund if, and to the extent that, a deficiency in the Reserve Fund remains after the transfers from the Collection Account. The issuer may also direct in writing that the Indenture Trustee transfer amounts on deposit in the Excess Surplus Account to the Collection Account or the Reserve Fund.


RESERVE FUND

In connection with the issuance of the Notes, the Indenture Trustee will establish a Reserve Fund for the Notes. See "Description of the Notes -- Credit Enhancement" in the Prospectus. On the Closing Date, the Indenture Trustee will deposit $__________ in cash or Eligible Investments into the Reserve Fund which is equal to its Specified Reserve Fund Balance.

The "Specified Reserve Fund Balance" on any Distribution Date for the Reserve Fund is equal to the greater of ____% of the outstanding principal balance of the Notes on such Distribution Date after giving effect to payments on such Distribution Date, or $__________, but not in excess of the outstanding principal balance of the Notes.


At any time the balance of the Reserve Fund is below its Specified Reserve Fund Balance, the Indenture Trustee will restore the Reserve Fund to its Specified Reserve Fund Balance by transfers on the next Monthly Distribution Date from among the following Accounts in the following order of priority:

         first, from the Collection Account after making all prior distributions on such Monthly Distribution Date as described under "-- Collection Fund" herein, and second,  from the Excess Surplus Account.

If the full amount required to restore the Reserve Fund to its Specified Reserve Fund Balance is not available in the Collection Account or Excess Surplus Account on the next succeeding Monthly Distribution Date, the Indenture Trustee will continue to transfer funds in such order of priority from the Collection Account as they become available and in accordance with the instructions for transfers from such Account as described under the caption "-- Collection Fund" herein and from the Excess Surplus Account until the deficiency in the Reserve Fund has been eliminated. Also, if amounts were transferred from the Reserve Fund to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Fund.


Any excess over the related Specified Reserve Fund Balance in the Reserve Fund will be transferred to the Collection Account. After the transfer of any such excess balance, the Reserve Fund will be used solely for the following purposes in the following order of priority:

         first, to make up any deficiency in the Expense Account immediately following the transfer of moneys into such Account pursuant to the Indenture;


         second, to increase the amount in the Note Payment Account to the amount required to pay interest on the Notes and any related Issuer Exchange Payment (other than interest or Carryover Interest on the Series 1999B-1 Notes or any Subordinate Issuer Exchange Payment when the payment of such interest or Subordinate Issuer Exchange Payment is deferred as described under the caption "--Collection Fund" herein) on any Distribution Date or on any other date on which interest is due upon redemption in whole or payment of the Notes or on any other date on which any related Issuer Exchange Payment is due and payable (other than any Subordinate Issuer Exchange Payments when their payment is deferred as described under the caption "-- Collection Fund" herein), by transfer and deposit by the Indenture Trustee to the credit of the Note Payment Account on any such date; and


         third, to provide for payment of the principal of any Series of Notes at the Legal Final Maturity thereof or for the payment of the principal of such Series being redeemed in whole as described under the caption "Redemption" herein, by transfer and deposit by the Indenture Trustee to the credit of the Note Payment Account on the Legal Final Maturity of such Series or the date of any such redemption, as the case may be.

The Reserve Fund is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them on each Distribution Date and principal due them on the Legal Final Maturity of the Notes or a date when the Notes are to be redeemed in whole and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, the Reserve Fund could be depleted. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This shortfall could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in a Reserve Fund other than amounts in excess of the related Specified Reserve Fund Balance will not be available to cover any aggregate unpaid Carryover Interest.



                                  UNDERWRITING


Subject to the terms and conditions set forth in an Underwriting Agreement dated _________ ___, 19___ (the "Underwriting Agreement"), among the issuer, Salomon Smith Barney Inc., Fifth Third/The Ohio Company, NationsBanc Montgomery Securities LLC and PNC Capital Markets, Inc. (collectively, the "Underwriters"), the issuer has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the issuer, the principal balance of each Series of Notes set forth below its name on the following chart:

                                                                                              NationsBanc
SERIES OF NOTES                            Salomon Smith            Fifth Third/              Montgomery               PNC Capital
                                            Barney Inc.           The Ohio Company          Securities LLC            Markets, Inc.
Series 1999A-1 Notes................
Series 1999A-2 Notes................
Series 1999B-1 Notes ...............

                  Total.............         ---------              -----------                ----------               ----------

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or purchase commitments of all Underwriters may be terminated. The issuer has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price with respect to each Series set forth on the cover page of this Prospectus Supplement. After the initial public offering, the public offering price may be changed.

The Underwriting Agreement provides that the issuer will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. Such indemnification is limited to the assets of the trust.

The Notes are new issues of securities with no established trading market. The issuer has been advised by the Underwriters that the Underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

In the ordinary course of their business, the Underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the issuer, the depositor, the administrator and their affiliates.

The issuer may, from time to time, invest the funds in the Funds and Accounts in Eligible Investments acquired from the Underwriters.


The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

                                  LEGAL MATTERS


Certain legal matters relating to the issuer, the Notes and federal income tax matters will be passed upon by Thompson Hine & Flory LLP. Certain legal matters relating to the Notes will be passed upon for the issuer by Calfee, Halter & Griswold LLP. Certain legal matters will be passed upon for the Underwriters by Squire, Sanders & Dempsey L.L.P. Each of these firms has performed legal services for the depositor and the administrator in the past, and it is expected that they will continue to perform such services in the future.


                                     RATING


It is a condition to the issuance and sale of each Series of Series 1999A Notes that they each be rated "AAA" by Fitch and "Aaa" by Moody's. It is a condition to the issuance of the Series 1999B-1 Notes that they be rated at least "A" by Fitch and at least "A2" by Moody's. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Carryover Interest.





The issuer has furnished and will furnish to such rating agencies certain information and materials, some of which have not been included in this Prospectus and Prospectus Supplement. Generally, a rating agency bases its rating on such information and materials and investigations, studies and assumptions furnished to and obtained and made by the rating agency. There is no assurance that any such rating will apply for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the rating agency, circumstances so warrant.

Each rating is subject to change or withdrawal at any time and any such change or withdrawal may affect the market price or marketability of the Notes. The Underwriters have undertaken no responsibility either to bring to the attention of the Noteholders any proposed change in or withdrawal of any rating of the Notes or to oppose any such change or withdrawal.

                                   APPENDIX A

                               AUCTION PROCEDURES

General

The following description of the Auction Procedures applies separately to each Series of Auction Rate Notes (to the extent set forth in the Prospectus Supplement). The term "Note," as used in this Appendix, refers to each Series of Auction Rate Notes, and the term "Noteholder" refers to Noteholders holding Auction Rate Notes.

Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

"Interest Determination Date" means, with respect to each series of Auction Rate Notes, the Initial Interest Determination Date, and thereafter, the Business Day immediately preceding the commencement of each Auction Period, other than: (i) an Auction Period which commences on an Auction Period Conversion Date; (ii) each Auction Period commencing after the ownership of such series of Auction Rate Notes is no longer maintained in book-entry form; (iii) each Auction Period commencing after and during the continuance of a Payment Default; or (iv) any Auction Period commencing less than two Business Days after the cure or waiver of a Payment Default. Notwithstanding the foregoing, the Interest Determination Date for one or more Auction Periods may be changed as described below under "Changes in Auction Terms".

Auction Participants.

         EXISTING NOTEHOLDERS AND POTENTIAL NOTEHOLDERS. Participants in each Auction will include: (i) "Existing Noteholders", which will mean, for purposes of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Noteholder Registry at the close of business on the Business Day preceding such Auction, and, for purposes of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes and (ii) "Potential Noteholders", which will mean any Person (including an Existing Noteholder) that is a Broker-Dealer for purposes of dealing with the Auction Agent, and a potential beneficial owner for purposes of dealing with a Broker-Dealer, who may be interested in acquiring Auction Rate Notes.

         By purchasing the Auction Rate Notes, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the Indenture; (ii) so long as the beneficial ownership of the Auction Rate Notes is maintained in book-entry form to sell, transfer or otherwise dispose of Auction Rate Notes, only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Noteholder of Auction Rate Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Auction Rate Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in such Sell Order; (v) that a Bid placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of Auction Rate Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Interest Rate, determined as described in this Appendix A; (vi) that a Bid placed by a Potential Noteholder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the Auction Rate Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate, determined as described in this Appendix A; and (vii) to tender its Auction Rate Notes for purchase at 100% of the principal amount thereof, plus accrued but unpaid interest and unpaid Carryover Interest, if any, and interest accrued thereon, on an Auction Period Conversion Date.

         The principal amount of the Auction Rate Notes purchased or sold may be subject to proration procedures on the Interest Determination Date. Each purchase or sale of the Auction Rate Notes on the Interest Determination Date will be made for settlement on the first day of the Interest Accrual Period immediately following such Interest Determination Date at a price equal to 100 % of the principal amount thereof plus accrued interest, if any. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

         AUCTION AGENT. Bankers Trust Company is appointed in the Indenture as initial Auction Agent to serve as agent for the issuer in connection with Auctions. The Indenture Trustee is directed by the issuer to enter into the initial Auction Agent Agreement with Bankers Trust Company, as the initial Auction Agent. Any substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Calculation Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days' notice to the Indenture Trustee, the issuer and the Calculation Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the issuer, or the Noteholders of at least 66-2/3 % of the aggregate principal amount of the Auction Rate Notes then Outstanding, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the issuer, the Indenture Trustee and the Calculation Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a substitute Auction Agent has been appointed and has accepted such appointment. If required by the issuer or the Calculation Agent, a substitute Auction Agent Agreement will be entered into with a substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 15 days after notifying the Indenture Trustee, the issuer and the Calculation Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

         If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the issuer (after receipt of a certificate from the Calculation Agent confirming that any proposed substitute Auction Agent meets the requirements described in the preceding paragraph above), shall use its best efforts to appoint a substitute Auction Agent.

         The Auction Agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         The Indenture Trustee will pay the Auction Agent the Auction Agent Fee on each Auction Period Distribution Date for the Auction Rate Notes and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable as provided in the Indenture. The issuer will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties under the Indenture, the Auction Agent Agreement and the Broker-Dealer Agreement and of enforcing this indemnification provision; provided that the issuer will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

         BROKER-DEALER. Existing Noteholders and Potential Noteholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer", including __________________________________
as the sole initial Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

         The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from moneys received from the Indenture Trustee, on each Auction Period Distribution Date. Such Broker-Dealer Fee is payable as provided in the Indenture and the Broker-Dealer Agreement. Broker-Dealers may submit Orders in Auctions for their own accounts. Any Broker-Dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other Broker-Dealers. The Broker-Dealer Agreements provide that a Broker-Dealer shall handle its customers' Orders in accordance with their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a Broker-Dealer must submit a Sell Order covering any Auction Rate Notes held for its own account.

         CALCULATION AGENT. Under the Calculation Agent Agreement, and in connection with the Auction Rate Notes, the "Calculation Agent", initially Salomon Smith Barney Inc., will act solely as agent of the issuer and will not assume any obligation or relationship of agency or trust for or with any of the Noteholders or book-entry interest owners of the Auction Rate Notes. The Calculation Agent will receive nominal compensation for the performance of its duties under the Calculation Agent Agreement.

Auction Procedures.

         GENERAL. Pursuant to the Indenture, Auctions to establish the Auction Rate for the Auction Rate Notes will be held on each Interest Determination Date, except as described under the caption "Description of the Notes -- Determination of the Auction Rate" in the Prospectus Supplement, by application of the Auction Procedures described herein and in the Indenture.




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         The Auction Agent will calculate the Maximum Auction Rate, the All Hold
Rate and the Applicable LIBOR Rate on each Interest Determination Date. The administrator will calculate and, no later than the Business Day preceding each Interest Determination Date, will report to the Auction Agent in writing, the Net Loan Rate. Upon receipt of notice from the Indenture Trustee of a failed Auction Period Conversion as described in the Indenture, the Auction Agent will calculate the Maximum Auction Rate, and the administrator will report to the Auction Agent in writing the Net Loan Rate, for the Auction Rate Notes as of such failed Auction Period Conversion Date and give notice thereof as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the Auction Rate Notes is no longer maintained in book-entry form, the Indenture Trustee will calculate the Maximum Auction Rate, and the administrator will report to the Indenture Trustee in writing the Net Loan Rate, for the Auction Rate Notes on the Business Day immediately preceding the first day of each Interest Accrual Period commencing after delivery of the Note certificates. If a Payment Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Interest Determination Date for (i) each Interest
Accrual Period commencing on or after the occurrence and during the continuance of such Payment Default and (ii) any Interest Accrual Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent will determine the Applicable LIBOR Rate for each Interest Accrual Period other than the Initial Period; provided, that if the ownership of the Auction Rate Notes is no longer maintained in book-entry form, or if a Payment Default has occurred, then the Indenture Trustee will determine the Applicable LIBOR Rate for each such Interest Accrual Period. The determination by the Indenture
Trustee or the Auction Agent, as the case may be, of the Applicable LIBOR Rate will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the Applicable LIBOR Rate.

         SUBMISSION OF ORDERS. So long as the ownership of the Auction Rate Notes is maintained in book-entry form, an Existing Noteholder may sell, transfer or otherwise dispose of Auction Rate Notes only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Noteholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Except with respect to the Interest Determination Date immediately preceding an Auction Period Conversion Date, Auctions will be conducted on each Interest Determination Date, if there is an Auction Agent on such Interest Determination Date, in the following manner (such procedures will apply to separately to each series of Auction Rate Notes).

         Prior to the Submission Deadline (defined as 12:30 P.M., eastern time, on any Interest Determination Date or such other time on any Interest Determination Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Interest Determination Date:

         (a) each Existing Noteholder of Auction Rate Notes may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of Outstanding Auction Rate Notes, if any, held by such Existing Noteholder which such Existing Noteholder desires to continue to hold without regard to the Series Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of Outstanding Auction Rate Notes, if any, which such Existing Noteholder offers to sell if the Series Interest Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Noteholder (a "Bid"); and/or (iii) the principal amount of Outstanding Auction Rate Notes, if any, held by such Existing Noteholder which such Existing Noteholder offers to sell without regard to the Series Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

         (b) one or more Broker-Dealers may contact Potential Noteholders to determine the principal amount of Auction Rate Notes which each such Potential Noteholder offers to purchase, if the Series Interest Rate for the


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next succeeding Auction Period will not be less than the rate per annum specified by such Potential Noteholder (also a "Bid").

         Each Hold Order, Bid and Sell Order will be an "Order". Each Existing Noteholder and each Potential Noteholder placing an Order is referred to as a "Bidder".

         Subject to the provisions described below under "Validity of Orders", a Bid by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Series Interest Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Notes to be determined as described below in "Acceptance and Rejection of Orders", if the Series Interest Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of Outstanding Auction Rate Notes to be determined as described below under "Acceptance and Rejection of Orders", if the rate specified therein will be higher than the Series Interest Rate and Sufficient Clearing Bids (as defined below) have not been made.

         Subject to the provisions described below under "Validity of Orders", a Sell Order by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of Outstanding Auction Rate Notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Notes as described below under "Acceptance and Rejection of Orders", if Sufficient Clearing Bids have not been made.

         Subject to the provisions described below under "Validity of Orders", a Bid by a Potential Noteholder will constitute an irrevocable offer to purchase:
(i) the principal amount of Outstanding Auction Rate Notes specified in such Bid if the Series Interest Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Notes as described below in "Acceptance and Rejection of Orders", if the Series Interest Rate is equal to the rate specified in such Bid.

         Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Interest Determination Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Auction Rate Notes that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Noteholder: (a) the principal amount of Auction Rate Notes, if any, subject to any Hold Order placed by such Existing Noteholder; (b) the principal amount of Auction Rate Notes, if any, subject to any Bid placed by such Existing Noteholder and the rate specified in such Bid; and (c) the principal amount of Auction Rate Notes, if any, subject to any Sell Order placed by such Existing Noteholder; and (iv) to the extent such Bidder is a Potential Noteholder, the rate specified in such Potential Noteholder's Bid.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

         If an Order or Orders covering all Outstanding Auction Rate Notes held by any Existing Noteholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Noteholder covering the principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder and not subject to an Order submitted to the Auction Agent.

         Neither the issuer, the Indenture Trustee nor the Auction Agent will be responsible for any failure of a Broker- Dealer to submit an Order to the Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.



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         An Existing Noteholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Notes then held by such Existing Noteholder. An Existing Noteholder that offers to purchase additional Auction Rate Notes is, for purposes of such offer, treated as a Potential Noteholder.

         Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Noteholder and (ii) not be accepted if submitted by a Potential Noteholder.

         VALIDITY OF ORDERS. If any Existing Noteholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder, such Orders will be considered valid as follows and in the order of priority described below.

         Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes held by such Existing Noteholder, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Notes subject to all such Hold Orders equals the aggregate principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder.

         Bids. Any Bid will be considered valid up to the amount of the excess of the principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder over the aggregate principal amount of Auction Rate Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Noteholder and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to the amount of such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Noteholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Outstanding Auction Rate Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified.

         Sell Orders. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder over the aggregate principal amount of Auction Rate Notes subject to valid Hold Orders and valid Bids as referred to above.

         If more than one Bid for Auction Rate Notes is submitted on behalf of any Potential Noteholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Noteholder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Noteholder covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Interest Determination Date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order", a "Submitted Bid" and a "Submitted Sell Order", respectively (collectively, "Submitted Orders").

         DETERMINATION OF SUFFICIENT CLEARING BIDS AND BID AUCTION RATE. Not earlier than the Submission Deadline on each Interest Determination Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

         (a) the excess of the total principal amount of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Notes"); and

         (b) from such Submitted Orders whether the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Potential Noteholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Bids by Existing Noteholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Noteholders above will be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (c) if Sufficient Clearing Bids exist, the "Bid Auction Rate" which will be the lowest rate specified in such Submitted Clearing Bids such that if:

                  (i) each such Submitted Bid from Existing Noteholders specifying such lowest rate and all other Submitted Bids from Existing Noteholders specifying lower rates were rejected (thus entitling such Existing Noteholders to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bids); and

                  (ii) each such Submitted Bid from Potential Noteholders specifying such lowest rate and all other Submitted Bids from Potential Noteholders specifying lower rates, were accepted,

the result would be that such Existing Noteholders described in subparagraph (i) above would continue to hold an aggregate principal amount of Outstanding Auction Rate Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Notes to be purchased by such Potential Noteholders described in subparagraph (ii) above, would equal not less than the Available Auction Rate Notes.

         NOTICE OF AUCTION RATE AND SERIES INTEREST RATE. Promptly after the Auction Agent has made the determinations described above, the Auction Agent will advise the Indenture Trustee of the Net Loan Rate for the Auction Rate Notes, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Interest Determination Date, and based on such determinations, the Auction Rate for the next succeeding Interest Accrual Period as follows:

         (a) if Sufficient Clearing Bids exist, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Bid Auction Rate so determined;

         (b) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the Maximum Auction Rate; or

         (c) if all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Accrual Period will be equal to the All Hold Rate.

         Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Series Interest Rate, which rate will be the lesser of (a) the Formula Rate and (b) the Net Loan Rate for the Auction Rate Notes. In no event shall the Series Interest Rate exceed 17%.

         ACCEPTANCE AND REJECTION OF ORDERS. Existing Noteholders will continue to hold the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders. If the Net Loan Rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate and if Sufficient Clearing Bids, as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate", have been received by the Auction Agent, the Bid Auction Rate will be the Auction Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as set forth below.

         If the Net Loan Rate for the Auction Rate Notes is greater than the Auction Rate, the Series Interest Rate shall be the Auction Rate. If the Net Loan Rate for the Auction Rate Notes is less than the Auction Rate, the Series Interest Rate will be the Net Loan Rate for the Auction Rate Notes. If the Auction Rate and the Net Loan Rate for the Auction Rate Notes are both greater than 17%, the Series Interest Rate shall be equal to 17%. If the Auction Agent has not received Sufficient Clearing Bids as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate" (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Holds Orders), the Series Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

         Sufficient Clearing Bids. If Sufficient Clearing Bids have been made and the Net Loan Rate for the Auction Rate Notes is equal to or greater than the Bid Auction Rate (in which case the Series Interest Rate will be the Bid Auction
Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Noteholders' Submitted Bids specifying any rate that is higher than the Series Interest Rate will be accepted, thus requiring each such Existing Noteholder to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (b) Existing Noteholders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be rejected, thus entitling each such Existing Noteholder to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (c) Potential Noteholders' Submitted Bids specifying any rate that is lower than the Series Interest Rate will be accepted;

         (d) Each Existing Noteholder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be rejected, thus entitling such Existing Noteholder to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids will be greater than the principal amount of Auction Rate Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of

Auction Rate Notes subject to Submitted Bids described in subparagraphs (b) and
(c) above, in which event such Submitted Bid of such Existing Noteholder will be rejected in part and such Existing Noteholder will be entitled to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Noteholders that specified a rate equal to the Series Interest Rate;

         (e) Each Potential Noteholder's Submitted Bid specifying a rate that is equal to the Series Interest Rate will be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Series Interest Rate; and

         (f) Each Potential Noteholder's Bid specifying a rate that is higher than the Series Interest Rate will be rejected.

         Insufficient Bids. If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders) or if the Net Loan Rate for the Auction Rate Notes is less than the Bid Auction Rate (in which case the Series Interest Rate shall be the Net Loan Rate for the Auction Rate Notes), or if the Series Interest Rate would be greater than 17%, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:

         (a) Existing Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Series Interest Rate will be rejected, thus entitling such Existing Noteholders to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

         (b) Potential Noteholders' Submitted Bids specifying (i) a rate that is equal to or lower than the Series Interest Rate will be accepted, and (ii) a rate that is higher than the Series Interest Rate will be rejected; and

         (c) Each Existing Noteholder's Submitted Bid specifying any rate that is higher than the Series Interest Rate and the Submitted Sell Order of each Existing Noteholder will be accepted, thus entitling each Existing Noteholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Auction Rate Notes held by such Existing Noteholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

         All Hold Orders. If all Outstanding Auction Rate Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

         Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Noteholder would be entitled or required to sell, or any Potential Noteholder would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Auction Rate Notes to be purchased or sold by any Existing Noteholder or Potential Noteholder so that the principal amount of Auction Rate Notes purchased or sold by each Existing Noteholder or Potential Noteholder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Noteholder would be entitled or required to purchase less than a principal amount of Auction Rate Notes equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Auction Rate Notes for purchase among Potential Noteholders so that only Auction Rate Notes in an Authorized Denomination are purchased by any Potential Noteholder, even if such allocation results in one or more of such Potential Noteholders not purchasing any Auction Rate Notes.

         Based on the results of each Auction, the Auction Agent will determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Noteholders and Existing Noteholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Auction Rate Notes.

         Neither the issuer nor any affiliate of the issuer may submit an Order in any Auction.

         Any calculation by the Auction Agent (or the administrator or the Indenture Trustee, if applicable) of the Series Interest Rate, the Applicable LIBOR Rate, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate for the Auction Rate Notes and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

         SETTLEMENT PROCEDURES. The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Series Interest Rate for the next Interest Accrual Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Interest Determination Date, if the Series Interest Rate is the Auction Rate, or 4:00 p.m., eastern time, on the Interest Determination Date, if the Series Interest Rate is the Net Loan Rate for the Auction Rate Notes. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the Series Interest Rate for the next Interest Accrual Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Notes as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Rate Notes or to deliver such Auction Rate Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent will record each transfer of Auction Rate Notes on the Existing Noteholders Registry to be maintained by the Auction Agent.

         In accordance with DTC's normal procedures, on the Business Day after the Interest Determination Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Notes delivered as necessary to effect the purchases and sales of Auction Rate Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

         If any Existing Noteholder selling Auction Rate Notes in an Auction fails to deliver such Auction Rate Notes, the Broker-Dealer of any person that was to have purchased Auction Rate Notes in such Auction may deliver to such person a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of Auction Rate Notes to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Notes will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Notes or to pay for the Auction Rate Notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see Appendix B, "Settlement Procedures".

Indenture Trustee Not Responsible for Auction Agent, Calculation Agent and Broker-Dealers.

         The Indenture Trustee will not be liable or responsible for the actions of or failure to act by the Auction Agent, Calculation Agent or any Broker-Dealer under the Indenture or under the Auction Agent Agreement, the Calculation Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Calculation Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms.

         CHANGES IN AUCTION PERIOD OR PERIODS. The issuer may change, from time to time, the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes (an "Auction Period Adjustment"). The issuer will not initiate such change in the length of the Auction Period unless it has received the written consent of the Calculation Agent, which consent shall not be unreasonably withheld, not less than fifteen days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The issuer will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Calculation Agent, the Depository and each Rating Agency then rating the Auction Rate Notes subject to such Auction Period Adjustment, in substantially the form of, or containing substantially the information contained in, the Indenture at least 10 days prior to the Interest Determination Date for such Auction Period.

         No Auction Period Adjustment may result in an Auction Period of less than 7 nor more than 91 days, with respect to Auction Rate Notes with a Short Auction Period, or in an Auction Period that is more than three months shorter or longer than the Auction Period established upon the issuance or Auction Period Conversion of such Auction Rate Notes, with respect to Auction Rate Notes with a Long Auction Period. An Auction Period Adjustment will not be allowed unless Sufficient Clearing Bids existed at both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

         An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Interest Determination Date for the first such

Auction Period, a certificate from the issuer authorizing an Auction Period Adjustment specified in such certificate and the written consent of the Calculation Agent described above and (B) Sufficient Clearing Bids exist at the Auction on the Interest Determination Date for such first Auction Period. If the condition referred to in (A) is not met, the Auction Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the length of the Auction Period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Series Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%, and the length of the Auction Period will remain the same.

         The issuer, with the written consent of the Rating Agencies then rating the Outstanding Notes, may, from time to time, change the length of one or more Auction Periods pursuant to an Auction Period Conversion. In the event of a failed Auction Period Conversion, the Series Interest Rate for the Auction Period for which the proposed Auction Period Conversion was to have been effective will be the lesser of the Maximum Auction Rate and the Net Loan Rate for the Auction Rate Notes, but in no event greater than 17%, and the length of the Auction Period will remain the same.

         CHANGES IN THE INTEREST DETERMINATION DATE. The Calculation Agent may specify an earlier Interest Determination Date than the Interest Determination Date that would otherwise be determined in accordance with the definition of "Interest Determination Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Interest Determination Date and the interest rate borne on the Auction Rate Notes. The issuer will not consent to such change in the Interest Determination Date unless the issuer shall have received from the Calculation Agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent. The Calculation Agent will provide notice of its determination to specify an earlier Interest Determination Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Interest Determination Date to the Indenture Trustee, the Auction Agent, the issuer and the Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the Indenture.

         The changes in Auction terms described above may be made with respect to any of the series of Auction Rate Notes (but in such latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of Auction Periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the Auction Agent will provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                   APPENDIX B

                              SETTLEMENT PROCEDURES

         If not otherwise defined below, capitalized terms used below will have the meanings given such terms in the Indenture. These Settlement procedures apply separately to each series of Auction Rate Notes.

         (a) Not later than (1) 3:00 P.M., eastern time, if the Series Interest Rate is the Auction Rate or (2) 4:00 P.M., eastern time, if the Series Interest Rate is the Net Loan Rate for the Auction Rate Notes, on each Interest Determination Date, the Auction Agent will notify by telephone each Broker-Dealer that participated in the Auction held on such Interest Determination Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

                  (i) the Series Interest Rate fixed for the next Interest Accrual Period;

                  (ii) whether there were Sufficient Clearing Bids in such Auction;

                  (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Noteholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be purchased or sold by such Existing Noteholder;

                  (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Noteholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Notes, if any, to be purchased by such Potential Noteholder;

                  (v) if the aggregate amount of Auction Rate Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Auction Rate Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be purchased from one or more Existing Noteholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (vi) if the principal amount of Auction Rate Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Auction Rate Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate Notes and the principal amount of Auction Rate Notes to be sold to one or more Potential Noteholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Noteholders on whose behalf each of such Seller's Broker-Dealers acted; and

                  (vii) the Interest Determination Date for the next succeeding Auction.

         (b) On each Interest Determination Date, each Broker-Dealer that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder will:

                  (i) advise each Existing Noteholder and Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Interest Determination Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Noteholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Noteholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Auction Rate Notes to be purchased pursuant to such Bid against receipt of such Auction Rate Notes;

                  (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Noteholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Noteholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of Auction Rate Notes to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order and each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Series Interest Rate for the next Interest Accrual Period;

                  (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Interest Determination Date; and

                  (vi) advise each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Interest Determination Date.

         (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Auction Rate Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Noteholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Noteholders, if any on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d) On each Interest Determination Date:

                  (i) each Potential Noteholder and Existing Noteholder with an Order in the Auction on such Interest Determination Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                  (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to (A) pay through the Depository to the Participant of the Existing Noteholder delivering Auction Rate Notes to such Broker-Dealer following such Auction pursuant to paragraph (b)(ii) above the amount necessary to purchase such Auction Rate Notes against receipt of such Auction Rate Notes and
         (B) deliver such Auction Rate Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Auction Rate Notes to be purchased pursuant to (b)(ii) above against receipt of such Auction Rate Notes.

         (e) On the Business Day following each Interest Determination Date:

                  (i) each Participant for a Bidder in the Auction on such Interest Determination Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or
         (b)(iii) above for such Auction, and the Depository will execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)
         (ii) above for such Auction, and the Depository will execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f) If an Existing Noteholder selling Auction Rate Notes in an Auction fails to deliver such Auction Rate Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Noteholder on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Notes that is less than the principal amount of Auction Rate Notes that otherwise was to be purchased by such Potential Noteholder. In such event, the principal amount of Auction Rate Notes to be so delivered will be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Rate Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent shall have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Auction Rate Notes or to pay for the Auction Rate Notes purchased or sold pursuant to an Auction or otherwise.

PROSPECTUS
                           STUDENT LOAN FUNDING TRUSTS
                       STUDENT LOAN FUNDING RIVERFRONT LLC
                                    DEPOSITOR
                      STUDENT LOAN FUNDING RESOURCES, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                         STUDENT LOAN ASSET-BACKED NOTES

-----------------------------
CONSIDER CAREFULLY THE             EACH TRUST:
RISK FACTORS IN THE
ACCOMPANYING PROSPECTUS            *     may issue student loan asset-backed notes in one or more series with one
SUPPLEMENT.                              or more levels of payment priority that are secured by and payable only from the related trust;
The Notes will represent
obligations of a trust             *     will use the proceeds of the Notes to pay the purchase price of student
only and will not                        loans that will be acquired as part of the trust. A separate trust will be
represent interests in or                established for each issuance of Notes under a separate trust indenture
obligations of the                       securing the payment of principal and interest on the Notes of that issue;
depositor, the master                    and
servicer, the
administrator or any of            *     will include:
their affiliates. The
Notes are not insured or                 *     student loans;
guaranteed by any person.
Except as noted in this                  *     money and investments held under the related indenture; and
document, the underlying
accounts and student                     *     other property described on the cover page of the accompanying
loans are not insured or                       prospectus supplement.
guaranteed by any person
or governmental agency.            THE NOTES:

This prospectus may be             *     will be secured by and will be paid only from their related trust assets;
used to offer and sell
any series of Notes only           *     will be rated in one of the four highest rating categories by at least one
if accompanied by the                    nationally recognized rating organization;
prospectus supplement for
that series, and this              *     may have one or more forms of credit enhancement; and
prospectus along with
that prospectus                    *     will be issued as part of a designated series that may be senior to, on a
supplement will                          parity with, or subordinate to any other series issued by the same trust.
constitute the prospectus
for that series.                   THE NOTEHOLDERS:

                                   *     will receive interest and principal payments from collections on the student loans and the other assets in the related trust; and

                                   *     are entitled to receive payments from collections on student loans and other assets held under the related indenture and securing their series of
                                         Notes, but have no entitlement to payments from student loans or other assets held under other indentures and securing other series of Notes.
-----------------------------

            NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS
              APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED
                 THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ______________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     The issuer provides information to you about the Notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of Notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of Notes, including:

      -     the timing of interest and principal payments;

      -     financial and other information about the student loans;

      -     information about credit enhancement for each series;

      -     the ratings for each series; and

      -     the method for selling the Notes.

     IF THE TERMS OF A PARTICULAR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. The issuer has not authorized anyone to provide you with different information. The Notes are not offered in any state where the offer is not permitted.

     The issuer has included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
FORMATION OF THE TRUSTS...................................................................................................     1
     The Trusts...........................................................................................................     1
     The Administrator and Master Servicer................................................................................     1
THE DEPOSITOR.............................................................................................................     3
THE FINANCED STUDENT LOAN POOL............................................................................................     4
MATURITY AND PREPAYMENT
     CONSIDERATIONS.......................................................................................................     5
DESCRIPTION OF THE FFEL PROGRAM...........................................................................................     6
     Loan Terms...........................................................................................................     9
     Contracts with Guarantee Agencies....................................................................................    17
     Federal Special Allowance Payments...................................................................................    21
     Education Loans Generally Not Subject to Discharge in Bankruptcy.....................................................    22
     Direct Loans.........................................................................................................    22
DESCRIPTION OF THE GUARANTEE
     AGENCIES.............................................................................................................    23
     Federal Agreements...................................................................................................    24
     Effect of Annual Claims Rate.........................................................................................    25
THE PRIVATE LOAN PROGRAMS.................................................................................................    25
TRANSFER AND SALE AGREEMENTS..............................................................................................    26
SERVICING.................................................................................................................    28
     Servicing Procedures.................................................................................................    29
     Servicer Covenants...................................................................................................    29
     Servicing Compensation...............................................................................................    30
DESCRIPTION OF THE NOTES..................................................................................................    30
     Payment of Available Funds...........................................................................................    31
     Interest.............................................................................................................    33
     Principal............................................................................................................    35
     Determination of LIBOR...............................................................................................    35
     Determination of the T-Bill Rate Index...............................................................................    36
     Auction Procedures...................................................................................................    37
     Credit Enhancement...................................................................................................    39
     Book-entry Registration..............................................................................................    40
     Definitive Notes.....................................................................................................    45
     List of Noteholders..................................................................................................    45
     Reports to Noteholders...............................................................................................    45
REDEMPTION................................................................................................................    47
SECURITY FOR THE NOTES....................................................................................................    47
     The Trust Assets.....................................................................................................    47
     Exchange Agreements..................................................................................................    48
THE INDENTURES............................................................................................................    48
     Indenture Trustee....................................................................................................    49
     Eligible Lender Trustee..............................................................................................    49
     Funds and Accounts...................................................................................................    49
     Advances.............................................................................................................    52
     Investment...........................................................................................................    52
     Covenants of the Issuer..............................................................................................    53
     Events of Default....................................................................................................    54
     Amendment and Supplemental Indentures................................................................................    58
     Defeasance...........................................................................................................    60
     Nonpresentment.......................................................................................................    61
     Removal of an Indenture Trustee; Resignation;  Successors............................................................    62
FEDERAL INCOME TAX CONSEQUENCES...........................................................................................    63
     Characterization of the Notes as Indebtedness........................................................................    63
     Characterization of the Trust........................................................................................    64
     Original Issue Discount..............................................................................................    65
     Variable Rate Notes..................................................................................................    68
     Anti-Abuse Rule......................................................................................................    70
     Market Discount......................................................................................................    71
     Amortizable Premium..................................................................................................    72
     Gain or Loss on Disposition..........................................................................................    72
     Miscellaneous Tax Aspects............................................................................................    73
STATE TAX CONSIDERATIONS..................................................................................................    74
USE OF PROCEEDS...........................................................................................................    74
ERISA CONSIDERATIONS......................................................................................................    74
AVAILABLE INFORMATION.....................................................................................................    75
REPORTS TO NOTEHOLDERS....................................................................................................    75
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................................    75
PLAN OF DISTRIBUTION......................................................................................................    76
RATING....................................................................................................................    76
GLOSSARY OF PRINCIPAL DEFINITIONS.........................................................................................   A-1
GLOBAL CLEARANCE,  SETTLEMENT AND TAX DOCUMENTATION PROCEDURES............................................................   B-1

                             FORMATION OF THE TRUSTS

THE TRUSTS

Each Trust will be formed under the laws of the jurisdiction set forth in the related Prospectus Supplement pursuant to a Trust Agreement for the transactions described in this Prospectus and each Prospectus Supplement. Each Trust will be a common law trust. A Trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

A Trust initially will be capitalized with a nominal cash payment. The right to receive any amounts remaining after payment of the Notes will be represented by the trust certificate which initially will be held by the depositor. The equity of the trust, together with the proceeds from the sale of each Series of Notes, will be used by the related Eligible Lender Trustee in connection with its acquisition, on behalf of the trust, of the Financed Student Loans from the depositor pursuant to the Transfer and Servicing Agreement. Upon the consummation of each such transaction, the assets of a Trust will include (a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the trust, (b) all funds collected in respect thereof on or after the applicable Cut-off Date, (c) all moneys and investments on deposit in the Collection Account, the Note Payment Account, the Expense Account, the Excess Surplus Account, the Reserve Fund and the Pre-Funding Account and (d) any other property specified in the related Prospectus Supplement. The Notes will be secured by certain property of the related Trust. The Collection Account, the Note Payment Account, the Expense Account, the Excess Surplus Account, the Reserve Fund and the Pre-Funding Account will be maintained with and in the name of the Indenture Trustee. To facilitate servicing and to minimize administrative burden an expense, the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee. Certain responsibilities of a Trust under the related Indenture will be undertaken on behalf of the trust by the administrator. See "The Administrator and Master Servicer" herein.

A Trust's principal offices will be located at the address of the applicable Eligible Lender Trustee set forth in the related Prospectus Supplement. For information regarding the Eligible Lender Trustee, see "The Indentures -- Eligible Lender Trustee" herein.

THE ADMINISTRATOR AND MASTER SERVICER

Student Loan Funding Resources, Inc., an Ohio corporation ("Resources"), offers a broad range of educational related financial services, including student loan secondary market services for lenders, education information outreach, and technical and other assistance to colleges and universities. The principal executive offices of Resources are located at One West Fourth Street, Suite 200, Cincinnati, Ohio 45202. Its telephone number is (513) 352-0222.

Resources will undertake certain responsibilities of the Co-owner Trustee, on behalf of the issuer, under the Indenture. Pursuant to an Administration Agreement between Resources and the Co-owner Trustee, on behalf of the issuer, Resources will provide management and administrative services to the issuer (in such role, the "administrator"). The administrator will receive an administration fee as compensation for the performance of its obligations and as reimbursement for its expenses related thereto. Pursuant to a Master Servicing Agreement between the Resources and the Co-owner Trustee, on behalf of the issuer, Resources will provide for the servicing of the Financed Student Loans (in such role, the master servicer"). The master servicer will receive a master servicing fee as compensation for the performance of the obligations and the reimbursement for its expenses related thereto.

However, the notes are neither obligations of nor guaranteed or insured by Resources in its capacity as the administrator or the master servicer.

Resources is a wholly owned subsidiary of the Foundation. Resources is governed by a Board of Directors that is currently authorized to have seven members. The following table sets forth certain information with respect to the directors of
Resources:

Susan E. Arnold.......................                    Vice President and General Manager,
                                                                 The Procter & Gamble Company

Ronald D. Brown.......................  Senior Vice President, Finance and Administration and
                                                      Chief Financial Officer, Milacron, Inc.

Scott S. Brown........................                 Dean, William Jewett Tucker Foundation
                                                                         of Dartmouth College

Thomas L. Conlan, Jr..................               President and Chief Executive Officer of
                                                     Resources and President of the Depositor

Lawrence A. Leser.....................                    Chairman, The E. W. Scripps Company

William S. Newcomb, Jr................             Partner, Vorys, Sater, Seymour & Pease LLP

Walker J. Wallace.....................                                Retired Vice President,
                                                                 The Procter & Gamble Company

The principal executive officers of Resources are:

     Thomas L. Conlan, Jr., 60, is President and Chief Executive Officer of Resources and is also President of the depositor. He has been engaged generally in financial analysis and financial feasibility work both in private business and in public finance areas including higher education, energy, housing and health care. He formerly was Executive Director for a joint select committee of the Ohio legislature on energy financing and state-wide program development and participated in developing an equivalent federal program. From its founding in 1981 through May, 1998, Mr. Conlan was President and CEO of The Student Loan Funding Corporation.

     Brian A. Ross, 41, is Senior Vice President and Chief Financial Officer of Resources and is also Senior Vice President and Manager of the depositor. Mr. Ross has 15 years of domestic and international financing and financial reporting experience with Fortune 500 firms in the manufacturing, retail and telecommunications industries. He has received a Master of Arts from the University of California, Berkeley and Bachelors of Arts from Miami University
(Ohio). He is a member of the Institute of Management Accountants and the American Economics Association. Through May, 1998, Mr. Ross was Senior Vice President and CFO of The Student Loan Funding Corporation.

     Stephen T. MacConnell, 52, is Senior Vice President of Legal Services and Human Resources of Resources. Prior to serving Resources, Mr. MacConnell was a named partner for 21 years in a prominent Cincinnati law firm. Mr. MacConnell is a trustee and/or officer of several national and local legal and non-profit organizations and is currently the Immediate Past President of the Cincinnati Bar Association. He received his Juris Doctorate from the University of Cincinnati and Bachelor of Arts from Miami University (Ohio). Through May, 1998, Mr. MacConnell was Senior Vice President of Legal Services and Human Resources for The Student Loan Funding Corporation.

     James H. Eickhoff, Jr., 37, is Senior Vice President of Business Development and Marketing Services of Resources. Mr. Eickhoff has 14 years of sales and marketing leadership experience within the health care and education fields. He has served on several state and national committees promoting literacy and school-to-work initiatives. He has a Bachelors of Arts from Hope College, Holland, Michigan.

                                  THE DEPOSITOR

Student Loan Funding Riverfront LLC (the "depositor") is a Delaware limited liability company organized as a bankruptcy remote special purpose entity. The depositor has the following two members: (i) Student Loan Funding Resources, Inc. (99% ownership), an Ohio corporation, and (ii) SLF Enterprises, Inc. (1% ownership), an Ohio corporation and wholly owned subsidiary of Student Loan Funding Resources, Inc.

The depositor is governed by a five-member Management Committee, which consists of the following individuals: Christopher P. Chapman, Thomas L. Conlan, Jr., Brian A. Ross, Kathryn A. Widdoes and Sandra K. Zimmerman. Mr. Conlan, Mr. Chapman and Mr. Ross are officers and employees of Student Loan Funding Resources, Inc. and Ms. Widdoes and Ms. Zimmerman are independent members of the Management Committee. The depositor has no full-time employees. Student Loan Funding Resources, Inc. ("Resources") acts as administrator for the depositor's business activities (in such role, the "administrator") and as master servicer (in such role, the "master servicer"). The principal executive offices of the depositor are located at One West Fourth Street, Suite ______, Cincinnati, Ohio 45202. The telephone number of such offices is (513) ____________.

Under the depositor's limited liability company agreement, the depositor will not engage in any activity other than (i) acquiring, holding, selling and managing student loans and other assets (consisting of moneys and investment securities on deposit in the funds and accounts under its indentures and the depositor's rights under certain contracts, including the Purchase Agreements) in the trusts and trust estates established by the depositor and proceeds therefrom, (ii) issuing one or more Series of Notes or other debt obligations under one or more indentures, (iii) making payments on the Notes or other debt obligations of the depositor, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish in connection with those activities.

The transactions contemplated hereby have been structured to prevent any voluntary or involuntary application for relief by Resources under any Insolvency Law from resulting in consolidation of the assets and liabilities of the depositor with those of Resources. These steps include the creation of the depositor as a separate, special purpose subsidiary pursuant to a limited liability company agreement containing certain limitations (including restrictions on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or other insolvency laws, as the case may be ("Insolvency Laws"), without the unanimous affirmative vote of its Management Committee, including the independent members). However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and the liabilities of the depositor should be consolidated with those of Resources in a proceeding under any Insolvency Law.

The depositor has received the advice of counsel to the effect that subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of Resources in the event of the application of any Insolvency Laws to Resources. Among other things, it is assumed by counsel that the depositor will follow certain procedures in the conduct of its affairs, including maintaining records and books of accounts separate from those of Resources, refraining from commingling its assets with those of Resources and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Resources. The depositor intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate identity. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of Resources. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Notes could occur or reductions in the amounts of such distributions could result.

Upon the occurrence of any of certain events of bankruptcy or insolvency with respect to the issuer, the Financed Student Loans and other assets constituting a Trust may be liquidated. The proceeds from any such liquidation would be treated as collections on such assets and deposited in the Funds and Accounts under the related Indenture. There can be no assurance that the proceeds from the liquidation of such assets and amounts (if any) on deposit in the funds and accounts held under such Indenture would be sufficient to pay the Notes issued under such Indenture in full.


                         THE FINANCED STUDENT LOAN POOL


The Notes are secured by and payable solely from their related Trust. Each Trust will include: (i) a pool of Financed Student Loans and moneys payable with respect thereto after their respective dates of acquisition or origination from moneys under the related Indenture; (ii) money and investment securities in the Funds and Accounts held by the Indenture Trustee under the related Indenture; and (iii) all rights of the issuer and the Eligible Lender Trustee in and to certain contracts. See "Security for the Notes -- The Trust Assets" in this Prospectus. "Financed" in the case of Financed Student Loans shall refer to Student Loans made or acquired directly, or indirectly through the Eligible Lender Trustee, with the proceeds of the Notes or moneys in the Acquisition Fund, the Pre-Funding Account, if any, or the Collection Account, or upon the exchange of Financed Student Loans pursuant to an Indenture, and included in the related Student Loan Portfolio Fund. The pool of Financed Student Loans will include the Student Loans to be Financed by the issuer or the applicable Eligible Lender Trustee on behalf of the issuer from time to time as of the applicable Cut-off Date and, if set forth in the related Prospectus Supplement, any additional Student Loans to be Financed by the issuer or the applicable Eligible Lender Trustee on behalf of the issuer after the Cut-off Date as described in the related Prospectus Supplement.

The Financed Student Loans will include FFELP Loans and Private Loans that meet several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the FFEL Program or the applicable Private Loan Program, as the case may be, to, or on behalf of, a student who has graduated or is expected to graduate from an accredited institution of higher education, a for-profit educational institution or to, or on behalf of, a student who is enrolled in private primary or secondary schools, (ii) bears interest at the maximum interest rate permitted under the applicable program, or such lesser rate of interest as is approved by the Rating Agencies in accordance with the related Indenture, (iii) contains terms in accordance with those required by the applicable program, the Guarantee Agreements and other applicable requirements, and (iv) is not more than 59 days past due as of the related Cut-off Date. The relative percentages of each type of Financed Student Loan to be included in the pool of Financed Student Loans will be determined from time to time in accordance with the related Indenture. See "Description of the FFEL Program," "Description of the Guarantee Agencies" and "The Private Loan Programs" herein.

In addition to the criteria described in the preceding paragraphs, a provider of Credit Enhancement may require certain other characteristics for additional Financed Student Loans in the related Trust. However, following each acquisition of additional Financed Student Loans into a Trust by the issuer or an Eligible Lender Trustee on behalf of the issuer, the aggregate characteristics of the entire pool of Financed Student Loans in the trust, including the composition and type of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount to be described in tables included in each Prospectus Supplement, may vary significantly from those of the Financed Student Loans, if any, acquired by the issuer or the Eligible Lender Trustee on behalf of the issuer and constituting a portion of such Trust as of the applicable Cut-off Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans in such Trust on any date following the related Cut-off Date may vary significantly from that set forth in the tables included in the related Prospectus Supplement as a result of variation in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information included in the related Prospectus Supplement with respect to the original term to maturity and remaining term to maturity of Financed Student Loans as of the related Cut-off Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

Each Prospectus Supplement will set forth, as of the related Cut-off Date, various information with respect to the initial Financed Student Loans in the related Trust. Such information may include the composition of the Financed Student Loans, the distribution by loan type, the distribution by interest rates, the distribution by outstanding principal balance, the distribution by geography, the distribution by insurance or guarantee level, the distribution by school type, the distribution by Guarantee Agency or Private Loan Program, the distribution by remaining term to scheduled maturity and the distribution by borrower payment status. See "The Financed Student Loans" in the accompanying Prospectus Supplement. Each Prospectus Supplement will also contain information with respect to other Financed Student Loans constituting the related Trust.

Each of the FFELP Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Grace Periods, Deferment Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan. Private Loans may contain different amortization provisions.


                     MATURITY AND PREPAYMENT CONSIDERATIONS


The rate of payment of principal of the Notes and the yield on the Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the issuer of Financed Student Loans, (iii) Parity Percentage Payments, and (iv) deferrals or delays in payment on the Financed Student Loans resulting from defaults, Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancing through Consolidation Loans.

All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of (i) borrower default, death, disability or bankruptcy, (ii) a closing of or false certification by the borrower's school, (iii) subsequent liquidation or collection of Guarantee Payments with respect thereto (including for the purpose payments by any guarantor or escrow fund under a Private Loan Program), and (iv) Financed Student Loans being repurchased by the respective Seller as a result of a breach of a representation and warranty. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancing through Consolidation Loans to the extent such Consolidation Loans are sold to the applicable Eligible Lender Trustee on behalf of the issuer as described above. In that event, the fact such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans in the related Trust and the average life of the related Notes. The rate of payment of principal of the Notes and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of Guarantee Agencies to make Guarantee Payments with respect to Financed Student Loans.

The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be born entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


                         DESCRIPTION OF THE FFEL PROGRAM

The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "Guarantee Agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.


The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program through June 30, 2003. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), the Intermodal Surface Transportation Efficiency Act of 1998, the 1997 Budget Reconciliation Act (P.L. 105-33), the Emergency Student Loan Consolidation Act of 1997, the Higher Education Technical Amendments Act of 1993, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992, which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987, the Higher Education Amendments of 1986, which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 and the Education Amendments of 1980.

Omnibus Budget Reconciliation Act of 1993. Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the Guarantee Agencies, as such changes reduce certain financial benefits previously enjoyed by Guarantee Agencies and give the Department of Education broad powers over Guarantee Agencies and their reserves. See "-- Contracts with Guarantee Agencies" and "Description of the Guarantee Agencies" herein for a more detailed description of the impact of such legislation on Guarantee Agencies. The changes create a significant risk that the resources available to the Guarantee Agencies to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department of Education (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the FFEL Program. Under the Federal Direct Student Loan Program, the Department of Education directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the Servicers and other parties may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the Servicers is reduced. Such reductions or effects could occur as a result of reductions in the volume of new loans made under the FFEL Program or the consolidation of existing loans under the Federal Direct Student Loan Program. Such cost increases could affect the ability of the master servicer or the Servicers to satisfy their obligations to service the Financed Student Loans or to purchase Financed Student Loans in the event of certain breaches of the Servicers' covenants. See "Servicing -- Servicer Covenants" herein. Such volume reductions could further reduce revenues received by the Guarantee Agencies available to pay claims on defaulted Financed FFELP Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the Financed FFELP Loans and lower prices available in the secondary market for those loans.

Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Consolidation Loan; (2) changing the borrower interest rate on new Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum); (3) providing that the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Consolidation Loans. Except for the last of the above changes, all such provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFEL Program. These provisions include, among other things, requiring Guarantee Agencies to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Guarantee Agencies and a continuation of the administrative cost allowance payable to Guarantee Agencies (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed). See "-- Contracts with Guarantee Agencies" herein.

1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP Loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFEL

Program that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill rate plus 2.80% (2.20% during school, grace and deferment).

1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in the FFEL Program. The major provisions of the 1998 Reauthorization Bill include the following:

     - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFEL Program statute.

     - Guarantee Agency reserve funds were restructured so that Guarantee Agencies are provided with additional flexibility in choosing how to spend certain funds they receive.

     - Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall.

     - The administrative cost allowance was replaced by two new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

     - The percentage of collections on defaulted Student Loans a Guarantee Agency is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender of the Student Loan.

     - Federal reinsurance provided to Guarantee Agencies is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

     - The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

     - Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

     - Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

     - The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

     - The Federal Consolidation Loan interest rate calculation was revised to reflect the rate of Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

     - Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after such date outstanding loans under the FFEL Program totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

     - The Secretary of Education is authorized to enter into six voluntary flexible agreements with Guarantee Agencies under which various statutory and regulatory provisions can be waived.

     - Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying FFELP Loans to issue a Federal Consolidation Loan to a borrower whose underlying FFELP Loans are held by multiple holders.

     - Inducement restrictions were revised to permit Guarantee Agencies and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

     - The Secretary of Education is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

     - Discharge of FFELP Loans and certain other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been due for more than seven years prior to the bankruptcy filing.

The new recall of reserves and reduced reinsurance for Guarantee Agencies increase the risk that resources available to the Guarantee Agencies to meet their guarantee obligations will be significantly reduced.

There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the Guarantee Agencies or by the issuer or the Eligible Lender Trustee with respect to Financed FFELP Loans.


This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

LOAN TERMS


Four types of loans are currently available under the FFEL Program: Stafford Loans, Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the

FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.


Eligibility

General. A student is eligible for loans made under the FFEL Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.


Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.


Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.


PLUS Loans. PLUS Loans are made only to borrowers who are parents, certain guardians and, under certain circumstances, spouses of remarried parents of dependent undergraduate students. For PLUS Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between PLUS Loans and SLS Loans. Student borrowers were eligible for PLUS Loans; however, parents of graduate and professional students were ineligible.


SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Except as described in clause (c), eligibility was determined without regard to need.


Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple, each of whom has outstanding loans under the FFEL Program, who agrees to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan.

For Consolidation Loans disbursed prior to July 1, 1994, the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.


Interest Rates


The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the depositor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.


Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

         (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

         (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

         (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

         (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

         (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1 % per annum (but not to exceed 9% per annum).

     For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):


         (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum, or


         (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1 % per annum but not to exceed:

                (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods. During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1 %, and the rate shall not exceed 8.25% per annum.


For Stafford Loans made on or after July 1, 1998 but before July 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus (x) 1.7% per annum prior to the time the loan enters repayment and during any Deferment Periods, and (y) 2.3% per annum during repayment, but not to exceed 8.25% per annum.


Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.


PLUS Loans. The applicable interest rate on a Plus Loan:


         (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

         (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

         (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

         (d) made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

         (e) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12- month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

         (f) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum; or


         (g) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the proceeding June 1, plus 3.1% per annum (but not to exceed 9% per annum).






If requested by the borrower, an eligible lender may consolidate SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan at a variable interest rate). In such a case, proceeds of the new loan are used to discharge the original loan.

SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. Consolidation Loans made on or after November 13, 1997 and before October 1, 1998 bear interest at the annual variable rate applicable to Stafford Loans. Consolidation Loans for which applications are received on or after October 1, 1998 bear interest at a rate equal to the weighted average rate of the loans consolidated rounded to the nearest one-eighth of 1%, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees -- Rebate Fees on Consolidation Loans" below.


Loan Limits

Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility Stafford Loans" above. Additional limits are described below.


Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.


At the time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.


PLUS Loans. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.


SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other FFEL Program loans to such student for such academic year, up to a maximum amount of all FFEL Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited (similar to the limits described above under "Stafford Loans").

Repayment

Loans made under the FFEL Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.


In addition, since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The depositor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.


No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act, (iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and (x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 changes, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses (vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 changes, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten-year maximum term.

The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.


As described under the caption "-- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during Forbearance Periods and, if the loan is not eligible for interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.


Disbursement

Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans.

However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.


Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Unsubsidized Stafford Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a Plus Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, Plus and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5%, of the principal amount of the loan.

Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education an origination fee equal to 0.5% of the initial principal amount of such loan.

Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan is required to pay to the Secretary of Education a monthly fee at an annualized rate of 1.05% (.62% for applications received between October 1,1998 and January 31, 1999) of the principal amount of, and accrued interest on, such Consolidation Loan.


Loan Guarantees


Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies" herein. For loans made on or after October 1, 1993, the minimum percentage of the principal amount of loans which a Guarantee Agency must pay is 98% and the Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. The 1998 Reauthorization Bill further reduced the maximum reinsurance rate to Guarantee Agencies from 98% to 95% for loans made on or after October 1, 1998. Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See
"-- Contracts with Guarantee Agencies" below.


CONTRACTS WITH GUARANTEE AGENCIES

Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.


The Secretary of Education has certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 5% in any year, or if the Secretary of Education determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary of Education can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the Guarantee Agency is in danger of financial collapse, the Secretary of Education may terminate the Guarantee Agency's reimbursement contract. The circumstances under which the Secretary of Education may terminate such reimbursement contracts also includes a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans. See "-- Direct Loans" below.

The Secretary of Education is authorized to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary of Education terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary of Education shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary of Education is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary of Education has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary of Education for payment, unless the Secretary of Education has provided for the assumption of such guarantees by another Guarantee Agency.


Federal Reimbursement


A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies -- Federal Agreements" herein. Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. For loans made on or after October 1, 1993, the Secretary of Education currently agrees to reimburse the Guarantee Agency for a maximum of 98% of the amount expended with respect to guaranteed loans. The 1998 Reauthorization Bill further reduced the maximum reinsurance rate to Guarantee Agencies from 98% to 95% for loans made on or after October 1, 1998. Depending on the claims rate experience of a Guarantee Agency, such 100%, 98% or 95% reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993 or 95% for loans made on or after October 1, 1998). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1, 1993 or 85% for loans made on or after October 1, 1998). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1, 1993 or 75% for loans made on or after October 1,1998). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less: (1) guarantee payments on such loans,
(2) the original principal amount of such loans that have been fully repaid, and
(3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on a guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and (ii) an amount equal to 24% (23% beginning October 1, 2003) (or 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1998 changes, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 27%.


A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

Rehabilitation of Defaulted Loans


Under Section 428F of the Higher Education Act, each Guarantee Agency is required to enter into an agreement with the Secretary of Education pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.


Eligibility for Federal Reimbursement

To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.


Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days (or 270 days for loans on which the first day of delinquency occurs on or after October 1, 1998) if it is repayable in monthly installments or 270 days



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

(or 330 days for loans on which the first day of delinquency occurs on or after October 1, 1998) if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantee Agency) that vary depending upon the length of time a loan is delinquent.


Federal Interest Subsidy Payments

"Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies -- Federal Agreements," whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Federal Administrative Expense Allowances


Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. Budget legislation adopted since that time has provided for the payment to Guarantee Agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume, which has been extended through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, however, such amounts are subject to decreasing aggregate limits. Under the 1998 Reauthorization Bill, the administrative cost allowance was replaced by two new payments: (1) a student loan processing fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and (2) an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001- 2003) paid annually on outstanding guaranteed Student Loans.


Federal Advances


Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary of Education, including if the Secretary of Education is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.


FEDERAL SPECIAL ALLOWANCE PAYMENTS


The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986, is computed by subtracting the applicable interest rate on such loans from the T-Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, 3.25% has been substituted for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, 3.1% has been substituted for 3.25% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, 2.5% has been substituted for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For Stafford and Unsubsidized Stafford Loans disbursed on or after July 1, 1998, the 1998 Amendments substitute 2.2% for 2.5% in such formula prior to the time such loans enter repayment and during any Deferment Periods, and substitute 2.8% for 3.1% in such formula while such loans are in repayment.

For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- PLUS Loans" and "--SLS Loans" above. Special Allowance Payments are paid with respect to PLUS Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. Special Allowance Payments are made on Consolidation Loans whenever the bond equivalent rate of 91-day Treasury Bills plus 3.1% exceeds the borrower's interest rate. The portion, if any, of a Consolidation Loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for Special Allowance Payments.

The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.


Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge the borrower as an origination fee, as described above under "Loan Terms -- Fees -- Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

EDUCATION LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

Under the United States Bankruptcy Code, educational loans are not generally dischargeable. Title 11 of the United States Code at Section 523(a)(8) provides as follows:

         (a) A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b)
of this title does not discharge an individual debtor from any debt --

              (8) for an educational benefit overpayment or loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution, or for an obligation to repay funds received as an educational benefit, scholarship or stipend unless excepting such debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor's dependents.


DIRECT LOANS


The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the Federal Direct Student Loan Program to constitute 5% of the total volume of loans made under the FFEL Program and the Federal Direct Student Loan Program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the Federal Direct Student Loan Program thereafter. Based upon available information, participation by schools in the Federal Direct Student Loan Program has not been sufficient to meet the goals for the 1995-1996, 1996-1997 or 1997-1998 academic years.

The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL Program, though more flexible repayment provisions are available under the Federal Direct Student Loan Program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs.

It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL Program.

                      DESCRIPTION OF THE GUARANTEE AGENCIES


The Financed Student Loans in a Trust may be guaranteed by any one or more Guarantee Agencies identified in the related Prospectus Supplement. The following discussion relates to Guarantee Agencies under the FFEL Program. The particular arrangements of a guarantor or escrow fund with respect to a Private Loan Program will be described in the Prospectus Supplement for that issuance, as applicable.

A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days (or 270 days for loans made on or after October 7, 1998). The default claim package must include all information and documentation required under the FFEL Program regulations and the Guarantee Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency (which generally is expected to be 300 days following the date a loan becomes delinquent). The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.


In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.


Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the various recalls of reserves by the Department of Education, the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 23%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program".

The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student

Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. Pursuant to the 1997 Budget Reconciliation Act (P.L. 105-33), the Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The 1998 Reauthorization Bill mandates additional recall of reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, certain minimum reserve levels are protected from recall. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary of Education has made the determinations, and advised the Guarantee Agencies, of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of the FFEL Program" herein.


Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantee Agency is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantee Agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the Guarantee Agency. See "Description of the FFEL Program" herein.

There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.


Information relating to the particular Guarantee Agencies guaranteeing the Financed Student Loans will be set forth in the Prospectus Supplement. Such information, which is particularly within each respective Guarantee Agency's knowledge, will be requested of and provided by the respective Guarantee Agencies. Such information and information included in the reports referred to therein will not be verified by or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the Underwriters or their respective counsel, and will comprise all information in request of each such Guarantee Agency that the issuer obtains after a reasonable request and inquiry.


FEDERAL AGREEMENTS


Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 75% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1998 Reauthorization Bill reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1998. See "-- Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement".

In addition to guarantee benefits, qualified Student Loans acquired under the FFEL Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act (as amended, an "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, 1997 and 1998, respectively, (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency, under such contracts.


EFFECT OF ANNUAL CLAIMS RATE

A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Student Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.


In general, Guarantee Agencies are currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made on or after October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is obligated to provide 98% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 88%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 78%. For loans made on or after October 1, 1993, each Guarantee Agency is entitled to at least 78% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1998 are reduced from 98%, 88% and 78% to 95%, 85% and 75%, respectively. See "Description of the FFEL Program" herein.


                            THE PRIVATE LOAN PROGRAMS


To the extent described in the Prospectus Supplement for a Series, a Trust may include Financed Private Loans issued under one or more Private Loan Programs. The Private Loan Programs will be specifically identified in the

Prospectus Supplement with respect to such Series. The Prospectus Supplement for a Series may specify a maximum percentage of Financed Private Loans that may comprise part of the related Trust. This summary identifies characteristics common to most Private Loan Programs but is qualified by the specific disclosure set forth in the related Prospectus Supplement.


Private Loans made under most Private Loan Programs are based on the credit of the borrower or his or her parents or co-borrowers. In general, applicants are required to have a minimum annual income and a monthly debt burden, including the Financed Student Loan, of no greater than a specified percentage of their monthly income. In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. The various Private Loan Programs have different standards as to what constitutes a satisfactory credit history.

Eligible post-secondary borrowers of a Private Loan often are required to be engaged in a course of study at a qualifying educational institution, which may include two-year colleges, four-year colleges and for-profit schools. Certain Private Loan Programs are specifically designed for graduate or professional students, or for students attending elementary or secondary private schools. The institutions generally must be located in the United States or Canada. Often, the borrower (or a co-applicant) must be a citizen or resident of the United States. Some Private Loans may be a consolidation of existing Private Loans.

The amount that may be borrowed under a Private Loan Program varies based upon the Private Loan Program. Typically, borrowers must borrow at least a minimum amount with respect to any academic year, and may not borrow more than a maximum amount per academic year, or a maximum amount under the Private Loan Program. However, the amount of the Private Loan plus other financial aid received by a student, normally may not exceed the cost of education, as determined by the school.

A guarantee fee or origination fee typically is deducted from the Private Loan proceeds. Depending on the Private Loan Program, all or a portion of this fee is either paid to the agency that has established the Private Loan Program and that guarantees the repayment of all or a substantial portion of the Private Loan under certain specified circumstances or deposited into an escrow fund to repay all or a substantial portion of the Private Loan under certain specified circumstances. The obligation to guarantee or the right to receive payment from an escrow fund is typically dependent upon the proper servicing of such Private Loan by the Servicer thereof.


The interest rate on a Private Loan varies based upon the Private Loan Program and can either be fixed or variable. Floating rates may be based upon the prime rate or the T-Bill Rate Index, or some other objective standard. Interest typically accrues at a rate equal to the index plus a margin, but subject to a maximum rate per annum, with the interest rate being adjusted periodically.

Repayment of a Private Loan usually is required to commence within 45 to 90 days following the borrowing. However, certain Private Loan Programs permit a borrower to defer the repayment of principal while the student is in school (often up to a maximum number of years). In such event, principal repayments typically begin promptly following graduation. Most Private Loan Programs permit prepayment of the Private Loan at any time without penalty. Borrowers typically may schedule repayment over a 10 to 25-year period, subject to a minimum monthly payment obligation.

                          TRANSFER AND SALE AGREEMENTS

On the Closing Date for any Series of Notes, the depositor will cause its eligible lender trustee to contribute and assign to the Eligible Lender Trustee on behalf of the related Trust, without recourse, its entire interest in the

Financed Student Loans described in the Transfer and Sale Agreement and all collections received and to be received with respect thereto for the period on or after the Cut-off Date.

Conveyance of Financed Student Loans; Representations and Warranties. The depositor will make certain representations and warranties with respect to the Financed Student Loans to the related Trust, including, among other things, that
(i) each Financed Student Loan, at the time of transfer to the trust, is free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or, to the depositor's knowledge, threatened; (ii) the information provided with respect to the Financed Student Loans is true and correct in all material respects as of the Cut-off Date; and (iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by (A) the FFEL Program or under any Guarantee Agreement with respect to FFELP Loans and
(B) any related Private Loan Program with respect to Private Loans.

Following the discovery by or notice to the depositor of a breach of any such representation or warranty with respect to any Financed Student Loan that results in the failure of a Guarantee Agency (including for this purpose any guarantor under a Private Loan Program) to make a Guarantee Payment to the Eligible Lender Trustee, the depositor will purchase such Financed Student Loan from the Eligible Lender Trustee at a price equal to the sum of (1) the then outstanding principal balance of such Financed Student Loan; (2) interest payable by the obligor accrued and unpaid with respect to such Financed Student Loan to and including the date of purchase; (3) an amount equal to any Special Allowance Payments or Interest Subsidy Payments, if applicable, in respect of such Financed Student Loan for such period as the Financed Student Loan was held by or on behalf of the issuer to which the issuer was not entitled due to ineligibility of such Financed Student Loan; and (4) any unamortized premium.

The depositor is required to repurchase such Financed Student Loan within ten business days after receiving written notice from the Co-owner Trustee requesting repurchase and setting forth the reason therefor. Any Financed Student Loan returned to the depositor which has been endorsed to the Eligible Lender Trustee on behalf of the trust shall be endorsed by the Eligible Lender Trustee on behalf of the trust to the depositor's eligible lender trustee.

Under certain circumstances, the depositor also has the right to repurchase, or transfer a Subsequent Financed Student Loan in exchange for, a Financed Student Loan for which it has a repurchase obligation as described above. The repurchase and reimbursement obligations of the depositor will constitute, together with the right to receive certain amounts from Credit Enhancement, if any, the sole remedy available to or on behalf of such Trust, the Certificateholders or the Noteholders for any such uncured breach. The depositor's repurchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Sale Agreement that may be enforced against the depositor, but the breach of which will not constitute an Event of Default under the Notes.

Subsequent Finance Period and Subsequent Financed Student Loans. During a period from the Closing Date for a Series to a subsequent date identified in the related Prospectus Supplement (the "Subsequent Finance Period"), the depositor may, at its option but subject to the conditions set forth in the Transfer and Sale Agreement, transfer to the Eligible Lender Trustee on behalf of the related Trust, Subsequent Financed Student Loans, and direct the Eligible Lender Trustee and the Indenture Trustee to apply Consolidation prepayments on deposit in the Collection Account to pay the purchase price for such Subsequent Financed Student Loans. Subsequent Financed Student Loans that may be so transferred by the depositor include (i) Consolidation Loans, provided, however, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Consolidation Loans transferred into the related Trust exceed any maximum amount identified in the Prospectus Supplement; (ii) Serial Loans that are serial (i.e., made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency) to an existing Financed Student Loan owned by the related Trust, provided that each such Subsequent Financed Student



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

Loan entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan to which it is serial, and provided further, that in no event shall the aggregate amount of Subsequent Financed Student Loans that are Serial Loans transferred into the related Trust exceed any maximum amount identified in the Prospectus Supplement; and (iii) similar consolidation or serial loans under applicable Private Loan Programs.

In addition, during the Subsequent Finance Period for any Series, subject to the conditions set forth in the related Transfer and Sale Agreement, the depositor may, at its option, in lieu of reimbursing certain lost interest payments and Special Allowance Payments or depositing into the Collection Account the Purchase Amount of a Financed Student Loan which has become ineligible for lost interest payments or Special Allowance Payments (see "Transfer and Sale Agreements -- Conveyance of Financed Student Loans; Representations and Warranties"), the depositor may transfer to the Eligible Lender Trustee on behalf of the related Trust, a Subsequent Financed Student Loan which satisfies the following criteria (or such other criteria as may be set forth in the Prospectus Supplement for a Series): (A) the Subsequent Financed Student Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (B) the Subsequent Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (C) the average principal balance per borrower of the Subsequent Financed Student Loans that are being transferred into the related Trust and the existing Financed Student Loans for which they are being exchanged is within 10% (plus or minus) of the average principal balance per borrower of the Financed Student Loans being transferred to the depositor. If the aggregate outstanding principal balance of the Subsequent Financed Student Loans is less than that of the Financed Student Loans for which they are being exchanged, the depositor shall deposit the difference in the Collection Account concurrently with such transfer. If the aggregate outstanding principal of the Subsequent Financed Student Loans is greater than that of the Financed Student Loans for which they are being exchanged, the depositor shall be entitled to the difference from amounts on deposit in the Collection Account. In either case, such payments are referred to herein as "Adjustment Payments."

The Trust may not acquire Subsequent Financed Student Loans at any time that an Event of Default under the Indenture or an administrator Default under the Administration Agreement has occurred and is continuing.

Amendment. Each Transfer and Sale Agreement may be amended by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of a Transfer and Sale Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or
(ii) reduce the percentage of the Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes affected thereby.


                                    SERVICING


The following is a summary of the servicing arrangements entered, or to be entered, into with the master servicer and various approved servicers (each, a "Servicer") to provide for the servicing of the Financed Student Loans. Under the terms of the Master Servicing Agreement between the master servicer and the issuer, the master servicer has agreed to provide, arrange for and maintain the continuous servicing and administration of the Financed Student Loans with one or more approved Servicers. The master servicer is obligated to assure that adequate arrangements exist at all times to provide for servicing of the Financed Student Loans. The master servicer and the issuer have entered or will enter into one or more Servicing Agreements pursuant to which the related Servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the Financed Student Loans. The master servicer will not have any liability for any act, error or omission on the part of any Servicer under a Servicing



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

Agreement but will have liability for its own wilful misfeasance, bad faith or negligence in the performance of its duties under the Master Servicing Agreement. The master servicer will be entitled to receive a fee as compensation for its services under the Master Servicing Agreement. This fee is payable out of Available Funds as part of the Program Operating Expenses, as described in the related Prospectus Supplement. The form of Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. This summary does not purport to be complete and is qualified in its entirety by reference to all provisions of the Master Servicing Agreement.

As provided in the Master Servicing Agreement, the master servicer and the issuer have entered or will enter into Servicing Agreements with various approved Servicers to service the Financed Student Loans. The Servicers will have actual possession of the notes evidencing, and other documents relating to, the Financed Student Loans.

Information relating to the initial Servicers for a particular pool of Financed Student Loans will be set forth in the related Prospectus Supplement. Such information, which is particularly within each respective Servicer's knowledge, will be provided by the respective Servicers. Such information and information included in the reports referred to therein will not be verified by or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the Underwriters or their respective counsel, and will comprise all information in respect of each such Servicer that the issuer obtains after a reasonable request and inquiry.


SERVICING PROCEDURES

Pursuant to each Servicing Agreement, the related Servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the Financed Student Loans. Each Servicer is obligated to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements, all regulations and agreements respecting Private Loans and all other applicable federal and state laws.

Without limiting the foregoing, the duties of the Servicer include, but are not limited to, collecting and depositing all payments with respect to the Financed Student Loans, including, with respect to Financed FFELP Loans, any Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments and guarantee or escrow fund payments with respect to Private Loans; responding to inquiries from borrowers on the Financed Student Loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the related Indenture Trustee with respect to such information, in accordance with the customary standards and as otherwise required in the related Indenture.


A Servicer's failure to properly service Financed Student Loans or otherwise so comply may result in the refusal of the United States Department of Education to make reimbursement payments to a Guarantee Agency on such loans or in a Guarantee Agency's (including for this purpose any guarantor or escrow fund under a Private Loan Program) refusal to honor its guarantee or make a Guarantee Payment on such loans to the issuer and/or in the limitation, suspension or termination of such Servicer's eligibility to contract to service Financed Student Loans.


SERVICER COVENANTS


In each Servicing Agreement, the related Servicer covenants that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required to service the Financed Student Loans and, if applicable, comply in all material respects with all requirements of law and program requirements for Private Loans in connection with servicing the Financed



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

Student Loans; and (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the issuer.

Following the discovery by or notice to the Servicer of a breach of any such obligations with respect to any Financed Student Loan that results in the failure of a Guarantee Agency (including for this purpose any guarantor or escrow fund under a Private Loan Program) to make a Guarantee Payment, the Servicer is obligated to purchase such Financed Student Loan and reimburse the issuer for certain payments, all on the terms of the applicable Servicing Agreement. The Servicer's purchase and reimbursement obligations are contractual obligations pursuant to the Servicing Agreement that may be enforced against the Servicer, but the breach thereof will not constitute an Event of Default under the Notes.


SERVICING COMPENSATION

Each Servicer will be entitled to receive a fee (the "Servicing Fee") with respect to the servicing of the Financed Student Loans. The Servicing Fee is payable out of Available Funds as part of the Program Operating Expenses, as described in the related Prospectus Supplement.


The Servicing Fee is intended to compensate the Servicers for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and guarantee or escrow fund payments by guarantors of Financed Private Loans, including litigation costs, accounting for collections and furnishing monthly and annual statements to the administrator. The Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.


                            DESCRIPTION OF THE NOTES


The Notes are payable solely from the assets of a Trust. A separate Trust will be established for each issuance of Notes under an Indenture entered into in connection with that issuance of Notes. The Notes of any Series will be issued pursuant to the terms of an Indenture. Each Indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Notes. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the related Indentures and the Prospectus Supplement, which provisions are incorporated by reference herein.

It is expected that each Series of the Notes will initially be represented by one or more Notes registered in the name of the nominee of The Depository Trust Company ("DTC", and together with any successor depository selected by the issuer, the "Depository"). Notes generally will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form. The authorized denominations of each Series of Notes in an issuance will be set forth in the related Prospectus Supplement. The issuer has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the accompanying Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing his Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "-- Book-entry Registration" and "-- Definitive Notes" herein.



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

Each Series of Notes will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive payments allocable only to principal, only to interest or to any combination thereof;
(ii) include the right to receive payments only of prepayments of principal throughout the lives of the Notes or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments or principal, interest or any combination thereof to one or more other Series of Notes and any Exchange Counterparties under any Senior Exchange Agreement, throughout the lives of the Notes or during specified periods or may be subordinated with respect to certain losses or delinquencies;
(iv) include the right to receive such payments only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive payments in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Notes entitled to payments allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; (vii) include the right to have interest accrue but not be paid until the occurrence of a specified event or the passing of time; and (viii) include, as to Notes entitled to payments allocable to interest, the right to payments allocable to interest only after the occurrence of events specified in the related Prospectus Supplement.

One or more Series of Notes of a Trust ("Subordinate Notes") may be subordinated to other Series of Notes in that Trust ("Senior Notes"). If so provided in the related Prospectus Supplement, principal payments on the Subordinate Notes generally will not begin until the related Senior Notes are repaid. In addition, if so provided in the related Prospectus Supplement, interest payments on any Distribution Date on Subordinate Notes generally will be made only after each related Series of Senior Notes has received its interest entitlement on that Distribution Date and after each Senior Exchange Payment to be made under a Senior Exchange Agreement, if any, is made, and sometimes will be made only after each related Series of Senior Notes has received its Principal Distribution Amount on such Distribution Date. See "-- Payment of Available Funds" and "Security for the Notes -- The Trust Assets" herein. The specific terms of any Senior Notes and Subordinate Notes in an issuance will be described in the related Prospectus Supplement.


PAYMENT OF AVAILABLE FUNDS

On each Distribution Date with respect to an issuance of Notes, moneys in the related Collection Account will be disbursed by the related Indenture Trustee from Available Funds for each Collection Period as set forth in the related Prospectus Supplement.


For purposes hereof, "Available Funds" for each issuance of Notes means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period:
(i) all collections received by the Indenture Trustee on the Financed Student Loans (including any Guarantee Payments (including payments received from any guarantor or escrow fund under any Private Loan Program) received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans during such Collection Period; (iv) any payments of or with respect to interest received by the Indenture Trustee during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Indenture Trustee during the related Collection Period; (vi) the aggregate amounts, if any, received from the issuer or the Indenture Trustee as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans;
(vii) Counterparty Exchange Payments; (viii) Advances received; (ix) Investment Earnings for such Collection Period; and (x) any other sums identified in the related Prospectus Supplement over (B) amounts received by the issuer in connection with balance reconciliations required



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

by virtue of Student Loan consolidations for such Collection Period; provided, however, that Available Funds will exclude (1) all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the issuer, (2) amounts used to reimburse the depositor for Advances or any other amounts advanced by the depositor on a voluntary basis with respect to Guarantee Payments (including payments from any guarantor or escrow fund under any Private Loan Program) or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Advance is made, (3) payments by a bond insurance company or other surety, credit enhancer or guarantor who is obligated to pay debt service on a particular Series of Notes, and (4) amounts which are paid to the issuer pursuant to the Indenture.

Prior to making payments to the Note Payment Account established under the Indenture, the Indenture Trustee will, if and to the extent provided in the Prospectus Supplement for a Series, transfer from the Collection Account established under the Indenture to the Expense Account established under the Indenture an amount sufficient to pay the Program Expense Requirement calculated as of such Distribution Date. On each Distribution Date for a Series of Notes (other than those relating to Accrual Notes during the related Accrual Period), the Indenture Trustee will, subject to the amount of Available Funds, transfer from the Collection Account to the Note Payment Account an amount equal to the Noteholders' Interest Distribution Amount for such Series and any related Issuer Exchange Payment, as described in the related Prospectus Supplement. For each Distribution Date during the related Accrual Period relating to a Series of Accrual Notes, the related Noteholders' Interest Distribution Amount will be added to the principal amount of such Series of Notes and any related Issuer Exchange Payment will be transferred to the Note Payment Account. On each Distribution Date on which a principal distribution is to be made on the Notes, the Indenture Trustee will, subject to the amount of Available Funds, transfer from the Collection Account to the Note Payment Account an amount equal to the appropriate Noteholders' Principal Distribution Amount, as described in the related Prospectus Supplement. The order and priority and timing for payment of interest, principal distributions and Issuer Exchange Payments as between each Series of Senior Notes and Senior Exchange Agreements and each Series of Subordinate Notes and Subordinate Exchange Agreements in an issuance will be described in the related Prospectus Supplement for such issuance.

The "Program Expense Requirement" means, with respect to an issuance of Notes and as of any date of calculation, such amount as may then be necessary to be accumulated in the Expense Account for payment, in accordance with the related Indenture, of the Program Operating Expenses due or to become due during the month beginning on the first day of the next succeeding calendar month as provided in such Indenture.

For purposes hereof, "Program Operating Expenses" means all items of expense allocable to the operation of the Program, including (i) fees and expenses of and any other amounts payable to the Indenture Trustee and the Authenticating Agent, if any, and any fees charged by a Depository, (ii) the fees and expenses of and any other amounts payable to the Calculation Agent, any Auction Agent, Broker-Dealers, market agent or other agent in connection with any Notes issued under the Indenture, (iii) fees and expenses of and any other amounts payable to the Servicers, the Eligible Lender Trustee and any bank providing lock-box or similar services in connection with Financed Student Loans and Servicing Development Fees, (iv) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the Program under the Higher Education Act, a Guarantee Agreement (including for this purpose any agreement with a guarantor or relating to an escrow fund under a Private Loan Program) and any other agreement or legal requirement affecting the administration of the Program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, Costs of Issuance not paid from proceeds of Notes, and (v) and other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the Program and, with respect to item (iv) above, any other similar program of the depositor.



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Following the payment of all required amounts due on the Notes on any
Distribution Date (and deposit of any required amounts in any Reserve Fund), the Indenture Trustee will, if and to the extent provided in the Prospectus Supplement for a Series, transfer from the Collection Account to the Note Payment Account, to the extent of Available Funds, an amount equal to Parity Percentage Payments, if any, to be made on such Distribution Date. If any Available Funds are available after such transfer, the Indenture Trustee will, if and to the extent provided in the Prospectus Supplement for a Series, transfer from the Collection Account to the Note Payment Account, to the extent of Available Funds, the amount of any Carryover Interest.

Following the payment of all required amounts as described above, the Indenture Trustee will, if and to the extent provided in the Prospectus Supplement for a Series, transfer from the Collection Account to an Exchange Counterparty the amount, if any, owed an Exchange Counterparty in respect of an early termination payment or damages for early termination by, or as a result of a default by, the issuer under any Exchange Agreement.

On each applicable Distribution Date as described in the related Prospectus Supplement, if and to the extent specified in the related Prospectus Supplement, the Indenture Trustee will, after making all required transfers to the Expense Account, Note Payment Account, the Reserve Fund and to any Exchange Counterparties as described above, transfer to the Excess Surplus Account established under the Indenture any remaining Available Funds. Any amounts withdrawn by the issuer from the Excess Surplus Account will not thereafter be available to make payments on the Notes. See "The Indentures -- Funds and Accounts" herein.


On each Distribution Date, the Indenture Trustee will pay to the Noteholders of the applicable Series as of the related Record Date and any related Exchange Counterparties all amounts transferred to the Note Payment Account as set forth above and in the related Prospectus Supplement.


Notwithstanding the foregoing, if: (a) the Outstanding principal amount of all Senior Notes issued under the Indenture would exceed the sum of the related Pool Balance plus the aggregate balance on deposit in the Funds and Accounts under the Indenture (exclusive of the balance of the Student Loan Portfolio Fund) at the end of the immediately preceding Collection Period less all distributions to be made on such Distribution Date or (b) a payment Event of Default has occurred (but prior to the acceleration of the maturity of the Notes issued under the Indenture), then until the applicable conditions described in clauses (a) and
(b) no longer exist, Noteholders of Subordinate Notes issued under the Indenture will not be entitled to any payments of principal or interest and no Subordinate Issuer Exchange Payments will be made. For so long as any related Senior Notes are Outstanding, any such deferral in the payment of principal or interest on the Subordinate Notes or in the payment of Subordinate Issuer Exchange Payments (except with respect to the Legal Final Maturity of a related Series of Subordinate Notes) will not constitute an Event of Default under the Indenture.

INTEREST

Interest will accrue on the principal balance of each Series of Notes at a rate per annum (calculated as provided below or in the related Prospectus Supplement) equal to the related Series Interest Rate. Interest is expected to accrue initially from and including the Closing Date on which the related Series was issued through and including the date set forth in the related Prospectus Supplement and, thereafter, as set forth in the related Prospectus Supplement, for periods (each, an "Interest Accrual Period") consisting of (i) with respect to LIBOR Rate Notes, generally a one-month or three-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (ii) with respect to T-Bill Rate Index Notes, generally a three-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (iii) with respect to Auction Rate Notes, as set forth in the related Prospectus Supplement, or (iv) with respect to Notes accruing interest based on some other method, the period set forth in the related Prospectus Supplement. Interest on each Series of Notes will be payable (or with respect to Accrual Notes



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

during the related Accrual Period, added to the principal amount thereof) on the Distribution Dates described in the applicable Prospectus Supplement.


Generally, the Series Interest Rate on each Series of Notes will equal the lesser of (i) the interest rate and applicable margin, if any, and (ii) a cap specified in the related Prospectus Supplement (the "Formula Rate"); provided that it will not exceed the Net Loan Rate for such Series when it is required to be determined.


If on any Interest Determination Date, an Auction for a Series of Auction Rate Notes is not held for any reason, then the Series Interest Rate for such Series of Notes will be the Net Loan Rate or such other rate as may be described in a Prospectus Supplement. The Series Interest Rate on each Series of Notes bearing interest based upon a method other than LIBOR, T-Bill Rate Index or Auction Rate will be described in the related Prospectus Supplement.

With respect to Auction Rate Notes, the issuer may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Series Interest Rate (an "Auction Period Adjustment"). An Auction Period Adjustment will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in an Appendix to the related Prospectus Supplement are satisfied. If an Auction Period Adjustment is made, the intervals between Distribution Dates will be adjusted accordingly.

Payment of Interest. Payments of interest will be made on each applicable Distribution Date, as specified in the accompanying Prospectus Supplement. Interest payments may include interest accrued on the assets of the related Trust during one or more Interest Accrual Periods. Interest payments on the Notes will generally be funded from Available Funds and Advances (and, when applicable, amounts on deposit in any Reserve Fund, Capitalized Interest Account or such other account as may be set forth in a Prospectus Supplement) remaining after the deposit of the Program Expense Requirement in the Expense Account, as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, if insufficient funds are available to pay the applicable Series Interest Rate on a Distribution Date, such shortfall will be paid from draws on the applicable forms of Credit Enhancement to the extent described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, interest payments on Subordinate Notes and Subordinate Issuer Exchange Payments may be deferred or otherwise affected in certain circumstances. For so long as any related Senior Notes are Outstanding, any such deferral in the payment of interest on the Subordinate Notes (except with respect to the Legal Final Maturity of the Subordinate Notes) or in the payment of Subordinate Issuer Exchange Payments will not constitute an Event of Default under the related Indenture.

Carryover Interest. If set forth in a Prospectus Supplement, with respect to any Series of Notes for any Interest Accrual Period, the LIBOR Rate, T-Bill Rate Index, Auction Rate or other applicable interest rate plus the applicable margin exceeds the Net Loan Rate for such Series, the applicable Series Interest Rate for such Interest Accrual Period will be the Net Loan Rate, and the excess of the amount of interest on such Series of Notes that would have accrued at a rate equal to the LIBOR Rate, T-Bill Rate Index, Auction Rate or other applicable interest rate plus any applicable margin, over the amount of interest on such Series actually accrued at the Net Loan Rate will accrue as the Carryover Interest with respect to such Series of Notes. Such determination of the Carryover Interest will be made separately for each Series of Notes. The Carryover Interest on any Series of Notes will bear interest at a rate equal to the Formula Rate, or the rate set forth in the related Prospectus Supplement, from the Distribution Date for the Interest Accrual Period for which the Carryover Interest was calculated until paid.


Carryover Interest will be paid as described in the related Prospectus
Supplement.

PRINCIPAL

All payments of principal of Notes of a Series will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Series of Notes in an issuance in the order and amounts, all as specified in the related Prospectus Supplement. Principal will be paid pro rata to the Noteholders of any Series, as described in the related Prospectus Supplement.


As described herein, several Series of Notes may be issued by a Trust under an Indenture. Any issuance of Notes may contain one or more Series of Senior Notes with a payment priority higher than one or more other Series of Subordinate Notes or any Exchange Counterparties under any Subordinate Exchange Agreement. In such event, the Series of Subordinate Notes may receive limited or no payments of principal until each related Series of Senior and other parties with a higher payment priority have been paid to the extent set forth in the Prospectus Supplement.


The aggregate outstanding principal amount of each Series of Notes will be payable in full on the Distribution Date identified in the related Prospectus Supplement (the "Legal Final Maturity"). The actual date on which the aggregate outstanding principal and accrued interest of any Series of Notes are paid may be, and in some cases will be expected to be, earlier than its respective Legal Final Maturity, based on a variety of factors, including those described under "Maturity and Prepayment Considerations" herein.


Realized Losses. The issuer may experience losses with respect to the Financed Student Loans. Realized Losses may result in the inability to pay the Notes of a Series in full.


With respect to each Financed FFELP Loan submitted to a Guarantee Agency for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed FFELP Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed FFELP Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

With respect to each Private Loan, a "Realized Loss" generally will mean the excess, if any, of (i) the unpaid principal balance of such Private Loan at the time of default, plus accrued and unpaid interest thereon, if any, at such time over (ii) all amounts received on or with respect to the liquidation of such Private Loan. The Prospectus Supplement for any Series of Notes containing Private Loans will describe the particular procedures with respect to the realization of Realized Losses on the Private Loans of such Series.

DETERMINATION OF LIBOR


Pursuant to the related Prospectus Supplement, for each Interest Accrual Period after the initial Interest Accrual Period, the Calculation Agent will determine the applicable LIBOR rate for purposes of calculating the Series Interest Rate on the LIBOR Rate Notes for each given Interest Accrual Period on the date which is two London Banking Days preceding the commencement of each Interest Accrual Period (each, an "Interest Determination Date"). "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

"LIBOR" means the rate of interest per annum equal to the rate per annum at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two such quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Accrual Period will be determined at approximately 11:00 A.M., London time, on such Interest Determination Date on the basis of the rate at which deposits in United States dollars having such particular a maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%) of such offered rates). If fewer than two quotations are provided, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.

DETERMINATION OF THE T-BILL RATE INDEX

Pursuant to the related Prospectus Supplement, for each Interest Accrual Period after the initial Interest Accrual Period, the Calculation Agent will determine the T-Bill Rate Index for purposes of calculating the Series Interest Rate on each Series of T-Bill Rate Index Notes for each given Interest Accrual Period on the related Interest Determination Date.

"T-Bill Rate Index" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auctions is held in a particular week, then the T-Bill Rate Index in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate Index will be subject to a Lock-In Period.

"Lock-In Period" means a period of six Business Days preceding any Distribution Date during which the Series Interest Rate in effect on the first day of such period will remain in effect until the end of the Interest Accrual Period related to such Distribution Date.


Accrued interest on any Series of Notes from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes by an "accrued interest factor". This factor is calculated by adding the interest rates applicable to each day on which each such Notes has been Outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

The following table sets forth the accrued interest factors that would have been applicable to any Note bearing interest at the indicated rates, assuming a 365-day year:

                                                                                 ACCRUED
                                                                                 INTEREST           ACCRUED
                                                                                 RATE ON            INTEREST
                                                                   DAYS            THE             RECEIVABLE
SETTLEMENT DATE                                                 OUTSTANDING       NOTES              FACTOR
---------------                                                 -----------     ------------    ---------------
1st........................................................          0            5.50000%        0.000000000
2nd........................................................          1            5.50000         0.000150685
3rd........................................................          2            5.50000         0.000301370
4th........................................................          3            5.50000         0.000452055
5th*.......................................................          4            5.65000         0.000606849
6th........................................................          5            5.65000         0.000761644
7th........................................................          6            5.65000         0.000916438
8th........................................................          7            5.65000         0.001071233
9th........................................................          8            5.65000         0.001226027
10th.......................................................          9            5.65000         0.001380822

     * interest rate adjustment (91-day Treasury Bills are generally auctioned weekly).

     The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes.


AUCTION PROCEDURES


Any issuance of Notes may contain one or more Series of Auction Rate Notes. The following discussion summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Notes. If any Auction Rate Notes are issued, the related Prospectus Supplement will contain a more detailed description of these procedures. Prospective investors in the Auction Rate Notes should read carefully the following summary, along with the more detailed description in the Prospectus Supplement.


The interest rate on each Series of Auction Rate Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Notes such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Notes.

In the auction procedures, the following types of orders may be submitted:

              (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Notes for the upcoming interest period;

              (ii) Sell Orders - an order by a current investor to SELL a specified principal amount of Auction Rate Notes, regardless of the upcoming interest rate; and

              (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Notes) is willing to accept in order to BUY a specified principal amount of Auction Rate Notes.

If an existing investor does not submit orders with respect to all its Auction Rate Notes of the applicable Series, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Notes for which no order was received.

In connection with each auction, Auction Rate Notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Notes.

              (a)     Assumptions:

              1.      Denominations (Units) = $100,000
              2.      Interest Period = 28 Days
              3.      Principal Amount Outstanding = $50 Million (500 Units)

              (b)     Summary of All Orders Received For The Auction

           BID/HOLD ORDERS                     SELL ORDERS                  POTENTIAL BID ORDERS
          10 Units at 2.90%                   50 Units Sell                   20 Units at 2.95%
          30 Units at 3.02%                   50 Units Sell                   30 Units at 3.00%
          60 Units at 3.05%                 100 Units Sell                    50 Units at 3.05%
        100 Units at 3.10%                                                    50 Units at 3.10%
        100 Units at 3.12%                                                    50 Units at 3.11%
                                                                              50 Units at 3.14%
                                                                            100 Units at 3.15%

Total units under existing Bid/Hold Orders and Sell Orders must always equal issue size (in this case 500 Units).

              (c)     Auction Agent Organizes Orders In Ascending Order

     Order            Number          Cumulative                         Order           Number          Cumulative
     Number          of Units       Total (Units)          %            Number          of Units       Total (Units)          %
       1              10(W)               10             2.90%             7             100(W)             300             3.10%
       2              20(W)               30             2.95%             8              50(W)             350             3.10%
       3              30(W)               60             3.00%             9              50(W)             400             3.11%
       4              30(W)               90             3.02%            10             100(W)             500             3.12%
       5              50(W)              140             3.05%            11              50(L)                             3.14%
       6              60(W)              200             3.05%            12             100(L)                             3.15%

(W) Winning Order     (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Accrual Period. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate for such Auction Rate Notes as described in the related Prospectus Supplement.

The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate for such Auction Rate Notes as described in the related Prospectus Supplement. Also, if all the Auction Rate Notes are subject to Hold Orders (i.e., each holder of Auction Rate Notes wishes to continue holding its Auction Rate Notes, regardless of the interest rate) the interest rate for the upcoming Interest Accrual Period will equal the lesser of the Net Loan Rate and the rate at which all investors are willing to hold the Notes.

CREDIT ENHANCEMENT

The amounts and types of Credit Enhancement arrangements and the provider thereof, if applicable, with respect to any issuance or Series of Notes will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Credit Enhancement for any Series of Notes may cover one or more other Series of Notes, and, accordingly, may be exhausted for the benefit of a particular Series and thereafter be unavailable to such other Series. Further information regarding any provider of Credit Enhancement, including financial information when material, will be included or incorporated by reference in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, "Credit Enhancement" may include one or more of the following or any combination thereof:


Reserve Fund. A Reserve Fund may be created with respect to any series of Notes, and on each Closing Date the depositor may deposit cash or Eligible Investments in an amount, if any, equal to or less than the Specified Reserve Fund Balance identified in the related Prospectus Supplement. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts in the Reserve Fund and subaccounts within such Accounts. The Reserve Fund may be augmented on certain Distribution Dates, as set forth in the related Prospectus Supplement, by deposit therein of the amount, if any, necessary to cause the balance of such Reserve Fund to equal the Specified Reserve Fund Balance from the amount of Available Funds remaining after making all prior distributions on such date as described in the related Prospectus Supplement, provided, however, that, if set forth in the related Prospectus Supplement, such Available Funds may be applied as an additional principal distribution. Also, if amounts were transferred from the Reserve Fund to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Fund or, if so provided in the related Prospectus Supplement, applied as an additional principal distribution. Amounts on deposit in the Reserve Fund exceeding the Specified Reserve Fund Balance will be distributed as set forth in the related Prospectus Supplement.

A Reserve Fund is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them on each Distribution Date and principal due them on the Legal Final Maturity of the related Notes or a date when the related Notes are to be redeemed in whole and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, a Reserve Fund could be depleted. Further, amounts otherwise required to be deposited into a Reserve Fund may, with the consent of any provider of Credit Enhancement for the related Series of Notes, if any, be applied as additional principal distributions on such related Series of Notes. If the amount required to be withdrawn from a Reserve Fund to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This shortfall could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in a Reserve Fund other than amounts in excess of the related Specified Reserve Fund Balance will not be available to cover any aggregate unpaid Carryover Interest.

Subordination. The rights of the Noteholders of a Series of Notes may be subordinated to the rights of more senior Noteholders and to Exchange Counterparties under any Senior Exchange Agreement, to the extent described herein and in the related Prospectus Supplement. In some instances, the rights of the Noteholders of a Series of Notes may also be subordinated to the rights of Noteholders of other Subordinate Notes, and to Exchange Counterparties under any Subordinate Exchange Agreement, to the extent described herein and in the related Prospectus Supplement.


Surety Bonds. A Surety Bond with respect to one or more Series of Notes may be obtained by the issuer in favor of the Indenture Trustee solely on behalf of the Noteholders of the related issuance. As and to the extent provided below or in a Prospectus Supplement, a Surety Bond may provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related Series of Notes; provided, however, that Surety Bonds will not ensure payment of any Carryover Interest.


The amount required to be paid to the issuer of each Surety Bond will be described in the applicable Prospectus Supplement.


Other Forms of Credit Enhancement. If and to the extent specified in the related Prospectus Supplement, Credit Enhancement with respect to any issuance or Series of Notes may also include overcollateralization, letters of credit, liquidity facilities, interest rate cap agreements, Exchange Agreements, currency swap agreements, insurance policies, spread accounts, one or more series of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees (collectively, "Credit Enhancement"). The Credit Enhancement with respect to any Series of Notes may be structured to provide protection against delinquencies and/or losses on the Financed Student Loans, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Any form of Credit Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

The description which follows of the procedures and record keeping with respect to beneficial ownership interests in a Series of Notes, payment of principal of and interest on the Notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the Notes, confirmation and transfer of beneficial ownership interests in the Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Note Owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the issuer, the depositor, the administrator, the master servicer or the Underwriters.

If specified in the accompanying Prospectus Supplement, Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

DTC will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the SEC.


DTC management is aware that some computer applications, systems, and the like for processing dates ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.


Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Notes, See Appendix B hereto.

Day traders that use Cedel or Euroclear and that purchase the globally offered Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

Purchases of Notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Note Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).


Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the issuer or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "-- Definitive Notes" herein.


Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in numerous currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.


The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



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
The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission..

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" herein. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


Neither the issuer, the depositor, the administrator, the Underwriters nor any Indenture Trustee will have any responsibility or obligation to Participants, to Indirect Participants or to any Note Owner with respect to (A) the accuracy of any records maintained by DTC, Cedel or Euroclear, any Participant or any Indirect Participant; (B) the payment by DTC or any Participant or any Indirect Participant of any amount with respect to the principal and purchase price of, or interest or Carryover Interest, if any, on the Notes; (C) any notice which is permitted or required to be given to Note Owners under the Indenture; (D) the selection by DTC or any Direct or Indirect Participant of any person to receive payment in the event of a partial distribution of principal of the Notes; or (E) any consent given or other action taken by DTC as Note Owner.

In reading this Prospectus, it should be understood that while the Notes are in Book-entry System, references in other sections of this Prospectus to Holders or Noteholders should be read to include the person for whom the Participant acquires an interest in the Notes, but (i) all rights of ownership must be exercised through DTC and the Book-entry System and (ii) notices that are to be given to Noteholders by the issuer or the Indenture Trustee will be given only to DTC.


DEFINITIVE NOTES


If set forth in the accompanying Prospectus Supplement, Notes of any Series will be issued in fully registered, certificated form (the "Definitive Notes") to Note Owners or their nominees rather than to DTC or its nominee, if (i) the issuer advises the Indenture Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Notes, and the issuer is unable to locate a qualified successor, (ii) the issuer, at its option, advises the Indenture Trustee for such Series in writing that it elects to terminate the book-entry system through DTC or successor securities depository or (iii) after the occurrence of an Event of Default under an Indenture, Noteholders representing not less than 50% of the Outstanding principal balance of the Directing Notes advise the related Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Noteholders, or as set forth in the Prospectus Supplement.


Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Noteholders of Definitive Notes in accordance with the procedures set forth in the related Indenture. Interest payments and any principal payments on each Distribution Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede & Co. representing the Notes), will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders prior to the Distribution Date on which it expects such final distributions to occur.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange.

LIST OF NOTEHOLDERS

By written request to the related Indenture Trustee, a Noteholder may obtain access to the list of all Noteholders of Notes issued under the related Indenture that is maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of Notes issued under the related Indenture.

REPORTS TO NOTEHOLDERS


For each Trust, on the dates as set forth in the related Prospectus Supplement, the Indenture Trustee will provide to the Rating Agencies and applicable Noteholders of record as of the related Record Date, a statement setting forth at least the following information regarding such Notes with respect to the preceding Collection Period or Collection Periods, to the extent applicable:

         (a) if applicable for a Series of Notes, the Principal Factor for each Series of Notes;

         (b) the amount of the payment allocable to principal of each Series of Notes;

         (c) the amount of the payment allocable to interest on each Series of Notes in the related issuance together with the interest rates applicable with respect thereto (indicating, whether such interest rates are based on the Formula Rate or on the Net Loan Rate with respect to each Series of Notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

         (d) the amount of the payment, if any, allocable to any Carryover Interest for one or more Series of Notes, together with the outstanding amount, if any, thereof after giving effect to any such distribution;

         (e) the Pool Balance for the related Trust as of the close of business on the last day of the preceding Collection Period;

         (f) the aggregate outstanding principal amount of each Series of Notes as of the related Distribution Date after giving effect to distributions allocated to principal on such Distribution Date;

         (g) the estimated amount to be allocated to Program Operating Expenses on the upcoming Distribution Date;

         (h) the amount of the aggregate Realized Losses, if any, for the preceding Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) during such Collection Period relating to Financed Student Loans in the related Trust for which a Realized Loss was previously allocated;

         (i) the amount of the distribution attributable to amounts in any Reserve Fund, Acquisition Fund, Pre-Funding Account or other account identified in the related Prospectus Supplement, the amount of any other withdrawals from such funds or accounts for the related Distribution Date, the balance of such funds or accounts on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage, and the amount of the distribution, if any, attributable to Parity Percentage Payments;

         (j) the aggregate amount, if any, paid for Financed Student Loans purchased from the related Trust during the preceding Collection Period;

         (k) [during a Subsequent Finance Period only, the Adjustment Payments, stated separately, for the preceding Collection Period;]

         (l) the following information as reported to the Indenture Trustee by the issuer or Servicer: the number and principal amount of Financed Student Loans, as of the end of the preceding Collection Period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate Guarantee Agency, guarantor or escrow fund and which are awaiting payment; and

         (m)  any other information specified in the related Prospectus
              Supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein.

                                   REDEMPTION

Each Series of Notes may be subject to optional or mandatory redemption in whole or in part. Each Prospectus Supplement will set forth various information with respect to the redemption provisions for each Series of Notes.

                             SECURITY FOR THE NOTES


THE TRUST ASSETS

Each issuance of Notes, together with all Exchange Agreements as may be entered into from time to time related to such Notes, and Carryover Interest, if any, on such Notes are secured by and payable solely from the assets of the related Trust. The property of each Trust includes: all Available Funds derived from amounts in that Trust; the balances of all Funds and Accounts established under the related Indenture, whether derived from proceeds of sale of the Notes, from Available Funds, or from any other source; all rights of the issuer and the related Eligible Lender Trustee in and to the Financed Student Loans, the Guarantee Agreements with respect to the Financed Student Loans (including for this purpose any agreements with a guarantor or relating to an escrow fund under a Private Loan Program); any Spread Guaranty Agreement; the Eligible Investments, any Exchange Agreement and any Exchange Counterparty Guarantee, the Purchase Agreements, the Master Servicing Agreement and the Servicing Agreements with respect to Financed Student Loans serviced thereunder, including all rights of the issuer under the warranties of each Seller, master servicer or Servicer, as the case may be, thereunder; and any proceeds thereof. Any Subordinate Notes in a Trust will be secured on a basis junior and subordinate to any Senior Notes in the trust.

To secure payment of principal, interest and Carryover Interest, if any, on an issuance of Notes and payment of any related Issuer Exchange Payment, the issuer and each Eligible Lender Trustee in the related Indenture, subject to the lien of the Indenture Trustee and each Eligible Lender Trustee, each grants a first priority perfected security interest in, and pledges and assigns to the related Indenture Trustee all of the issuer's and the Eligible Lender Trustee's rights in, the related Trust for the equal and ratable benefit first, of the holders of the Senior Notes issued under the Indenture and the Exchange Counterparties under any related Senior Exchange Agreement subject to the provisions of the Indenture permitting their application for the purposes and on the terms and conditions set forth in the Indenture, and second, to the holders of any Subordinate Notes issued under the Indenture and the Exchange Counterparties under any related Subordinate Exchange Agreement. Because the payment obligations of the issuer under any Senior Exchange Agreements would be on a parity with payment of the Senior Notes, an Event of Default with respect to such Senior Exchange Agreements could result in an Event of Default giving rise to an acceleration of the Notes and other potentially adverse effects on the payment of the Notes.

Each Indenture provides for the above-described pledge of and grant of a lien on and security interest in the related Trust; however, such pledge, lien or security interest will only be effective to the extent that (i) such Trust consists of assets as to which a pledge, lien or security interest can be created or perfected under law by either (a) the due filing of appropriate Uniform Commercial Code financing statements, or (b) the related Indenture Trustee's possession or constructive possession of such assets, (ii) either such filing or such possession is sufficient under law to create and continue a pledge, lien or security interest which is prior to all other pledges, liens or security interests, and (iii) either such act of filing or such act of possession, as applicable, has in fact been taken by the related Indenture Trustee.

In order to create, perfect and maintain a security interest in the related Trust, the Indenture Trustee intends, to the extent possible (i) to file or cause to be filed appropriate duly executed financing statements (including continuation statements) with respect to such Trust among the appropriate records maintained by the appropriate state and local filing officers pursuant to the applicable Uniform Commercial Code, (ii) to possess or to constructively possess through bailees those assets in such Trust as to which a pledge, lien or security interest may be created and perfected by possession, and (iii) to take or cause to be taken any and all other action necessary to create or perfect such pledge of, lien on or security interest in such Trust.


EXCHANGE AGREEMENTS


Under an Indenture, the issuer will have the right to enter into one or more interest rate exchange agreements (each, an "Exchange Agreement") with one or more Exchange Counterparties. Any Exchange Counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a Rating Agency. Payments by the issuer under such Exchange Agreements may be on a parity with the Senior Notes issued under the Indenture, if any (a "Senior Exchange Agreement"), or on a parity with the Subordinate Notes issued under the Indenture, if any (a "Subordinate Exchange Agreement"). If the issuer enters into such an agreement with an Exchange Counterparty, such Exchange Counterparty will agree to pay the related Indenture Trustee on each applicable Distribution Date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any Series of Notes issued under the Indenture; the issuer will agree to pay on each applicable Distribution Date, by causing the related Indenture Trustee to pay to the Exchange Counterparty, a fixed or variable exchange rate on such notional amount. The issuer expects that any such Exchange Agreement will provide that the payment obligations of the issuer and an Exchange Counterparty to each other will be netted on such Distribution Date and only one payment will be made by one party to the other. Any payment from an Exchange Counterparty to the Indenture Trustee under the Exchange Agreement will be deposited to the Collection Account. Payments under such Exchange Agreements may be on a parity with other Senior Notes issued under the Indenture (a "Senior Exchange Payment") or on a parity with Subordinate Notes issued under the Indenture (a "Subordinate Exchange Payment").

At such times that the exchange rate being paid by the Exchange Counterparty is greater than the exchange rate being paid by the issuer, the Indenture Trustee's ability to make principal and interest payments on the Notes will be affected by the Exchange Counterparty's ability to meet its net payment obligation to the Indenture Trustee. In addition, under certain circumstances, the failure by the issuer to make an Issuer Exchange Payment may constitute an Event of Default. See "Risk Factors" in the applicable Prospectus Supplement and "The Indentures -- Events of Default" herein. Each Indenture requires that prior to the date that the issuer enters into an Exchange Agreement, the issuer must obtain written evidence from each Rating Agency then rating any of the Notes issued under the Indenture that the execution and delivery of the Exchange Agreement will not adversely affect such Rating Agency's rating on such Notes.


                                 THE INDENTURES


Each issuance of Notes will be issued pursuant to a separate Indenture entered into by and among the issuer, one or more Eligible Lender Trustees and the related Indenture Trustee, as supplemented from time to time. Provisions applicable to, including but not limited to, any Event of Default under any Indenture are not applicable to and will not constitute or cause an Event of Default under any another Indenture. The following is a summary of certain provisions of each Indenture, as supplemented from time to time, pursuant to which each issuance of Notes will be issued. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the actual Indenture, which provisions are incorporated by reference herein, and the related Prospectus Supplement. Each Indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

INDENTURE TRUSTEE


The Indenture Trustee with respect to an issuance of Notes will be the entity named in the related Prospectus Supplement. On the Closing Date for an issuance of Notes, the issuer and the Eligible Lender Trustee will pledge the Financed Student Loans and other moneys received from the net proceeds of the Notes to the Indenture Trustee under the related Indenture. The Indenture Trustee may serve from time to time as an trustee under indentures or eligible lender trust agreements with the issuer or its affiliates relating to other issues of their securities. In addition, the issuer, the depositor, the administrator or their affiliates may maintain other banking relationships with any Indenture Trustee and its affiliates from time to time.


ELIGIBLE LENDER TRUSTEE


The Eligible Lender Trustee will be the entity or entities named in the applicable Prospectus Supplement and will acquire and hold on behalf of the issuer legal title to all Financed FFELP Loans (and, if so provided in the related Prospectus Supplement, all Financed Private Loans) acquired by the related Trust from time to time pursuant to one or more related Eligible Lender Trust Agreements (each, an "Eligible Lender Trust Agreement"). The Eligible Lender Trustee on behalf of the issuer will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to such Financed FFELP Loans. One or more additional Eligible Lender Trustees may be added or substituted for one or more of the initial Eligible Lender Trustees from time to time subject to certain conditions set forth in the related Indenture. Each Eligible Lender Trustee qualifies, or prior to taking title to the Financed FFELP Loans for which additional qualifications are necessary, will qualify, as an eligible lender and owner of Financed FFELP Loans for all purposes under the Higher Education Act and the Guarantee Agreements with respect to such Financed FFELP Loans. Failure of the Financed FFELP Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect to Financed FFELP Loans. See "Description of the FFEL Program" herein.

The issuer, the depositor, the administrator or their affiliates may maintain from time to time other banking relationships with any Eligible Lender Trustee and its affiliates.


FUNDS AND ACCOUNTS


Each Indenture will establish several Funds and Accounts to be held by the related Indenture Trustee for the benefit of the related Noteholders. Any funds and accounts to be established with respect to a Trust, including any Reserve Fund, will be described in the related Prospectus Supplement. Each Indenture will provide for the balances of these Funds and Accounts to be applied as described in the related Prospectus Supplement.

Acquisition Fund

An Acquisition Fund will be established for each Trust. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts within the Acquisition Fund and subaccounts within such Accounts. On the Closing Date with respect to an issuance of Notes, there will be deposited into the Acquisition Fund the amount specified in the related Prospectus Supplement. Moneys transferred to the Acquisition Fund shall be used to Finance, directly or indirectly through the Eligible Lender Trustee, the initial Financed Student Loans as described in the related Prospectus Supplement.

If a Pre-Funding Account has been established with respect to a Trust, on the Closing Date, the Indenture Trustee will make deposits to the related Pre-Funding Account a portion of the proceeds of the Notes as described in the Prospectus Supplement (a "Pre-Funded Amount"). From the related Closing Date until a specified date set forth in the related Prospectus Supplement (the "Pre-Funding Period"), moneys in the Pre-Funding Account will be applied by the Indenture Trustee as described in the related Prospectus Supplement for the Financing by the issuer, directly or indirectly through the Eligible Lender Trustee, of Student Loans. The Financed Student Loans may include FFELP Loans and/or Private Loans in such amounts as may be set forth in the Indenture and satisfying any conditions imposed by the Rating Agencies and any provider of Credit Enhancement, if applicable. Any amounts remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the Noteholders as an additional principal distribution, as set forth in the related Prospectus Supplement.

The moneys to be applied from the Acquisition Fund or a Pre-Funding Account for the Financing of Student Loans will be an amount equal to the full remaining unpaid principal amount of such Student Loans that have been fully disbursed, plus the full remaining unpaid principal amount of such Student Loans that have not been fully disbursed, plus the amount of accrued and unpaid interest on such Student Loans payable by the borrowers in respect thereof, less a discount or plus a premium, and, when directed by the issuer, less any accrued but unpaid interest on such Student Loans, and plus reasonable transfer fees payable to or on behalf of the Sellers with respect to such Student Loans pursuant to the applicable Purchase Agreements, and plus any interest paid by the Indenture Trustee to a Seller at the direction of the issuer on the amount of principal and accrued interest on such Student Loans being Financed, directly or indirectly, from the date of transfer of such Student Loans until the date funds are actually paid to said Seller at a rate of interest not to exceed the current yield on funds in the related Expense Account, in any case not exceeding the amount permitted by law. Upon request by the issuer, moneys in the Acquisition Fund or a Pre-Funding Account may also be applied for the Financing, directly or indirectly through the Eligible Lender Trustee, of Student Loans from the indenture trustee under another indenture of trust between the depositor or its affiliates and such indenture trustee or from the depositor or its affiliates for Student Loans financed by the depositor or its affiliates with funds not subject to an indenture of trust, in either case at a price not in excess of the full remaining unpaid principal amount of such Student Loans, plus the amount of accrued and unpaid interest on such Student Loans payable by the borrowers in respect thereof, plus any unamortized premium and plus reasonable transfer fees not exceeding the amount permitted by law. In addition to any other requirements set forth for the use of proceeds from the Acquisition Fund or a Pre-Funding Account, the issuer may only Finance Student Loans serviced by Servicers and guaranteed by Guarantee Agencies (including for this purpose any guarantor or escrow fund under a Private Loan Program) that have been approved by each Rating Agency at the time of purchase.

On the date specified in the related Prospectus Supplement with respect to the Acquisition Fund, or at the end of the Pre-Funding Period with respect to the Pre-Funding Account, any portion of the balances of such Acquisition Fund or Pre-Funding Account which is not, or which the issuer at any time determines cannot for any reason be, used to Finance Student Loans shall, at the written direction of the issuer, be transferred to the Collection Account.


Student Loan Portfolio Fund


A Student Loan Portfolio Fund will be established for each Trust. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts within the Student Loan Portfolio Fund and subaccounts within such Accounts. All Financed Student Loans in the related Trust shall be included in the balances of that Indenture's Student Loan Portfolio Fund, as described in the Prospectus Supplement. As described in the Prospectus Supplement, Financed Student Loans may also be applied: (i) as provided in the applicable Purchase Agreements with respect to rejections and repurchases thereof, (ii) as provided in the applicable Servicing Agreements, (iii) as provided for defeasance of the related Indenture, (iv) as required to obtain the benefits of a guarantee in case of default on such Financed Student Loan, and (v) in connection with the consolidation of such Financed Student Loan by the borrower.

The Indenture Trustee may permit the sale or exchange of Financed Student Loans selected by the issuer in the Student Loan Portfolio Fund subject to any conditions imposed under the related Indenture as set forth in the related Prospectus Supplement.

Collection Fund


The Collection Fund consists of specific Accounts established for an issuance of Notes as described in the related Prospectus Supplement. To the extent necessary or appropriate, the issuer and the Indenture Trustee may establish Accounts within the Collection Fund and subaccounts within such Accounts. The issuer will, and will cause each Seller and Servicer in accordance with the applicable Purchase Agreement and Servicing Agreement to, transfer all Available Funds received by it to the Indenture Trustee. The Indenture Trustee will, upon receipt of any Available Funds, immediately deposit and credit such Available Funds to the Collection Fund as described in the related Prospectus Supplement.


To the extent described in the related Prospectus Supplement, certain issuances of Notes may permit the application of principal payments to be used for the Financing of additional Financed Student Loans for a specified period of time before such payments are distributed to the Noteholders of such issuance.


Collection Account. A "Collection Account" will be established in the Collection Fund, as described in the related Prospectus Supplement. On each applicable Distribution Date for a Series of Notes, moneys in the Collection Account will be disbursed by the Indenture Trustee from Available Funds for each Collection Period as set forth in the related Prospectus Supplement. The order and priority for moneys to be disbursed from the Collection Account will be described in the related Prospectus Supplement.

Note Payment Account. A "Note Payment Account" will be established in the Collection Fund, as described in the related Prospectus Supplement. On each applicable Distribution Date for a Series of Notes, following the transfers to the Note Payment Account from the Collection Account, the Indenture Trustee will distribute to the related Noteholders as of the related Record Date and Exchange Counterparties, if any, the amounts transferred to the Note Payment Account, together with any amounts transferred from any Reserve Fund and any Advances, as described in the related Prospectus Supplement.


Expense Account. An "Expense Account" will be established in the Collection Fund, as described in the related Prospectus Supplement. Funds will be deposited into the Expense Account as described in the related Prospectus Supplement. Funds in the Expense Account will be applied to pay Program Operating Expenses and Costs of Issuance, as described in the Indenture.


Excess Surplus Account. An "Excess Surplus Account" will be established in the Collection Fund, as described in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement for a Series of Notes, on certain Distribution Dates, any Available Funds remaining after all required distributions are made on such Distribution Date will be deposited to the credit of the Excess Surplus Account. Amounts on deposit in the Excess Surplus Account may be withdrawn by the issuer at any time upon written request to the Indenture Trustee to be used for any lawful purpose; provided that after such withdrawal the Parity Percentage is at a certain specified level as set forth in the related Prospectus Supplement. Any Available Funds distributed to the issuer from the Excess Surplus Account will not thereafter be available to make payments on the Notes. Until withdrawal by the issuer, amounts on deposit in the Excess Surplus Account, if so provided in the related Prospectus Supplement, will be available for transfer by the Indenture Trustee to the Reserve Fund, if any, if, and to the extent that, a deficiency in such Reserve Fund remains after transfers from the Collection Account. The issuer may also direct in writing that the Indenture Trustee transfer amounts on deposit in the Excess Surplus Account as described in the related Prospectus Supplement.



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
ADVANCES


If the issuer or the Eligible Lender Trustee on behalf of the issuer has applied for a Guarantee Payment from a Guarantee Agency (including for this purpose a payment from a guarantor or escrow fund under a Private Loan Program) or an Interest Subsidy Payment or a Special Allowance Payment from the Department of Education, and the issuer or the Eligible Lender Trustee, as applicable, has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the depositor may, no later than the third Business Day before such Distribution Date, deposit into the Note Payment Account an amount up to the amount of such payments applied for but not received (such deposits by the depositor are referred to herein as "Advances"). Such Advances are recoverable by the issuer, (i) first, from the source for which such Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. Funds used to reimburse the depositor for prior Advances are excluded from Available Funds and, accordingly, repayment of Advances have priority over all other payments under the related Indenture. The depositor will have no obligation, legal or otherwise, to make any Advance, and a determination by the depositor to make an Advance will not create any obligation of the depositor, legal or otherwise, to make any future Advances.


INVESTMENT

Pending application of moneys in the Funds and Accounts in accordance with an Indenture, such moneys will be invested in Eligible Investments. "Eligible Investments" include the following:

              (a) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

              (b) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -    Export-Import Bank

                  -    Farm Credit System Financial Assistance Corporation

                  - Rural Economic Community Development Administration (formerly the Farmers Home Administration)

                  -    General Services Administration

                  -    U.S. Maritime Administration

                  -    Small Business Administration

                  -    Government National Mortgage Association (GNMA)

                  -    U.S. Department of Housing & Urban Development (PHA's)

                  -    Federal Housing Administration;

              (c) Senior debt obligations rated "AAA" or "Aaa" by each Rating
                  Agency issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and senior debt obligations of other federal government-sponsored agencies approved by each Rating Agency;


              (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptance with domestic commercial banks which have a rating of their short term certificates of deposit on the date of purchase of "A-1", "F-1" or "P-1" by each Rating Agency and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating on the bank);

              (e) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1", "F-1" or "P-1" by each Rating Agency and which matures not more than 270 days after the date of purchase;


              (f) Investments in a money market fund rated in the highest applicable rating category by (i) a nationally recognized rating service acceptable to each Rating Agency, or (ii) each Rating Agency;

              (g) Pre-refunded Municipal Obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                  (i) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of each Rating Agency; or

                  (ii) (A) which are fully secured as to principal and
                       interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and

                       (B) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

              (h) Investment agreements approved in writing by each Rating
                  Agency and supported by appropriate opinions of counsel for the investment agreement provider; and

              (i) Other forms of investments (including repurchase agreements)
                  approved in writing by each Rating Agency.


Moneys are required to be invested in Eligible Investments with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that such moneys will be required by the related Indenture Trustee for the purposes intended. Except as otherwise provided in an Indenture, any earnings on or income from such Eligible Investments will be treated as collections of interest on the related Financed Student Loans and will be deposited in the Collection Account.


COVENANTS OF THE ISSUER


The issuer covenants under each Indenture that: it will require the depositor to administer the depositor's program of Financing Student Loans pursuant to such Indenture (the "Program") in accordance with the Higher Education Act, to the extent applicable; it will maintain or cause to be maintained proper books of record and account and will permit those to be inspected by the Indenture Trustee and by Noteholders of more than 10% of the aggregate principal amount of the Notes issued under such Indenture, as provided in such Indenture; it will diligently cause to be collected all principal and interest payments on each Financed Student Loan and any grants, subsidies, donations, Guarantee Payments (including for this purpose payments from any guarantor or escrow fund under a Private Loan Program), Interest Subsidy Payments and Special Allowance Payments with respect to each Financed Student Loan;

it will diligently cause to be taken all reasonable steps to enforce all Financed Student Loans, the Master Servicing Agreement, the Servicing Agreements and the Purchase Agreements; it will not create, or permit the creation of, any pledge, lien, charge or encumbrance on the trust except as provided in or permitted by the Indenture.

The issuer also covenants that it will file with the related Indenture Trustee a projection of Program Operating Expenses for each calendar year and that it will not, in any calendar quarter, exceed those projected for such calendar quarter except on certain conditions described in the related Indenture. If the issuer fails to file a report for any calendar year, the report filed for the preceding calendar year will apply.


EVENTS OF DEFAULT


Under an Indenture, the following constitute an Event of Default:


              1.  Failure in the due and punctual payment of:


                  (i) principal or interest on any Note issued under the Indenture when due, either at Legal Final Maturity or upon redemption or otherwise, excluding, however:

                           (a) any shortfall on a Distribution Date other than the Legal Final Maturity of any Series of Notes if Available Funds are insufficient to pay the related Principal Distribution Amount on such date,

                           (b)      for so long as any Senior Notes are
                                    Outstanding under the Indenture, any
                                    shortfall on a Distribution Date other than the Legal Final Maturity of any Series of Subordinate Notes if Available Funds are insufficient to pay the Noteholders' Interest Distribution Amount on such Series of Subordinate Notes on such date, and

                           (c)      for so long as any Senior Notes are
                                    Outstanding under the Indenture, any
                                    deferral in the payment of interest on the Subordinate Notes on a Distribution Date other than the Legal Final Maturity of any Series of Subordinate Notes, or

                  (ii) any Issuer Exchange Payment when due, excluding, however:

                           (a) payment in respect of an early termination of the Exchange Agreement,

                           (b)      for so long as any Senior Notes are
                                    Outstanding under the Indenture, any
                                    shortfall on a Distribution Date other than the Legal Final Maturity of any Series of Subordinate Notes if Available Funds are insufficient to pay any Subordinate Issuer Exchange Payments relating to such Series of Subordinate Notes on such date, and

                           (c)      for so long as any Senior Notes are
                                    Outstanding under the Indenture, any
                                    deferral in the payment of Subordinate
                                    Issuer Exchange Payments;

              2. Failure by the issuer in the observance and performance of any covenants or agreements made in the Indenture and the continuation of such failure for a period of 30 days after written notice thereof is given to the issuer from the Indenture Trustee or from the Noteholders of at least a majority of the aggregate principal amount of the Outstanding Notes;

              3. Certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuer; and

              4. The entry of a final judgment against the issuer if such judgment will not be discharged within 60 days from the entry thereof, or if an appeal will not be taken therefrom, or from the order or decree upon which such judgment was granted or entered in such manner as to conclusively set aside the execution under such judgment or order or the enforcement thereof, if such judgment constitutes or could result in:

                  (a) a lien or charge on the Available Funds or the trust equal or superior to the lien granted under the Indenture for the benefit of the Noteholders of the Senior Notes,

                  (b) if no Senior Notes are Outstanding under the Indenture, a lien or charge on the Available Funds or the trust equal or superior to the lien granted under the Indenture for the benefit of the Noteholders of the Subordinate Notes, or

                  (c) which materially and adversely affects the ownership, control or operation of the Program.

Acceleration of the Notes

If an Event of Default described in clause (1) above should occur and be continuing, the Indenture Trustee may, and upon written direction by the Noteholders of at least a majority of the aggregate principal amount of the Outstanding Directing Notes, the Indenture Trustee must declare all Outstanding Notes to be immediately due and payable, by written notice to the issuer.

If an Event of Default described in clause (2) above should occur and be continuing, the Indenture Trustee may, and upon written direction by all of the Noteholders of Directing Notes, the Indenture Trustee must declare all Outstanding Notes to be immediately due and payable, by written notice to the issuer.

If an Event of Default described in clause (3) above should occur and be continuing, all Outstanding Notes will become immediately due and payable without notice or any action by the Indenture Trustee and a declaration of such acceleration will be deemed to have been made.

If an Event of Default described in clause (4) above should occur and be continuing, the Indenture Trustee may, and upon written direction by the Noteholders of at least a majority of the aggregate principal amount of the Outstanding Directing Notes, the Indenture Trustee must declare all Outstanding Notes to be immediately due and payable, by written notice to the issuer.

If after such declaration, but before any judgment or decree for the payment of moneys due will have been obtained or entered unless the same has been discharged:

         1. all defaults under the Indenture (other than the payment of principal and interest due and payable solely by reason of such declaration) will be cured to the satisfaction of the Indenture Trustee or provision deemed by the Indenture Trustee to be adequate will be made therefor, and

         2. the following amounts will either be paid by or for the account of the issuer or provision satisfactory to the Indenture Trustee will be made for such payment:

              (i)  all overdue installments of interest upon:

                   (a)  the Senior Notes if Senior Notes are Outstanding, or

                   (b) the Subordinate Notes if no Senior Notes are Outstanding, and

              (ii) the reasonable and proper charges, expenses and liabilities of the Indenture Trustee, any Exchange Counterparty and the Noteholders and their respective agents and attorneys, and all other sums then payable by the issuer under the Indenture (except the principal of and interest accrued since the next preceding Distribution Date on the Notes due and payable solely by virtue of such declaration), then, the Noteholders of at least a majority of the aggregate principal amount of the Outstanding Directing Notes, by written notice to the issuer and to the Indenture Trustee, may rescind such declaration and annul such Event of Default, or, if the Indenture Trustee has acted with respect to the Notes without a direction from the Noteholders of at least a majority in aggregate principal amount of the Outstanding Directing Notes and has not received written direction to the contrary by the Noteholders of at least a majority in aggregate principal amount of the Outstanding Directing Notes, then the Indenture Trustee may annul such declaration and any such default by written notice to the issuer. No such rescission and annulment will extend to or affect any subsequent Event of Default or impair or exhaust any right or power with respect thereto.

Upon any declaration of acceleration of the Notes, the Indenture Trustee will give notice of such declaration and its consequences to the Noteholders and to any related Exchange Counterparty as described in the Indenture. Interest and Carryover Interest will cease to accrue on such Notes from and after the date set forth in such notice (which will be not more than five days from the date of such declaration).

Prior to a declaration accelerating the maturity of the Notes as provided above, the Noteholders of at least two-thirds in aggregate principal amount of the Outstanding Directing Notes and each Exchange Counterparty that is not in default or their attorneys-in-fact duly authorized may on behalf of the Noteholders of all Notes issued under the Indenture and each Exchange Counterparty waive any past failure under such Indenture and its consequences with respect to the Notes, except a failure in payment of the principal of or interest on any of the Notes.

Application of Moneys

If (i) an Event of Default has occurred and is continuing, and (ii) at any time the moneys held by the Indenture Trustee is insufficient for the payment of principal and interest then due on the Notes or for the payment of any Issuer Exchange Payment, then such moneys and all Available Funds received or collected by the Indenture Trustee from the trust or otherwise for the benefit or for the account of Noteholders or an Exchange Counterparty (other than moneys held for the payment or redemption of particular Notes, which shall be applied solely to the payment of principal and interest to Noteholders other than the issuer, the depositor, the administrator or their affiliates) will be applied first to the payment of the reasonable and proper fees and expenses of the Indenture Trustee and other expenses as are necessary in the judgment of the Indenture Trustee to prevent loss of Available Funds and to protect the interests of the Noteholders and/or each Exchange Counterparty, and thereafter as follows:

         1. If the principal of all of the Notes issued under the Indenture has not become or been declared due and payable:

              First, to the payment of all installments of interest then due on the Senior Notes, with interest on overdue principal at the rates borne by such Senior Notes, and to all Senior Issuer Exchange Payments then due, in the order that such installments and/or Senior Issuer Exchange Payments will have become due, and, if the amounts available are not sufficient to pay in full all such installments and Senior Issuer Exchange Payments coming due on the same date, then to the payment thereof ratably to the parties entitled thereto without discrimination or preference;

              Second, to the payment of the unpaid Noteholders' Principal Distribution Amount and/or principal due and unpaid on the Senior Notes at the time of such payment, such payments to be made ratably to the parties entitled thereto without discrimination or preference;

              Third, to the payment of all installments of interest then due on the Subordinate Notes, with interest on overdue principal at the rates borne by such Subordinate Notes, and to all Subordinate Issuer Exchange Payments then due, in the order that such installments and/or Subordinate Issuer Exchange Payments will have become due, and, if the amounts available are not sufficient to pay in full all such installments of interest and Subordinate Issuer Exchange Payments coming due on the same date, then to the payment thereof ratably to the parties entitled thereto without discrimination or preference; and

              Fourth, to the payment of the unpaid Noteholders' Principal Distribution Amount and/or principal due and unpaid on the Subordinate Notes at the time of such payment, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

         2. If the principal of all of the Notes issued under the Indenture has become or has been declared due and payable:

              First, to the payment of all principal and interest then due and unpaid on the Senior Notes and all Senior Issuer Exchange Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference;

              Second, to the payment of all principal and interest then due and unpaid on the Subordinate Notes and all Subordinate Issuer Exchange Payments then due, such payments to be made ratably to the parties entitled thereto without discrimination or preference;

              Third, to the payment of all Carryover Interest due and unpaid on the Senior Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference; and

              Fourth, to the payment of all Carryover Interest due and unpaid on the Subordinate Notes, such payments to be made ratably to the parties entitled thereto without discrimination or preference.

Remedies on Default

Whenever moneys are to be applied as above, irrespective of and whether other authorized remedies have been pursued, the Indenture Trustee may sell, with or without entry, all or part of the trust and all right, title, interest, claim and demand thereto and the right of redemption thereof, at any such place or places, and at such time or times and upon such notice and terms as may be required by law. Upon such sale, the Indenture Trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the issuer and all parties claiming such properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any such sale. The issuer and the Eligible Lender Trustee, if so requested by the Indenture Trustee, shall ratify and confirm any sale or sales by executing and delivering to the Indenture Trustee or to such purchaser or purchasers all such instruments as may be necessary, or in the judgment of the Indenture Trustee and/or the Eligible Lender Trustee, proper for the purpose which may be designated in such request. The Indenture Trustee shall not sell or permit the sale or assignment of any Financed Student Loan or any interest therein as a part of the trust to any party who is not an eligible lender under the Higher Education Act.

If an Event of Default has happened and is continuing, then the Indenture Trustee, either in its own name, as trustee of an express trust, as attorney-in-fact for the related Noteholders and/or each Exchange Counterparty or in any one or more of such capacities by its agents and attorneys, is entitled and empowered to institute such proceedings at law or in equity for the collection of all sums due in connection with the Notes and any Issuer Exchange Payment and to protect and enforce its rights and the rights of the Noteholders and/or each such Exchange Counterparty under such Indenture, whether for any specific performance of any covenant contained in the Indenture, in aid of the execution of any power therein granted, for an accounting as trustee of any express trust, or in the enforcement or any legal or equitable right as the Indenture Trustee, being advised by counsel, deems most effectual to enforce any of its rights or to perform any of its duties. The Indenture Trustee is entitled and empowered either in its own name, as a trustee of an express trust, or as attorney-in-fact for the Noteholders and each Exchange Counterparty, or in any one or more of such capacities, to file such proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of such Indenture Trustee, the Noteholders and any related Exchange Counterparty allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

An Indenture Trustee, at the written request of Noteholders of at least a majority in aggregate principal amount of the Outstanding Directing Notes and upon being furnished with reasonable security and indemnity, will take such steps and institute such suits, actions or proceedings for the protection and enforcement of the rights of any Exchange Counterparty or the Noteholders, as the case may be, to collect any amount due and owing from the issuer or by injunction or other appropriate proceeding in law or in equity to obtain other appropriate relief.

No Noteholder or Exchange Counterparty, if any, will have the right to institute any proceeding with respect to the Indenture unless (i) such holder or Exchange Counterparty previously shall have given to the Indenture Trustee written notice of a continuing Event of Default, (ii) with respect to any Exchange Counterparty, such Exchange Counterparty is not in default of its obligations under its Exchange Agreement, all obligations of all of the parties to such agreement have not been satisfied, and such agreement has not been terminated,
(iii) the holders of not less than a majority in aggregate principal amount of the Outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iv) such holder or holders have offered the Indenture Trustee reasonable indemnity, (v) the Indenture Trustee has for a period of 30 days after notice failed to institute such proceeding, and (vi) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the holders of a majority in aggregate principal amount of the Outstanding Directing Notes.

Remedies Not Exclusive

The remedies conferred upon or reserved to the Indenture Trustee, the Noteholders or any Exchange Counterparty in the Indenture are not intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given under the Indenture or existing at law or in equity or by statute on or after the date of adoption of such Indenture.


AMENDMENT AND SUPPLEMENTAL INDENTURES


Without Consent of Noteholders. The issuer, each related Eligible Lender Trustee and the related Indenture Trustee, and, except with respect to item (13) below, with written confirmation from each Rating Agency then rating the Notes issued under an Indenture that execution of the proposed Supplemental Indenture will not adversely affect the rating of such Rating Agency on such Notes, from time to time and at any time without the consent or concurrence of any Noteholder, may execute a Supplemental Indenture for any one or more of the following purposes:

           (1) To make any changes or corrections in the Indenture as are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained in the Indenture or to insert in the Indenture such provisions clarifying matters or questions arising under the Indenture as are necessary or desirable;


           (2) To add additional covenants and agreements of the issuer for the purpose of further securing the payment of the Notes;

           (3) To surrender any right, power or privilege reserved to or conferred upon the issuer by the terms of the Indenture;


           (4) To confirm as further assurance any lien, pledge, security interest, assignment or charge, or the subjection to any lien, pledge, security interest, assignment or charge, created or to be created by the provisions of the Indenture;

           (5) To grant to or confer upon the Noteholders any additional rights, remedies, powers, authority or security that lawfully may be granted to or conferred upon them, or to grant to or to confer upon the Indenture Trustee for the benefit of the Noteholders or any Exchange Counterparty any additional rights, duties, remedies, powers or authority;


           (6) To make such amendments to the Indenture as are required to permit the issuer fully to comply with the Higher Education Act or as required in order for the Indenture, as amended by such Supplemental Indenture, not to be contrary to the terms of the Higher Education Act;


           (7) To make such amendments to the Indenture as may be necessary or convenient to provide for issuance of the Notes in coupon form or issuance and registration of the Notes in book-entry form and to provide for other related provisions of the Notes;


           (8) To modify, amend or supplement the Indenture or any indenture supplemental thereto in such manner as to permit the qualification thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if the issuer and the Indenture Trustee so determine, to add to the Indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which will not materially adversely affect the interests of the Noteholders of the Notes;


           (9) To authorize the establishment of agreements providing for the pledge of certain funds to other indentures, and for the pledge of certain funds under other indentures to the Indenture;

           (10) To permit any changes or modifications of the Indenture required by (a) a Rating Agency to maintain the outstanding rating on the Notes or
      (b) by the issuer of (i) a policy of bond insurance or (ii) any similar financial guaranty insuring the payment of the principal of and interest on any Notes to obtain an internal rating of at least investment grade or as a condition of the issuance of such insurance or guaranty;

           (11) To make the terms and provisions of the Indenture, including the lien and security interest granted therein, applicable to an Exchange Agreement;


           (12) To provide for the issuance of Credit Enhancement, including, but not limited to, a policy or policies of bond insurance with respect to the Notes;

           (13) To add any additional Eligible Lender Trustee or replace any existing Eligible Lender Trustee; and

           (14) To make any other amendment which, in the judgment of the Indenture Trustee, is not to the material prejudice of the Indenture Trustee, the Noteholders or any Exchange Counterparty.

The issuer, each related Eligible Lender Trustee and the related Indenture Trustee, from time to time and at any time without the consent or concurrence of any Noteholder may execute a Supplemental Indenture, if the issuer determines that the provisions of such Supplemental Indenture are necessary or desirable to maximize Available Funds.

With Consent of Noteholders and Exchange Counterparties. The issuer, each related Eligible Lender Trustee and the related Indenture Trustee from time to time and at any time may execute a Supplemental Indenture, with the prior consent of the Noteholders of not less than a majority in aggregate principal amount of the Directing Notes then Outstanding under an Indenture (or, with respect to any change affecting only certain Series of Notes, the Holders of a majority in aggregate principal amount and the Outstanding Notes of such Series for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Indenture, or modifying or amending the rights and obligations of the issuer, or modifying or amending in any manner the rights of an Exchange Counterparty or the Noteholders of Notes then Outstanding under such Indenture; provided, however, that, without the specific consent of the Noteholder of each such Note which would be affected thereby, no Supplemental Indenture amending or supplementing the provisions of such Indenture may:


           (1) change the Legal Final Maturity for the payment of the principal of any Note or any date for the payment of interest thereon, or reduce the principal amount of any Note or, except on an Interest Determination Date, the interest rate thereon;

           (2) reduce the aforesaid proportion of Notes the Noteholders of which are required to consent to any Supplemental Indenture amending or supplementing the provisions of such Indenture;


           (3) except as shall otherwise be provided in such Indenture, give to any Note any preference over any other Note secured thereby; or

           (4) except as shall otherwise be provided in such Indenture, authorize the creation of any pledge of the related Trust prior, superior or equal to, or deprive the Noteholders or any Exchange Counterparty of, the pledge, lien, security interest and assignment created in such Indenture for the payment of the Notes or any Issuer Exchange Payment.


DEFEASANCE


The obligations of the issuer under an Indenture and the liens, pledges, security interests, charges, trusts, assignments, covenants and agreements of the issuer and each related Eligible Lender Trustee therein made or provided for, will be fully discharged and satisfied as to (a) any Note issued under such Indenture, when either of items (i) or (ii) below shall have occurred; (b) any Program Operating Expenses, when item (iii) shall have occurred; (c) any related Exchange Agreement, when item (iv) shall have occurred; (d) Carryover Interest, when item (v) below shall have occurred, and such Note, Program Operating Expense, Exchange Agreement, or Carryover Interest will no longer be deemed to be Outstanding thereunder (provided, however, that such Indenture shall not deemed to be defeased unless and until all of the following shall have occurred):


         (i)      when such Note has been canceled;


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
         (ii) as to any such Note not canceled, when payment of the principal of such Note, plus interest on such principal to the due date thereof (whether such due date is by reason of maturity or upon redemption, or otherwise), either:

                  (a) has been made or caused to be made in accordance with the terms thereof, or


                  (b) has been provided for by an irrevocable deposit with the related Indenture Trustee or the Authenticating Agent, which is irrevocably appropriated and set aside exclusively for such payment, and which is derived from a source which is not a transfer of property voidable under Sections 544 or 547 of the United States Bankruptcy Code, should the issuer be a debtor under such Code, (accompanied by an opinion of counsel experienced in bankruptcy matters to that effect) of:


                           (1)      moneys sufficient to make such payment,
                                    and/or

                           (2) Eligible Investments (which for this purpose shall include only those obligations which are described in item (a) of the definition thereof and which are not subject to call for redemption prior to maturity), maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient moneys to make such payment, the sufficiency of said moneys or Eligible Investments to be verified in writing by a firm of independent certified public accountants;


         (iii) all Program Operating Expenses then owed by the issuer, including related necessary and proper fees, compensation and expenses of the related Indenture Trustee, each related Eligible Lender Trustee and the Authenticating Agent when they have been paid or the payment thereof provided for to the satisfaction of the related Indenture Trustee;


         (iv) in the case of payment of any related Issuer Exchange Payment and the applicable Exchange Agreement, when payment of all Issuer Exchange Payments due and payable to each Exchange Counterparty under its respective Exchange Agreement has been made or duly provided for to the satisfaction of each Exchange Counterparty and each Exchange Agreement has been terminated; and

         (v) in the case of payment of any amount of Carryover Interest, when the first of the following occurs:

                  (a) payment of all such Carryover Interest that has accrued and remains unpaid has been made or duly provided for to the satisfaction of the related Indenture Trustee, or

                  (b) all amounts held in the related Funds and Accounts under such Indenture which are available pursuant to the provisions of such Indenture to pay Carryover Interest have been paid out, and no further amounts, or assets the proceeds of which could be used to pay Carryover Interest, are so available under such Indenture to make payment of Carryover Interest.

NONPRESENTMENT


If any Note issued under an Indenture is not presented for payment when the principal thereof becomes due, whether at maturity or at the date fixed for the redemption thereof, or otherwise, and if moneys and/or Eligible Investments are held at such due date by the Indenture Trustee, in trust for that purpose sufficient and available to pay the principal of such Note, together with all interest due on such principal to the due date thereof (including any

Carryover Interest), or to the date fixed for redemption thereof, as the case may be, all liability of the issuer for such payment will cease and be completely discharged. Thereafter, it will be the duty of such Indenture Trustee to hold such moneys and/or Eligible Investments without liability to the holder of such Note for interest thereon, in trust for the benefit of the holder of such Note, who thereafter will be restricted exclusively to such moneys and/or Eligible Investments for any claim of whatever nature on its part on or with respect to such Note, including for any claim for the payment thereof; provided, however, that any such moneys and/or Eligible Investments held by such Indenture Trustee remaining unclaimed by the Noteholders of such Notes for four years after the principal of the respective Notes with respect to which such moneys and/or Eligible Investments have been so set aside has become due and payable (whether at maturity or upon redemption or otherwise) will be paid to the issuer free from the trusts created by the related Indenture, and all liabilities of such Indenture Trustee with respect to such moneys and/or Eligible Investments will cease. In such event, the Noteholders will thereafter be deemed to be general unsecured creditors of the issuer for the amounts so paid to the issuer (without interest thereon), subject to any applicable statute of limitation.


REMOVAL OF AN INDENTURE TRUSTEE; RESIGNATION; SUCCESSORS


An Indenture Trustee may be removed at any time with or without cause by the written direction or upon affirmative vote of the Noteholders of a majority in aggregate principal amount of the Directing Notes then Outstanding under the related Indenture or their attorneys-in-fact duly authorized.


In case at any time any of the following occurs:


         (1) an Indenture Trustee has or shall fail to comply with certain obligations imposed on it under the Trust Indenture Act of 1939 with respect to Notes of any related Series after written request therefor by the issuer or any Noteholder of such Series who has been a bona fide Noteholder of a Note of such Series for at least 6 months,

         (2) an Indenture Trustee ceases to be eligible in accordance with the provisions of the related Indenture and thereafter fails to resign after written request therefor has been given to such Indenture Trustee by the issuer or by any related Noteholder, or


         (3) an Indenture Trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent or a receiver of such Indenture Trustee or of its property is appointed, or any public officer takes charge or control of such Indenture Trustee or of its property or affairs for the purpose of reorganization, conservation or liquidation, then, the issuer may remove such Indenture Trustee by an instrument in writing, or, subject to certain provisions of the Trust Indenture Act of 1939, any Noteholder of Notes issued under such Indenture may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Indenture Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe and as may be required by law, remove such Indenture Trustee.

An Indenture Trustee may resign by giving not less than 60 days' written notice to the issuer and all Noteholders under the related Indenture.

A successor trustee may be appointed by the Noteholders of not less than a majority in aggregate principal amount of the Directing Notes then Outstanding under the related Indenture by an instrument or concurrent instruments in writing signed by such Noteholders or their attorneys-in-fact duly authorized; provided, however, that in case at any time there will be a vacancy in the office of an Indenture Trustee, the issuer, by an instrument in writing, will appoint a successor to fill such vacancy until a new Indenture Trustee is appointed by the Noteholders of the Notes as described above. Any successor trustee must meet the qualifications set forth in the related Indenture.


                         FEDERAL INCOME TAX CONSEQUENCES


Set forth below is a summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes. Thompson Hine & Flory LLP has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are material to Noteholders. The discussion is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. Consequently, the IRS may disagree with certain aspects of the discussion below. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and such a change could apply retroactively. No ruling on any of the issues discussed below will be sought from the IRS.

The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain categories of investors subject to special treatment under the federal income tax laws. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities. This discussion focuses primarily on investors who will hold Notes as "capital assets" (generally held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. The discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Notes. Consequently, it is suggested that potential purchasers of Notes consult their own tax advisors concerning the federal, state or local tax consequences to them of the purchase, holding, and disposition of the Notes.

Payments received by Noteholders on the Notes will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for Notes issued with original issue discount, acquired with market discount, or issued or acquired at a premium, interest paid or accrued on a Note will be treated as ordinary income to the Noteholder and a principal payment on a Note will be treated as a return of capital. Interest paid to Noteholders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by Noteholders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The Indenture Trustee will report annually to the IRS and to Noteholders of record with respect to interest paid or accrued, and original issue discount and market discount, if any, accrued, on the Notes.

One or more Series of Notes may be subordinated to one or more other Series of Notes issued under the same Indenture. Such subordination will not affect the federal income tax treatment of either the subordinated or the senior Notes. It is suggested that employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), consult their tax advisors before purchasing any subordinated Note. See "ERISA Considerations" herein and "Summary of Terms -- ERISA Considerations" in the accompanying Prospectus Supplement.


CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS


Based upon the representations of the depositor and the trust and the assumptions set forth in the following sentence, in the opinion of Thompson Hine & Flory LLP, the Notes will be characterized as debt for federal income tax purposes. The representations and assumptions upon which the above opinion is based are: (1) the pertinent provisions of the Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect remain in effect and are not otherwise amended, revised, reversed, or overruled; (2) the Eligible Lender Trust Agreement, the Indenture, the Notes, and the Servicing Agreements are executed and delivered in substantially the form as attached hereto as exhibits; (3) there are no changes to the terms of the Notes; and (4) the depositor, the trust and the Noteholders treat the Notes as indebtedness of the depositor for federal income tax purposes. Such opinion will not be binding on the courts or the IRS. The depositor, the trust and such Noteholders, by accepting the Notes have agreed to treat the Notes as indebtedness of the depositor for federal income tax purposes. Both the depositor and the trust intend to treat this transaction as a financing reflecting the Notes as indebtedness for tax and financial accounting purposes.

Contrary to the opinion of Thompson Hine & Flory LLP, the IRS might assert that the Notes do not represent debt for federal income tax purposes, but rather the Notes should be treated as equity interests in the trust. Even if the IRS were to assert successfully that the Notes should not be characterized as debt for federal income tax purposes, in the opinion of Thompson Hine & Flory LLP based upon the representation of the depositor described in the following sentence, although the trust might be treated as a publicly traded partnership, it would not be taxable as a corporation. The depositor will represent that for 1999 and for any subsequent taxable year 90% or more of the gross income of the depositor, and the trust if treated as a separate entity, will be interest income attributable to loans acquired by either the depositor or the trust and not attributable to loans originated by either the depositor or the trust or an affiliate of either of them. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.


CHARACTERIZATION OF THE TRUST


In the opinion of Thompson Hine & Flory LLP, for federal income tax purposes, the trust established under each Indenture will not be treated as an entity separate from the depositor and thus will not be classified as a separate entity that is an association (or a publicly traded partnership) taxable as a corporation. However, the IRS might assert that the trust is a separate entity from the depositor for federal income tax purposes. If for federal income tax purposes the trust were instead treated as an entity separate from the depositor, the trust might be treated as a partnership among the related Noteholders, and, possibly, the depositor as well. In the opinion of Thompson Hine & Flory LLP based upon the representation of the depositor described in the immediately preceding paragraph that certain qualifying income tests would be met, the resulting partnership would not be subject to federal income tax as a publicly traded partnership taxable as a corporation. Rather, each Noteholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. Such opinion will not be binding on the courts or the IRS. The amount and timing of items of income and deduction of the Noteholders may differ if the Notes were held to constitute partnership interests, rather than indebtedness.

The IRS, however, might assert that one or more of the activities of the trust constitutes a financial business such that the qualifying income tests are not met. If such qualifying income tests are not met, the trust would constitute a publicly traded partnership taxable as a corporation. If it were determined that the transaction results in the trust being classified as a corporation or a publicly traded partnership treated as an association taxable as a corporation, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Financed Student Loans and other assets, which would reduce the amounts available for payment to the related Noteholders. Cash payments to such Noteholders would be treated as dividends for tax purposes to the extent of such publicly traded partnership's or corporation's earnings and profits.

ORIGINAL ISSUE DISCOUNT

Notes issued at a price less than their stated principal amount ("Discount Notes"), Notes upon which interest is accrued and is compounded and added to the principal balance thereof periodically ("Accretion Notes"), and certain other Series of Notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Such original issue discount will equal the difference between the "stated redemption price at maturity" of the Note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and Noteholders of Notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which it relates.


The amount of original issue discount required to be included in a Noteholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount for certain debt instruments, such as the Notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the issuer or other person responsible for computing the amount of original issue discount to be reported to a Noteholder each taxable year (the "Tax Administrator"), except as otherwise provided herein, expects to base its computations on Code Section 1272(a)(6) and final regulations governing the accrual of original issue discount on debt instruments (the "OID Regulations"). The amount and rate of accrual of original issue discount on a Note will be calculated by the Tax Administrator based on
(i) a single constant yield to maturity and (ii) the prepayment rate of the Financed Student Loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Note (the "Pricing Prepayment Assumptions"). Investors should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Code
Section 1272(a)(6), and, accordingly, there can be no assurance that such methodology, which is described below, represents the correct manner of calculating original issue discount on the Notes. The Tax Administrator intends to account for income on certain Notes that provide for one or more contingent payments as described in "-- Variable Rate Notes" herein.

The amount of original issue discount on a Note equals the excess, if any, of the Note's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" ("Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Notes" herein. Thus, in the case of any Note providing for such stated interest other than an Accretion Note, the stated redemption price at maturity generally will equal the total amount of all Deemed Principal Payments due on that Note. Because an Accretion Note generally does not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Note will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a tranche of Notes generally will equal the initial price at which such tranche is sold to the public.


Under a de minimis rule, a Note will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the Note's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of the Note. No Treasury Regulations have been issued with respect to computing the WAM of instruments like a Note. The Tax Administrator will compute the WAM of a Note as equaling the sum of the amounts obtained by multiplying the number of complete years from the Note's issue date until the payment is made by a fraction, the numerator of which is the amount of each Deemed Principal Payment, and the denominator of which is the Note's stated redemption price at maturity. A Noteholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Note are received or, if earlier, upon disposition of the Note, unless the Noteholder makes an "All OID Election" (as defined below).


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
Notes of certain Series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the Notes is lower than the rate payable during the remainder of the life of the Notes ("Teaser Notes"). The OID Regulations provide a more expansive test under which a Teaser Note may be considered to have a de minimis amount of original issue discount even though the amount of the original issue discount on the Note would be more than de minimis as determined under the regular test. The expanded test applies to a Teaser Note only if the stated interest on such Note would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term. Under the expanded test, the amount of original issue discount on a Teaser Note that is measured against the de minimis amount of original issue discount allowable on the Note is the greater of (i) the excess of the stated principal amount of the Note over its issue price ("True Discount") and (ii) the amount of additional stated interest that would be necessary to be payable on the Note in order for all stated interest to be qualified stated interest (the "Additional Interest Amount").

The holder of a Note must include in gross income the sum, for all days during his taxable year on which he holds the Note, of the "daily portions" of the original issue discount on such Note. The daily portions of original issue discount with respect to a Note will be determined by allocating to each day in any accrual period the Note's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Note yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Note during such period over (ii) the Note's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Note will be computed by using the Pricing Prepayment Assumptions and the Note's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Note prior to the close of the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Note at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Note.

The yield to maturity of a Note will be calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Note typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Note's yield to maturity.


The Notes of a Series may be subject to optional redemption by the issuer before their Legal Final Maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Notes is lower than it would be if the Notes were not redeemed early. If the issuer is presumed to exercise its option to redeem the Notes, original issue discount on such Notes will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Notes of a particular Series are issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the Notes because a redemption by the issuer would not lower the yield to maturity of the Notes. If, however, some Notes of a particular Series are issued at a premium, the issuer may be able to lower the yield to maturity of the Notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem Notes when one or more Series of the Notes are issued at a premium, the Tax Administrator will take into account all Series of Notes that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a



                                       66
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combined weighted average basis, the Notes of such Series were issued at a premium, the Tax Administrator will presume that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Notes, and there can be no assurance that the IRS will agree with the Tax Administrator's position.


The OID Regulations provide that a Noteholder may make an election (an "All OID Election") to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (as described below under "-- Market Discount"), de minimis market discount that accrues on the Note, and unstated interest (as reduced by any amortizable premium, as described below under "Amortizable Premium," or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Note. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "-- Market Discount" below. In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium" herein. Noteholders should be aware that the law is unclear as to whether an All OID Election is effective for a Note that is subject to the contingent payment rules. See "-- Variable Rate Notes" herein.

A Note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Note, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Note after the acquisition date, the Note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Note by the amount of amortizable premium. See "-- Amortizable Premium" herein. If the subsequent holder's adjusted basis in the Note immediately after the acquisition exceeds the adjusted issue price of the Note, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Note after the acquisition date, the amount of original issue discount on the Note will be reduced by a fraction, the numerator of which is the excess of the Note's adjusted basis immediately after its acquisition over the adjusted issue price of the Note and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Note after the acquisition date over the adjusted issue price of the Note. Alternately, the subsequent purchaser of a Note having original issue discount may make an All OID Election with respect to the Note.

If the interval between the issue date of a Note that pays interest at the Series Interest Rate on a current basis (a "Current Interest Note") and the first Distribution Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the Noteholder during the first Distribution Period will be less than the Note's stated interest rate making such Note a Teaser Note. If the amount of original issue discount on the Note measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the Note, the amount by which the stated interest on the Note exceeds the interest that would be payable on the Note at the effective rate of interest for the First Distribution Period (the "Nonqualified Interest Amount") would be treated as part of the Note's stated redemption price at maturity. Accordingly, the holder of a Teaser Note may be required to recognize ordinary income arising from original issue discount attributable to the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Note during the First Distribution Period will be higher than the stated rate of interest if a Noteholder receives interest on the first Distribution Date based on a full accrual period. Unless the "Pre-


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
Issuance Accrued Interest Rule" described below applies, such Note (a "Rate Bubble Note") would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Note attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the Pre-Issuance Accrued Interest Rule, if (i) a portion of the initial purchase price of a Rate Bubble
Note is allocable to interest that has accrued under the terms of the Note prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the Note provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the Note's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the Noteholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the Note. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Note will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Note for which it is available if the Note's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Note is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Note's stated interest because its effective interest rate during the First Distribution Period typically will be less than its stated interest rate. Thus, a Note with a long First Distribution Period typically will be a Teaser Note, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Note that is normally allocable to interest accrued under the terms of such Note before its issue date. All amounts paid for such a Teaser Note at issuance, regardless of how designated, will be included in the issue price of such Note for federal income tax accounting purposes.


In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Notes, it is suggested that potential investors consult their own tax advisors to determine the appropriate amount and method of inclusion in income of original issue discount on the Notes for federal income tax purposes.


VARIABLE RATE NOTES

A Note may pay interest at a variable rate (a "Variable Rate Note"). A Variable Rate Note that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Note qualifies as a VRDI under the OID Regulations if (i) the Note is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Note or (b) 15 percent of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Note compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate," and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Note and ends one year following that day). However, if the Variable Rate Note provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator intends to account for the income thereon as described below.


Under the OID Regulations, a rate is a qualified floating rate if variations in the value of the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the



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debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for depositors in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Note, if the values of all such rates on the issue date of the Note are within 25 basis points of each other.


A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if (a) the Cap, Floor, or Governor is fixed throughout the term of the related Note or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Note to be significantly less or significantly more than the expected yield on the Note determined without such Cap, Floor, Governor, or similar restriction, as the case may be.


Under the OID Regulations, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would include a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.


Under the OID Regulations if interest on a Variable Rate Note is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

Under the OID Regulations, all interest payable on a Variable Rate Note that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Note") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Note is determined, in general, by converting such Note into a hypothetical fixed rate Note and applying the rules applicable to fixed rate Notes described under "Original Issue Discount" above to such hypothetical fixed rate Note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Note also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate Note.

Except as provided below, the amount and accrual of OID on a Variable Rate Note that qualifies as a VRDI but is not a Single Rate VRDI Note (a "Multiple Rate VRDI Note") is determined by converting such Note into a hypothetical equivalent fixed rate Note that has terms that are identical to those provided under the Multiple Rate VRDI Note, except that such hypothetical equivalent fixed rate Note will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rates provided for under the Multiple Rate VRDI Note. A Multiple Rate VRDI Note that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a


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hypothetical equivalent fixed rate Note by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Note that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate Note by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Note. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Note must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate Note.

Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Note that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Notes except that prior to its conversion to a hypothetical equivalent fixed rate Note, such Multiple Rate VRDI Note is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Note as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.


Notes of certain Series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Notes"). The Inverse Floater Notes are expected to bear interest at objective rates. Consequently, if the interest rates of such Notes meet the test for qualified stated interest, the income on such Notes will be accounted for under the rules applicable to VRDIs described above.


The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to debt instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Notes that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6). Income will be accrued on such Notes based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Payment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.


The method described in the foregoing paragraph for accounting for Notes that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Notes under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to Noteholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Notes that are Contingent Payment Obligations, it is suggested that potential investors consult their own tax advisors to determine the appropriate amount and method of income inclusion on such Notes for federal income tax purposes.


ANTI-ABUSE RULE

Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results, the Treasury issued


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regulations containing an anti-abuse rule. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

A subsequent purchaser of a Note at a discount from its outstanding principal amount (or, in the case of a Note having original issue discount, its "adjusted issue price") will acquire such Note with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Note) as ordinary income. A person who purchases a Note at a price lower than the Note's outstanding principal amount but higher than its adjusted issue price does not acquire the Note with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Original Issue Discount." A Note will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Note having original issue discount, the adjusted issue price of such Note), multiplied by (ii) the WAM of the Note (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Note having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a special election, which applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make an All OID Election with respect to a Note purchased with market discount. See
"-- Original Issue Discount" herein.

Until the Treasury promulgates applicable regulations, the purchaser of a Note with market discount may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Note not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.


A Noteholder who has acquired any Note with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Noteholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note to the extent they exceed income on the Note. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Noteholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such Note based on the original projected payment schedule devised by the issuer of such Note. See "-- Original Issue Discount" herein. The holder of such a Note would be required, however, to allocate the difference between the adjusted issue price of the Note and its basis in the Note as positive



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adjustments to the accruals or projected payments on the Note over the remaining term of the Note in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Note subject to redemption at the option of the issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Series of Notes. Therefore, it is suggested that prospective investors consult their own tax advisors regarding the application of the market discount rules to the Notes.

In February 1999, the Clinton Administration issued revenue proposals including one that would require taxpayers that use an accrual method of accounting to include market discount in income as it accrues. The taxpayer's yield for purposes of determining and accruing market discount would be limited to the greater of (1) the original yield-to-maturity of the debt instrument plus 5 percentage points or (2) the applicable federal rate at the time the taxpayer acquired the debt instrument plus 5 percentage points. This proposal would be effective for debt instruments acquired on or after the date of enactment.


AMORTIZABLE PREMIUM


A purchaser of a Note who purchases the Note at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Notes. Treasury Regulations were issued on December 30, 1997 concerning the treatment of bond premium. Under these Treasury Regulations, bond premium may be amortized to offset interest income only as a Noteholder takes the qualified stated interest into account under the Noteholder's regular accounting method. Moreover, such Treasury Regulations generally provide that in the case of Notes subject to optional redemption, the Noteholder is deemed to exercise or not exercise such option in the manner that maximizes the Noteholder's yield on the Note while the issuer generally is deemed to exercise or not exercise such option in the manner that minimizes the Noteholder's yield on the Note. However, the issuer is deemed to exercise or not exercise a call option or a combination of call options in the manner that maximizes the Noteholder's yield on the Note. Such Treasury Regulations are effective for Notes acquired on or after March 2, 1998. However, if a Noteholder elects to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, such Treasury Regulations would apply to all of the Noteholder's Notes held on or after the first day of that taxable year.

Under the Contingent Payment Regulations, a secondary market purchaser of a Contingent Payment Obligation at a premium generally would continue to accrue interest and determine adjustments on such Note based on the original projected payment schedule devised by the issuer of such Note. See "-- Original Issue Discount" herein. The holder of such a Note would allocate the difference between its basis in the Note and the adjusted issue price of the Note as negative adjustments to the accruals or projected payments on the Note over the remaining term of the Note in a manner that is reasonable (e.g., based on a constant yield to maturity).


GAIN OR LOSS ON DISPOSITION


If a Note is sold, the Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Note. The adjusted basis of a Note will equal the cost of the Note to the Noteholder, increased by any original issue discount or market discount previously includable in the Noteholder's gross income with respect to the Note and reduced by the portion of the basis of the Note allocable to payments on the Note (other than qualified stated interest) previously received by the Noteholder and by any amortized premium. Similarly, a Noteholder who receives a scheduled or prepaid principal payment with respect to a Note will recognize



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gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Note. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Note generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Note is held as a capital asset for the applicable long term holding period.


If the holder of a Note is a bank, thrift, or similar institution described in
Section 582 of the Code, any gain or loss on the sale or exchange of the Note will be treated as ordinary income or loss. In addition, a portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

The highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Internal Revenue Service Restructuring and Reform Act of 1998 established the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for more than one year at 20%. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to certain limitations.

MISCELLANEOUS TAX ASPECTS


Backup Withholding. A Note may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of Notes. This withholding generally applies if the Noteholder of a Note (i) fails to furnish the related Indenture Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the related Indenture Trustee or the issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the related Indenture Trustee or the issuer or such Noteholder's securities broker with a certified statement, signed under penalty of perjury, that the TIN is its correct number and that the Noteholder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below) complying with requisite certification procedures. Noteholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.


The related Indenture Trustee will report to the Noteholders and to the IRS each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes within a reasonable time after the end of each calendar year.


Foreign Noteholders. Under the Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to Notes held by Noteholders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts



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("Nonresidents") or Noteholders holding on behalf of a Nonresident generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that (i) such interest is not effectively connected with a trade or business in the United States of the Noteholder and (ii) the issuer (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of a Note is a Nonresident. Interest (including original issue discount) paid on Notes to Noteholders who are foreign persons will not be subject to withholding if such interest is effectively connected with a United States business conducted by the Noteholder. Such interest (including original issue discount) will, however, be subject to the regular United States income tax.

On October 6, 1997, Treasury Regulations (the "New Withholding Tax Regulations") were issued which alter the rules described above in certain respects. The New Withholding Tax Regulations will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. It is suggested that prospective investors consult their tax advisors concerning the requirements imposed by the New Withholding Tax Regulations and their effect on the holding of the Notes.

Due to the complexity of the Federal Income Tax Rules applicable to Noteholders and the considerable uncertainty that exists with respect to many aspects of those rules, it is suggested that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the Notes.


                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Notes.

                                 USE OF PROCEEDS


The proceeds of the sale of a Series of Notes, net of Underwriters' discount, will be transferred to the Indenture Trustee for deposit to the credit of the Funds and Accounts established under the Indenture, a portion of which will be used to acquire Financed Student Loans from the depositor. The order of application of the net proceeds and the amounts to be deposited in each Account will be set forth in the related Prospectus Supplement.


                              ERISA CONSIDERATIONS


Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of a Series of Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the assets of the trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Note.



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The acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA and might apply in connection with the initial purchase, holding and resale of the Notes, depending in part upon the type of Plan fiduciary making the decision to acquire Notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to:
(i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing Notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.


                              AVAILABLE INFORMATION


The depositor has filed with the SEC a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Notes offered hereby. This Prospectus and the accompanying Prospectus Supplement, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549; and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the SEC. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. In addition, the Registration Statement may be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system at the SEC's site on the World Wide Web located at http://www.sec.gov.


                             REPORTS TO NOTEHOLDERS


Unless Definitive Notes are issued for any Series of Notes, periodic unaudited reports as described in the related Prospectus Supplement containing information concerning the Financed Student Loans in the related Trust will be prepared by the issuer and sent only to Cede & Co., as nominee of DTC and registered holder of such Notes but will not be sent to any beneficial holder of such Notes. Such reports will not constitute financial statements prepared under generally accepted accounting principles. See "Description of the Notes -- Book-entry Registration" and "-- Reports to Noteholders" herein. The master servicer will file with the SEC such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder. The issuer intends to suspend the filing of such reports under the Securities Exchange Act of 1934, as amended, when and if the filing of such reports is no longer statutorily required.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


All reports and other documents filed by or for the issuer, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of any Series of Notes shall be deemed to be incorporated by reference into this Prospectus and the accompanying Prospectus Supplement and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for



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purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the accompanying Prospectus Supplement.


The issuer will provide without charge to each person to whom a copy of this Prospectus and the accompanying, Prospectus Supplement are delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Brian A. Ross, Senior Vice President & Chief Financial Officer, Student Loan Funding Resources, Inc., One West Fourth Street, Suite 200, Cincinnati, Ohio 45202 or "brian_ross@slf.org" on the Internet. Telephone requests for such copies should be directed to (513) 763-0222.





                              PLAN OF DISTRIBUTION

Each issuance of Notes will be offered in one or more Series through one or more underwriters or underwriting syndicates ("Underwriters") . The Prospectus Supplement for each issuance of Notes will set forth the terms of the offering of each Series in such issuance, including the name or names of the Underwriters and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Notes will be determined.

The Notes may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Notes described in the related Prospectus Supplement, if any are purchased. If Notes of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Notes of such Series.

The time of delivery for the Notes of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                     RATING

It is a condition to the issuance and sale of each Series of Notes that they each be rated by at least one nationally recognized statistical rating organization in one of its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating" in the accompanying Prospectus Supplement.

                                                                      APPENDIX A


                        GLOSSARY OF PRINCIPAL DEFINITIONS

Set forth below is a glossary of the principal defined terms used in this Prospectus.

         "91-day Treasury Bills" mean direct obligations of the United States with a maturity of thirteen weeks.

         "Account" means any of the accounts established and maintained by an Indenture Trustee under an Indenture.

         "Accrual Notes" means any Series of Notes on which all or a portion of the interest thereon accrues and is capitalized and not payable until a date certain or until one or more other Series are paid in full.

         "Accrual Period" means the period of time during which interest accrues but is not payable with respect to a Series of Accrual Notes.


         "Acquisition Fund" means the Fund established under an Indenture for the purpose of enabling the issuer to Finance Student Loans with the proceeds of the Notes.

         "Adjustment Payment" means an amount equal to the difference between the aggregate principal balance of any Subsequent Financed Student Loans that are being exchanged into the related Trust and the aggregate principal balance of the Financed Student Loans they are replacing.

         "Administration Agreement" means the agreement between the administrator and the issuer.

         "Administrator" means one who performs certain administrative duties for the issuer under the Administration Agreement.

         "Advances" means deposits to a Trust made by the depositor with respect to anticipated future collections on the Financed Student Loans.

         "All Hold Rate" will be defined in the appropriate Auction Procedures for a Series of Auction Rate Notes.

         "Applicable LIBOR Rate" means, (a) for Auction Periods of 35 days or less, One-Month LIBOR, (b) for Auction Periods of more than 35 days but less than 91 days, Three-Month LIBOR, (c) for Auction Periods of more than 90 days but less than 181 days, Six-Month LIBOR, and (d) for Auction Periods of more than 180 days, One-Year LIBOR. As used in this definition and otherwise herein, the terms "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR," means the rate of interest per annum equal to the rate per annum with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year, respective.

         "Auction" means the implementation of the Auction Procedures on an Interest Determination Date.


         "Auction Agent" is the party identified as such in the Prospectus Supplement.


         "Auction Agent Agreement" means, with respect to a Series of Auction Rate Notes, the auction agent agreement among the issuer, the Indenture Trustee and the Auction Agent, including any amendment thereof or supplement thereto, relating to such Series.

         "Auction Agent Fee" has the meaning set forth in the Auction Agent Agreement.


         "Auction Period" means with respect to each Auction Rate Note, the Interest Accrual Period applicable to such Note during which time the applicable Series Interest Rate is determined pursuant to the related Indenture.


         "Auction Period Adjustment" means, with respect to any Auction Rate Notes, the ability of the issuer to change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Series Interest Rate.

         "Auction Period Conversion" means, with respect to any Auction Rate Notes, the ability of the issuer to change the length of one or more Auction Periods, if and to the extent provided for in the related Prospectus Supplement.

         "Auction Period Conversion Date" shall mean the date on which an Auction Period Conversion is effective which shall be a Distribution Date with respect to the related Series of Auction Rate Notes.

         "Auction Period Distribution Date" means, with respect to a Series of Auction Rate Notes, the Business Day immediately following the expiration of each Auction Period; provided, however, that in connection with any Auction Period Adjustment or Auction Period Conversion, the Auction Period Distribution Date may be changed.


         "Auction Procedures" means the auction procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in this Prospectus and in an Appendix to any Prospectus Supplement relating to a Series of Auction Rate Notes.


         "Auction Rate" shall mean the interest rate that results from the implementation of the Auction Procedures.


         "Auction Rate Notes" means any Series of Notes bearing interest at an Auction Rate, as identified in the Prospectus Supplement.

         "Authenticating Agent" means the authenticating agent for any Notes appointed pursuant to the related Indenture.


         "Available Funds" with respect to each Trust means, with respect to any Collection Period, the excess of (A) the sum, without duplication, of the following amounts with respect to such Collection Period: (i) all collections received by the Indenture Trustee on the Financed Student Loans (including any Guarantee Payments (including payments received from any guarantor or escrow fund under any Private Loan Program) received with respect to the Financed Student Loans) during such Collection Period; (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments, received by the Eligible Lender Trustee during such Collection Period with respect to Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans during such Collection Period; (iv) any payments of or with respect to interest received by the Indenture Trustee during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Students Loans purchased by the Indenture Trustee during such Collection Period; (vi) the aggregate amounts, if any, received from the issuer or the Indenture Trustee as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include, with respect to Financed FFELP Loans, the portion of such interest amounts for which the Guarantee Agency did not have an obligation to make a Guarantee Payment), or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans;
(vii) Counterparty Exchange Payments; (viii) Advances received, (ix) Investment Earnings for such Collection Period; and (x) any other sums identified in the related Prospectus Supplement over (B) amounts received by the issuer in connection with balance reconciliations required by virtue of Student Loan consolidations for such Collection Period; provided, however, that Available Funds will exclude (1) all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period, which payments and proceeds shall be paid to the issuer, (2) amounts used to reimburse the issuer for Advances or any other amounts advanced by the issuer on a voluntary basis with respect to Guarantee Payments (including payments from any guarantor or escrow fund under any Private Loan Program) or Interest Subsidy Payments applied for but not received as of the end of the Collection Period immediately preceding the date such Advance is made, (3) payments by a bond insurance company or other surety, credit enhancer or guarantor who is obligated to pay debt service on a particular Series of Notes, and (4) amounts which are paid to the issuer pursuant to the Indenture.

         "Book-entry Form" or "Book-entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical Notes or notes in registered form are issued only to a Depository or its nominee as registered owner, with such Notes "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest and Carryover Interest, if any.

         "Broker-Dealer" means any broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the issuer pursuant to the Indenture and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

         "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, approved by the issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

         "Broker-Dealer Fee" has the meaning set forth in the Auction Agent Agreement.

         "Business Day" means any day on which the Indenture Trustee and the Authenticating Agent, if any, at their respective addresses set forth in or for purposes of the related Indenture, are open for commercial banking business and on which the New York Stock Exchange is open.


         "Calculation Agent" means the calculation agent for any Notes appointed pursuant to the related Indenture.


         "Carryover Interest" means the difference between the interest that would have accrued on a Series of Notes at the Formula Rate during a Collection Period and the interest accrued at the Net Loan Rate during such Collection Period, together with interest thereon at the Formula Rate from the Distribution Date on which such Carryover Interest is due until paid, but in no event greater than the maximum rate permitted by law.

         "Cash Flow Statement" means a report or reports prepared by the issuer with respect to the period covered by the Cash Flow Statement, which period shall extend from the date of the Cash Flow Statement to the latest maturity of the Notes then Outstanding under the Indenture, showing, (i) all Available Funds expected to be received during such period, (ii) the application of all such Available Funds in accordance with such Indenture, (iii) the resulting periodic balances and Parity Percentages, and (iv) that under all assumptions and scenarios used for the cash flows accompanying such Cash Flow Statement, (a) anticipated Available Funds will be at least sufficient to pay the principal of and interest on the Notes issued under such Indenture when due and all other amounts payable under the Indenture when due, and (b) a Parity Percentage of at least a certain specified percentage as set forth in the related Prospectus Supplement will be maintained at all times, including, without limitation, on each Distribution Date.

         "Cedel" means a professional depository incorporated under the laws of Luxembourg which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry.

         "Cedel Participants" means recognized financial institutions around the world that utilize the services of Cedel, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes.


         "Certificate", "Direction", "Instruction", "Order", "Request" or "Requisition" of the issuer, as the case may be, means, respectively, a certificate, direction, instruction, order, request or requisition which shall, unless otherwise specifically provided herein, be in writing and which is signed in the name of the issuer.


         "Claims Rates" means those rates determined by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30.

         "Closing Date" means, for any Series, the date on which such Series is issued, which will be specified in the related Prospectus Supplement.


         "Co-owner Trustee" means the co-owner trustee under the related trust.

         "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.


         "Collection Fund" means the Fund maintained by an Indenture Trustee into which all collections on the Financed Student Loans are to be deposited.


         "Collection Period" means, unless otherwise provided in a related Prospectus Supplement, any calendar month.

         "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Consolidation Loan Fees" means, as to any Collection Period, an amount equal to the per annum rate identified in the related Prospectus Supplement of the outstanding principal balances of and accrued interest on the Consolidation Loans owned by the related Trust as of the last day of such Collection Period.

         "Consolidation Loans" means Student Loans governed by Section 428C of the Higher Education Act which are Financed by the issuer, but excluding any such loans which are made by a Seller and purchased by the issuer.


         "Cooperative" means Societe Cooperative, a Belgian cooperative corporation.


         "Costs of Issuance" means all items of expense allocable to establishment of the Program and the authorization, issuance, sale and delivery of the related Notes, or any obligations of the issuer the proceeds of which are used in whole or in any part, directly or indirectly through the Eligible Lender Trustee, to acquire Financed Student Loans from the related Indenture, including without limitation costs of planning and feasibility studies, costs of obtaining governmental registrations, qualifications and regulatory rulings and approvals, costs of financial advisory, legal, accounting and management services and services of other consultants and professionals and related charges, fees and disbursements, costs of preparation and reproduction of documents, costs of preparation and printing of any offering document relating to the related Notes, advertising and printing costs, filing and recording fees, any initial fees and charges of the related Indenture Trustee, Eligible Lender Trustee, Owner Trustee, Co-owner Trustee, Calculation Agent, any auction agent, any broker-dealer, market agent and any Authenticating Agent, Rating Agency fees, costs of preparation, execution, transportation and safekeeping of the related Notes, and any other costs, charges or fees in connection with the issuance of the related Notes and the establishment of the related trust.

         "Counterparty Exchange Payment" means a payment due to the issuer from an Exchange Counterparty pursuant to the applicable Exchange Agreement.


         "Credit Enhancement" means the credit support available to one or more Series of Notes, including Reserve Funds, overcollateralization, letters of credit, liquidity facilities, interest rate cap agreements, interest rate swap agreements, currency swap agreements, insurance policies, spread accounts, one or more Series of subordinate securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees.


         "Cut-off Date" means, for any Series, the date specified in the related Prospectus Supplement as the date on or after which principal and interest payments on the related Financed Student Loans are to be included in the related Trust.


         "Deferment Period" means certain periods when no principal repayments need be made on certain Financed Student Loans.

         "Definitive Notes" means Notes to be issued in fully registered, certificated form to Note Owners or their nominees rather than to DTC or its nominee.

         "Department of Education" means the U.S. Department of Education.


         "Depositor" means Student Loan Funding Riverfront LLC, a Delaware limited liability company.


         "Depositories" means DTC, Cedel and Euroclear, collectively.


         "Depository" means any securities depository that is a clearing agency under federal law operating and maintaining a Book-entry System to record beneficial ownership of the right to principal and interest, and to effect transfers of Notes, in Book-entry Form, and includes and means initially (i) DTC, if the Notes are offered in the Untied States, and (ii) Cedel or Euroclear, if the Notes are offered in Europe.

         "Directing Notes" means those Notes entitled to direct the action of their related Indenture Trustee under certain specified conditions and, as long as any Series Notes are Outstanding under the related Indenture, the Series Notes, and thereafter, the Subordinate Notes.


         "Distribution Date" means with respect to any Series of Notes, the Distribution Date set forth in related Prospectus Supplement.

         "DTC" means The Depository Trust Company.

         "DTC Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         "Eligible Investments" means one or more of the investments specified in an Indenture in which moneys in the related Funds and Accounts and certain other accounts are permitted to be invested.

         "Eligible Lender Trust Agreement" means with respect to an issuance of Notes, the Eligible Lender Trust Agreement or Eligible Lender Trust Agreements set forth in the related Prospectus Supplement.


         "Eligible Lender Trustee" means with respect to an issuance of Notes, the one or more eligible lender trustees so specified in the related Prospectus Supplement serving as eligible lender trustee for the issuer.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


         "Euroclear" means the professional depository created to hold securities for, and to clear and settle transactions between, Euroclear Participants through electronic book-entry.


         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "Euroclear Participants" means the participating organizations that utilize the services of Euroclear, including banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes.

         "Event of Default" shall have the meaning set forth in the related Indenture.


         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Exchange Agreement" means an interest rate exchange agreement between the issuer and an Exchange Counterparty, as originally executed and as amended or supplemented, or other interest rate hedge agreement between the issuer and an Exchange Counterparty, as originally executed and as amended or supplemented, which agreement shall be designated a Senior Exchange Agreement or a Subordinate Exchange Agreement.

         "Exchange Counterparty" means any Person with whom the issuer shall, from time to time, enter into an Exchange Agreement.

         "Exchange Counterparty Guarantee" means a guarantee in favor of the issuer given in connection with the execution and delivery of an Exchange Agreement hereunder.

         "Existing Holder" means, (i) with respect to and for the purpose of dealing with the Auction Agent in connection with the Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction, and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Notes.

         "Existing Holder Registry" means the registry of Persons who are holders of Auction Rate Notes maintained by the Auction Agent as provided in the Auction Agent Agreement.


         "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a Guarantee Agency, and any predecessor or successor program.

         "FFELP Loans" means student loans made under the FFEL Program.


         "Financed" in the case of Financed Student Loans refers to Student Loans acquired directly, or indirectly through the Eligible Lender Trustee, with the proceeds of the Notes or moneys in the Acquisition Fund, the Pre-Funding Account, if any, or the Collection Account, or upon the exchange of Financed Student Loans pursuant to an Indenture, and included in the related Student Loan Portfolio Fund; and to "Finance" or "Financing" in the case of Student Loans means to acquire or the acquisition of, respectively, directly, or indirectly through the Eligible Lender Trustee, Student Loans with such moneys or upon any such exchange or transfer.


         "Financed FFELP Loans" means those FFELP Loans that secure one or more Series of Notes. "Financed Private Loans" means those Private Loans that secure one or more Series of Notes.

         "Financed Student Loans" means Financed FFELP Loans and Financed Private Loans, as applicable.


         "Fiscal Year" means the fiscal year of the issuer.

         "Fitch" means Fitch IBCA, Inc., and its successors and assigns.


         "Forbearance Period" means a period of time during which a borrower, in case of temporary financial hardship, may defer the repayment of principal.

         "Formula Rate" means, with respect to any Series of Notes, the lesser of (a) the rate established pursuant to an index or market (LIBOR, T-Bill or Auction), and (b) a cap, if any, all as specified in the related Prospectus Supplement for such Series.

         "Foundation" means the Thomas L. Conlan Education Foundation (formerly known as The Student Loan Funding Corporation), an Ohio nonprofit corporation.


         "Fund" means any of the Funds established and maintained by an Indenture Trustee under an Indenture.


         "Grace Period" means a period of time, following a borrower's ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain Financed Student Loans.

         "Guarantee Agency" means a state agency or private nonprofit corporation which guarantees certain payments of principal and interest on Financed FFELP Loans pursuant to a Guarantee Agreement.

         "Guarantee Agreements" means agreements between a Guarantee Agency and a Lender.

         "Guarantee Fund" means cash and reserves used for the purchase of defaulted student loans by a Guarantee Agency.

         "Guarantee Payments" means those payments made by a Guarantee Agency with respect to a Financed Student Loan.

         "Higher Education Act" means the Title IV, Part B of the Higher Education Act of 1965, as amended, together with any rules and regulation promulgated by the Department of Education or the Guarantee Agencies.

         "Holders" or "Noteholders" means, collectively, the registered owners of the Notes or the duly authorized attorneys-in-fact, representatives or assignees of such persons.

         "Indenture" means an indenture between the issuer, one or more Eligible Lender Trustee and an Indenture Trustee, pursuant to which one or more Series of Notes are issued, as such indenture may be supplemented or amended from time to time, and a related terms supplement.


         "Indenture Trustee" means the trustee under the related Indenture.

         "Index Maturity" means, with respect to a LIBOR Rate Series of Notes, the offered rate for deposits having a maturity equal to the related Interest Accrual Period.

         "Indirect Participants" means organizations which have indirect access to a Clearing Agency, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Initial Pool Balance" for any issuance of Notes generally will mean the Pool Balance of the Financed Student Loans allocable to such Notes as of the Cut-off Date.

         "Insolvency Laws" mean the United States Bankruptcy Code or other insolvency laws, as the case may be.

         "Interest Accrual Period" means with respect to any Series of Notes, the period of time in which interest may accrue, as set forth in the related Prospectus Supplement.


         "Interest Determination Date" means with respect to any Series of Notes, the date set forth in the related Prospectus Supplement.


         "Interest Shortfall" means, with respect to any Distribution Date for a Series of Notes, the excess of (i) the Noteholders' Interest Distribution Amount for such Series on the preceding Distribution Date over (ii) the amount of interest actually distributed to the Series Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Series Noteholders, to the extent permitted by law, at the appropriate Series Interest Rate from such preceding Distribution Date to the current Distribution Date.

         "Interest Subsidy Agreement" means, with respect to any Financed FFELP Loans, the agreement between a Guarantee Agency and the Secretary of Education pursuant to Section 428(b) of the Higher Education Act, as amended, which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act.


         "Interest Subsidy Payments" are interest payments paid with respect to an eligible Student Loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods.

         "Investment Earnings" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Funds and Accounts under an Indenture to be deposited into the Collection Fund on or prior to such Distribution Date pursuant to such Indenture.

         "Issuer" means the particular Trust issuing the Notes.

         "Issuer Exchange Payment" means a payment due to an Exchange Counterparty from the issuer pursuant to the applicable Exchange Agreement (excluding payments in respect of any early termination date, as defined in the applicable Exchange Agreement).


         "Legal Final Maturity" means the Distribution Date on which the aggregate outstanding principal amount of each Series of Notes will be payable in full, as identified in the related Prospectus Supplement with respect to each Series of Notes.

         "Lender" means any "eligible lender" as defined in the Higher Education Act.


         "LIBOR" means the rate of interest per annum equal to the rate per annum at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two such quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Accrual Period will be determined at approximately 11:00 A.M., London time, on such Interest Determination Date on the basis of the rate at which deposits in United States dollars having such particular a maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%) of such offered rates). If fewer than two quotations are provided, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean (rounded to the nearest one-hundredth of a percent (.01%)) of the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in New York, New York selected by the Calculation Agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Accrual Period will be LIBOR in effect for the previous Interest Accrual Period.


         "LIBOR Rate Notes" means any Series of Notes the Series Interest Rate of which is based upon LIBOR.


         "Lock-In Period" means a period of six Business Days preceding any Distribution Date during which the Series Interest Rate in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.


         "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.


         "Management Committee" means the Management Committee of the depositor.

         "Master servicer" means Student Loan Funding Resources, Inc. or the entity specified in the Prospectus Supplement for an issuance of Notes that has agreed to maintain arrangements in place with one or more approved Servicers for the servicing of the Financed Student Loans securing such Notes.

         "Master Servicing Agreement" means with respect to an issuance of Notes, the Master Servicing Agreement set forth in the related Prospectus Supplement, pursuant to which the master servicer covenants and agrees to provide for the servicing of the Financed Student Loans by the Servicers.


         "Maximum Auction Rate" means the maximum auction rate for a Series of Auction Rate Notes as set forth in the related Prospectus Supplement.


         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors and assigns.

         "Net Loan Rate" means, with respect to the any Interest Accrual Period for a Series of Notes, the Net Loan Rate set forth in the related Prospectus Supplement.


         "New Borrower" means a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program.

         "Nonresidents" means holders who are nonresident alien individuals, foreign corporations, foreign partnerships or certain foreign estates and trusts.

         "Noteholder" means a holder of a Note.


         "Noteholders' Interest Distribution Amount" means, with respect to any Distribution Date for a Series of Notes, the sum of (i) the amount of interest accrued at the related Series Interest Rate for the related Interest Accrual Period on the aggregate outstanding principal balance of such Series on the immediately preceding Distribution Date after giving effect to all principal distributions to Holders of such Series on such preceding Distribution Date (or, in the case of the first Distribution Date, on the applicable Closing Date for such Series) and (ii) Interest Shortfall for such Distribution Date; provided that the Noteholders' Interest Distribution Amount for a Series will not include any Carryover Interest on such Series.


         "Noteholders' Principal Distribution Amount" means, with respect to any Distribution Date for a Series of Notes, the Principal Distribution Amount for such Series for such Distribution Date plus the Principal Shortfall for such Series as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distribution Amount for a Series will not exceed the outstanding principal balance of such Series. In addition, on the Legal Final Maturity of such Series, the principal required to be distributed to the Series Noteholders will include the amount required to reduce the outstanding principal balance of such Series to zero.


         "Noteholder" or "Holder of a Note" means any person who shall be the registered owner of any Note or the duly authorized attorney-in-fact, representative or assignee of such person.


         "Note Owner" means the registered owner of a Note.


         "Notes" means a manually executed written instrument evidencing the issuer's promise to repay a stated sum of money, plus interest, to the Noteholder by a specific date.

         "Outstanding" when used with respect to Notes refers to any Notes executed, authenticated, issued and delivered under an Indenture other than Notes for the transfer or exchange of or in lieu of which other Notes shall be have been authenticated and delivered by the Indenture Trustee pursuant to such Indenture and other than Notes which at the time are deemed not to be Outstanding under such Indenture by reason of the operation and effect of, or the limitation of, certain provisions of such Indenture.

         "Owner Trustee" means the owner trustee under the related trust.


         "Parity Percentage Payment" means those principal amounts required to be paid on the Notes until a certain Parity Percentage is achieved, as specified in the Prospectus Supplement.


         "Parity Percentage" means with respect to any Series of Notes, the fraction expressed as a percentage set forth in the related Prospectus Supplement, the numerator of which is the sum of (i) the Pool Balance plus accrued interest thereon due from borrowers, accrued interest which is expected to be capitalized, and accrued Interest Subsidy Payments and Special Allowance Payments, if any, as of the end of the preceding Collection Period and (ii) all amounts allocable to the Notes on deposit (including any accrued interest thereon) in the Acquisition Fund, the Collection Fund and the Reserve Fund, if any, as of the end of the Collection Period (adjusted for payments made on such Distribution Date) and the denomination of which is the sum of (a) the Outstanding principal amount of the Notes issued under the related Indenture (after payment thereon on such Distribution Date) and accrued interest thereon and (b) accrued and unpaid Program Operating Expenses.


         "Participants" means the participating organizations that utilize the services of the Depository.


         "Payment Default" means, with respect to any Series of Auction Rate Notes (a) a default in the due and punctual payment of any installment of interest on such Series or (b) a default in the due and punctual payment of any interest on and principal of such Series at their Legal Final Maturity.

         "Person" or words importing persons means firms, associations, partnerships, limited liability companies, joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.


         "Plan" means any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code.

         "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as amended from time to time.


         "Plan Investors" means persons acting on behalf of a Plan, or persons using the assets of a Plan.

         "PLUS Loans" or "Plus Loans" means loans made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students.

         "Pool Balance" means, with respect to any Trust, at any time, an amount equal to the aggregate principal balance of the Financed Student Loans (including accrued interest thereon capitalized through such date) allocable to such Trust as of the end of such Collection Period, after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Indenture Trustee during such Collection Period from or on behalf of borrowers and Guarantee Agencies (including for this purpose any guarantors or escrow fund under a Private Loan Program) and, with respect to certain payments on certain Financed Student Loans, the Secretary of Education and (ii) the principal portion of all Purchase Amounts received by the Indenture Trustee for such Collection Period.

         "Potential Holder" means any Person (including an Existing Holder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer), who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Holder thereof, an additional principal amount of Auction Rate Notes).

         "Pre-Funding Account" means an Account established under an Indenture for the purpose of enabling the issuer to Finance Student Loans during the Pre-Funding Period.

         "Pre-Funded Amount" means for any issuance of Notes, the amount specified in the related Prospectus Supplement.

         "Pre-Funding Period" means any period specified as such in a Prospectus Supplement during which the issuer may Finance additional Financed Student Loans using funds on deposit in the related Pre-Funding Account.

         "Principal Distribution Amount" means the principal amount on a Series of Notes calculated to be distributed on a Distribution Date for such Series of Notes, as set forth in the related Prospectus Supplement.

         "Principal Factor" means a seven digit decimal number which, when multiplied by the initial principal amount of a Note, produces its Outstanding principal balance.


         "Principal Shortfall" means, as of the close of any Distribution Date for a Series of Notes, the excess of (i) the Principal Distribution Amount for such Series on such Distribution Date over (ii) the amount of principal actually distributed to the Series Noteholders on such Distribution Date.

         "Private Loans" means loans that are originated under Private Loan Programs.

         "Private Loan Programs" mean one or more of the Private Loan Programs that are identified in the related Prospectus Supplement.


         "Program" means the issuer's or the depositor's program of Financing the Financed Student Loans pursuant to an Indenture.

         "Program Expense Requirement" means, with respect to an issuance of Notes and as of any date of calculation, such amount as may then be necessary to be accumulated in the Expense Account for payment, in accordance with the related Indenture, of the Program Operating Expenses due or to become due during the month beginning on the first day of the next succeeding calendar month as provided in such Indenture.

         "Program Operating Expenses" means all items of expense allocable to the operation of the Program, including (i) fees and expenses of and any other amounts payable to the Indenture Trustee, the Owner Trustee, the Co-owner Trustee and the Authenticating Agent, if any, and any fees charged by a Depository, (ii) the fees and expenses of and any other amounts payable to the Calculation Agent, any Auction Agent, Broker-Dealers, any market agent or other agent in connection with any Notes issued under the Indenture, (iii) fees and expenses of and any other amounts payable to the Servicers, the Eligible Lender Trustee and any bank providing lock-box or similar services in connection with Financed Student Loans and Servicing Development Fees, (iv) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the Program under the Higher Education Act, a Guarantee Agreement (including for this purpose any agreement with a guarantor or relating to an escrow fund under a Private Loan Program) and any other agreement or legal requirement affecting the administration of the Program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, Costs of Issuance not paid from proceeds of Notes, and (v) and other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the Program and, with respect to item (iv) above, any other similar program of the issuer.

         "Purchase Agreements" means the Student Loan Purchase Agreements with Sellers for purposes of the Program (in whole or in part), in each case only to the extent that each such Purchase Agreement covers Financed Student Loans.


         "Purchase Amount" means, as of the end of any Collection Period, the principal amount of a Financed Student Loan (including any interest required to be capitalized through such date), together with accrued and unpaid interest thereon.


         "Rating Agency" means a nationally recognized statistical rating organization identified in the related Prospectus Supplement that has been requested by the issuer to provide a credit rating with respect to one or more Series of Notes as of the Closing Date for such Series.

         "Realized Loss" means, for each Financed Student Loan submitted to a Guarantee Agency for a Guarantee Payment or a Private Loan Program, the excess, if any of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantee Agency for a Guarantee Payment or a Private Loan Program payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan up through the earlier to occur of
(A) the date a related Guarantee Payment or Private Loan Program payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment or Private Loan Program payment is first denied.


         "Record Date" means, for any Distribution Date, the date on which the identities of the Noteholders entitled to distributions on the related Notes on such Distribution Date are fixed, as specified in the related Prospectus Supplement.


         "Reference Bank" means four leading banks, selected by the Calculation Agent, or by the Indenture Trustee, as applicable, (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the administrator or the issuer and (iii) having an established place of business in London.

         "Registration Statement" means a registration statement (together with all amendments and exhibits thereto) filed by the depositor with the SEC under the Securities Act of 1933, as amended, with respect to the Notes offered hereby.


         "Relief Act" means the Taxpayer Relief Act of 1997, as amended.


         "Remarketing Agent" means, with respect to any Series of Auction Rate Notes, the remarketing agent under the remarketing agreement related to such Series of Auction Rate Notes, or any successor to it as such agent.

         "Remarketing Agreement" means, with respect to any Series of Auction Rate Notes, a remarketing agreement among the issuer, the Remarketing Agent and the Indenture Trustee, or any similar agreement hereafter entered into by the issuer with respect to such Series of Auction Rate Notes, in each case as originally executed and as from time to time amended or supplemented in accordance with the terms thereof and with the Indenture.


         "Repayment Phase" means, with respect to any Financed Student Loan, that period of time during which principal is repayable.

         "Repeat Borrower" means an borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program.


         "Reserve Fund" means a Fund established with the Indenture Trustee under an Indenture, the balance of which may be used to fund certain payments by the related Trust.


         "Resources" means Student Loan Funding Resources, Inc., an Ohio corporation.

         "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).


         "Secretary of Education" means the Secretary of Education, Department of Education of the United States, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

         "Seller" means a Lender or other party from which the depositor is purchasing or has purchased or agreed to purchase Financed Student Loans pursuant to a Purchase Agreement with such party.


         "Senior Exchange Agreement" means any Exchange Agreement on a parity with Senior Notes issued under an Indenture.


         "Senior Issuer Exchange Payment" means any Issuer Exchange Payment, the priority of payment of which is on a parity with Senior Notes issued under an Indenture.


         "Senior Notes" means any Series of Notes issued on a parity senior to any Subordinate Notes issued under an Indenture.

         "Serial Loan" means a loan made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency (or a successor), with respect to FFELP Loans.

         "Series" means any series of Notes as specified in the related Prospectus Supplement.

         "Series Account" means an Account established by the Indenture, the use of which is related primarily to a specific Series of Notes.

         "Series Asset Pool" means, with respect to a Series of Notes, the related Series Loan Pool and the aggregate balance on deposit in the Indenture Funds and Accounts allocable to the Notes issued in conjunction with such Series.


         "Series Interest Rate" means as of a given date with respect to any Series of Notes the annual rate at which interest accrues on the Notes of such Series, as specified in the related Prospectus Supplement.


         "Series Loan Pool" means Financed Student Loans purchased with the proceeds of the particular Series of Notes designated as relating to such Series Loan Pool.

         "Series Program Operating Expenses" shall mean the Program Operating Expenses related to a Series of Notes.

         "Servicer" means any servicer of Financed Student Loans, as specified in a related Prospectus Supplement.

         "Servicing Agreement" means an agreement between a Servicer and the issuer and/or the master servicer for the servicing of all or a part of the Financed Student Loans.

         "Servicing Fee" means the fee payable to the Servicers with respect to the servicing of the Financed Student Loans in a Trust.


         "Servicing Development Fees" mean costs, fees and expenses relating to the development of electronic data information or systems in connection with the servicing of Financed Student Loans, the establishment of a servicing center for the servicing of Financed Student Loans, or reserves for current or future servicing fees for Financed Student Loans; provided, however, that Servicing Development Fees are payable only with the consent of the Rating Agencies then rating the related Notes Outstanding.


         "SLS Loans" means loans that were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution.


         "Special Allowance Payments" means payments designated as such made by the Department of Education with respect to certain FFELP Loans pursuant to
Section 438 of the Higher Education Act.

         "Specified Reserve Fund Balance" means with respect to any issuance of Notes, the required amount of the related Reserve Fund, if any, set forth in the related Prospectus Supplement.


         "Spread Guaranty Agreement" means an agreement between the issuer and any Person providing a hedge with respect to the minimum difference between or among the yield or yields on certain Eligible Investments and the interest rate per annum on an issuance or Series of Notes.


         "Stafford Loans" means loans that are generally made only to student borrowers who meet certain needs tests, as set forth in the Higher Education Act.


         "Student Loan Portfolio Fund" means the Fund maintained by an Indenture Trustee the balances of which shall include all Financed Student Loans in the related Trust.


         "Subordinate Exchange Agreement" means an Exchange Agreement on a parity with Subordinate Notes issued under an Indenture.


         "Subordinate Issuer Exchange Payment" means any Issuer Exchange Payment, the priority of payment of which is on a parity with Subordinate Notes issued under an Indenture.


         "Subordinate Notes" means any Series of Notes issued on a parity subordinate to Senior Notes issued under an Indenture.


         "Subsequent Cut-off Date" means the date specified in a transfer agreement with respect to Subsequent Financed Student Loans as the date on and after which payments on Subsequent Financed Student Loans will belong to the trust.

         "Subsequent Finance Period" means the period from the Closing Date for any Series to a subsequent date identified in the accompanying Prospectus Supplement, if any, when Subsequent Financed Student Loans may be conveyed to a Trust.

         "Subsequent Financed Student Loans" means those Financed Student Loans that are conveyed to a Trust after the Closing Date with respect to a Series of Notes in exchange for Financed Student Loans, and do not include additional Financed Student Loans.

         "Supplemental Indenture" means any supplement to or amendment of an Indenture entered into by the issuer, each related Eligible Lender Trustee and the related Indenture Trustee pursuant to and in accordance with the provisions of such Indenture.


         "Surety Bond" means a bond that insures the timely payment of all interest and ultimate payment of all principal due on a Series of Notes; provided, however, that a Surety Bond will not insure payment of any Carryover Interest.


         "T-Bill Rate Index" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auctions is held in a particular week, then the T-Bill Rate Index in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate Index will be subject to a Lock-in Period.

         "T-Bill Rate Index Notes" means any Series of Notes the Series Interest Rate of which is based on the T-Bill Rate Index.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).


         "Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

         "TIN" means taxpayer identification number assigned by the IRS.


         "Transfer and Sale Agreement" means any transfer and sale agreement among the depositor, the Co-owner Trustee and the Eligible Lender Trustee pursuant to which the depositor will transfer Financed Student Loans to the trust.

         "Trust" means a trust established to secure the issuance of one or more Series of Notes.

         "Trust Certificate" means evidence of the certificated equity interest in any Trust.

         "Underwriters" means any firm that agrees to purchase one or more Series of Notes of an issue from the issuer.

         "Underwriting Agreement" means an agreement among the issuer and the Underwriter(s) for purchase of the Notes of a Series.


         "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the

United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

                                                                      APPENDIX B



                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES



     Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") or, if applicable, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their nominal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective depositories of Cedel and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S.
withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

     Trading between Cedel and/or Euroclear participants. Secondary market trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including, the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global.


     Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails). The Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.


     Cedel participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement. either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel or Euroclear will instruct the respective depositary to deliver the Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures,

     2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE NOTES NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
     SUMMARY OF TERMS...................................................................................................      S-1
     RISK FACTORS.......................................................................................................      S-7
     THE ISSUER.........................................................................................................     S-18
     THE DEPOSITOR......................................................................................................     S-19
     USE OF PROCEEDS....................................................................................................     S-21
     THE FINANCED STUDENT LOANS.........................................................................................     S-21
     MATURITY AND PREPAYMENT CONSIDERATIONS.............................................................................     S-27
     THE SERVICERS......................................................................................................     S-28
     THE GUARANTEE AGENCIES.............................................................................................     S-32
     EXCHANGE AGREEMENTS................................................................................................     S-45
     DESCRIPTION OF THE NOTES...........................................................................................     S-45
     REDEMPTION.........................................................................................................     S-54
     THE INDENTURE......................................................................................................     S-55
     UNDERWRITING.......................................................................................................     S-62
     LEGAL MATTERS......................................................................................................     S-63
     RATING.............................................................................................................     S-63
     APPENDIX A -- AUCTION PROCEDURES...................................................................................      A-1
     APPENDIX B -- SETTLEMENT PROCEDURES................................................................................      B-1

PROSPECTUS
     FORMATION OF THE TRUSTS............................................................................................        1
     THE DEPOSITOR......................................................................................................        3
     THE FINANCED STUDENT LOAN POOL.....................................................................................        4
     MATURITY AND PREPAYMENT CONSIDERATIONS.............................................................................        5
     DESCRIPTION OF THE FFEL PROGRAM....................................................................................        6
     DESCRIPTION OF THE GUARANTEE AGENCIES..............................................................................       23
     THE PRIVATE LOAN PROGRAMS..........................................................................................       25
     TRANSFER AND SALE AGREEMENTS.......................................................................................       26
     SERVICING..........................................................................................................       28
     DESCRIPTION OF THE NOTES...........................................................................................       30
     REDEMPTION.........................................................................................................       47
     SECURITY FOR THE NOTES.............................................................................................       47
     THE INDENTURES.....................................................................................................       48
     FEDERAL INCOME TAX CONSEQUENCES....................................................................................       63
     STATE TAX CONSIDERATIONS...........................................................................................       74
     USE OF PROCEEDS....................................................................................................       74
     ERISA CONSIDERATIONS...............................................................................................       74
     AVAILABLE INFORMATION..............................................................................................       75
     REPORTS TO NOTEHOLDERS.............................................................................................       75
     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................................................................       75
     PLAN OF DISTRIBUTION...............................................................................................       76
     RATING.............................................................................................................       76
     GLOSSARY OF PRINCIPAL DEFINITIONS..................................................................................      A-1
     GLOBAL CLEARANCE,  SETTLEMENT AND
        TAX DOCUMENTATION PROCEDURES....................................................................................      B-1


                                  $____________


                        STUDENT LOAN FUNDING 1999-A TRUST


                                  STUDENT LOAN
                               ASSET-BACKED NOTES


                                 SERIES 1999A-1
                             SENIOR LIBOR RATE NOTES


                                 SERIES 1999A-2
                               SENIOR AUCTION RATE
                                 CALLABLE NOTES


                                 SERIES 1999B-1
                          SUBORDINATE LIBOR RATE NOTES


                                   PROSPECTUS


                              SALOMON SMITH BARNEY


                          FIFTH THIRD/THE OHIO COMPANY


                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC


                            PNC CAPITAL MARKETS, INC.


                              _______________, 1999

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Student Loan Asset Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

              SEC Registration...................................................................................  $   295.00
              Printing and Engraving.............................................................................           *
              Legal Fees and Expenses............................................................................           *
              Accounting Fees and Expenses.......................................................................           *
              Trustee Fees and Expenses..........................................................................           *
              Blue Sky Fees and Expenses.........................................................................           *
              Rating Agency Fees.................................................................................           *
              Miscellaneous......................................................................................           *

                      TOTAL......................................................................................  $


*  To be provided by amendment


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Registrant's Limited Liability Company Agreement ("LLC Agreement") implements the provisions of the Delaware Limited Liability Company Act ("DLLCA"), which provide for the limitation of liability of the Registrant's Members, Manager and members of its Management Committee ("Management Committee Members") in certain circumstances, which may include liabilities under the Securities Act of 1933. The Registrant's LLC Agreement limits the liability of its Members, Manager and members of its Management Committee to the fullest extent permitted under the DLLCA.


     The Registrant's LLC Agreement provides for the mandatory indemnification, to the fullest extent permitted under the DLLCA and to the extent of the Registrant's assets, of each of the Registrant's present and former Management Committee Members against any liabilities, including liabilities under the Securities Act of 1933, incurred by reason of the fact that such person is or was a Management Committee Member of the Registrant, except where such liability arises out of a breach by such Management Committee Member of the Registrant's LLC Agreement or out of any acts or omissions by such Management Committee Member of that constitute fraud, willful misconduct or breach of fiduciary duty to the Registrant. The Registrant's LLC Agreement also provides for the mandatory indemnification, to the fullest extent permitted under the DLLCA, of each of the Registrant's present and former Managers against any liabilities, including liabilities under the Securities Act of 1933, incurred by reason of the fact that such person is or was a Manager of the Registrant. The Registrant's LLC Agreement provides for the discretionary indemnification to the same extent as the Manager of any other officer or agent of the Registrant.

     The Registrant has entered into an agreement with respect to its two independent Management Committee Members in which the Registrant has agreed that such Management Committee Members or any of their affiliates shall not be liable to any party, except in the cases of bad faith or negligence, in connection with any transaction of the Registrant. Furthermore, pursuant to such agreement, the Registrant has agreed to indemnify and hold harmless such Management Committee Members and their affiliates for any liabilities, including liabilities under the Securities Act of 1933, incurred in good faith and without negligence in connection with any of the transaction of the Registrant.

     Reference is made to the Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of Management Committee Members, the Manager and other officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Student Loan Funding Resources, Inc. carries an insurance policy providing liability insurance for any liability that its directors or officers or the Members, Management Committee Members, Managers or officers of the Registrant may incur in their capacities as such.

ITEM 16.     EXHIBITS.

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.


1.1           Form of Underwriting Agreement*

3.1           Certificate of Formation of Registrant

3.2           Limited Liability Company Agreement of Registrant

3.3           Form of Trust Agreement among the Registrant, the Eligible Lender Trustee and the Owner Trustee

4.1           Form of Indenture among the Trust, the Eligible Lender Trustee and the Indenture Trustee

4.2           Form of Terms Supplement to Indenture among the Trust, the Eligible Lender Trustee and the Indenture
              Trustee

5.1           Opinion of Thompson Hine & Flory LLP

8.1           Opinion of Thompson Hine & Flory LLP with respect to tax matters

10.1          Administration Agreement between the Administrator and the Trust

10.2          Form of Eligible Lender Trust Agreement between the Trust and the Eligible Lender Trustee

10.3          Form of Transfer and Sale Agreement among the Depositor, the Depositor's eligible lender trustee, the
              Trust and the Eligible Lender Trustee*

10.4          Form of Master Servicing Agreement between the Master Servicer and the Trust

10.5          Guarantee Agreement between the Eligible Lender Trustee and California Student Aid Commission

10.6          Guarantee Agreement between the Eligible Lender Trustee and Florida Department of Education, Office
              of Student Financial Assistance

10.7          Guarantee Agreement between the Eligible Lender Trustee and Georgia Higher Education Assistance
              Corporation

10.8          Guarantee Agreement between the Eligible Lender Trustee and Great Lakes Higher Education Guaranty
              Corporation

10.9          Guarantee Agreement between the Eligible Lender Trustee and Kentucky Higher Education Assistance
              Authority

10.10         Guarantee Agreement between the Eligible Lender Trustee and Nebraska Student Loan Program, Inc.

10.11         Guarantee Agreement between the Eligible Lender Trustee and Pennsylvania Higher Education
              Assistance Agency

10.12         Guarantee Agreement between the Eligible Lender Trustee and United Student Aid Funds, Inc.

23.1          Consent of Thompson Hine & Flory LLP is contained in their opinions filed as Exhibits 5.1 and 8.1

24.1          Power of Attorney (contained on the signature page hereof)

25.1          T-1 Statement of Eligibility of Firstar Bank, National Association under the Trust Indenture Act of 1939

99.1          Form of Report to be Filed as Form 8-K in Connection with Periodic Reports to Noteholders*

------------
* To be filed by amendment.




ITEM 17.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
Section 305(b)(2) of the Act.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements (including, without limitation, the security rating requirement at time of sale) for filing on Form S-3 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on March 19, 1999.


                                  STUDENT LOAN FUNDING RIVERFRONT LLC
                                  (Registrant)



                                  By:   /s/ Thomas L. Conlan, Jr.
                                        -----------------------------------
                                        Thomas L. Conlan, Jr., President




                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Thomas
L. Conlan, Jr., and Brian A. Ross, as that person's true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                  Capacity                      Date
             _________                                  ________                      ____
/s/ Thomas L. Conlan, Jr.
----------------------------------------      Management Committee member,        March 18, 1999
Thomas L. Conlan, Jr.                                  President
                                              (Principal Executive Officer)

/s/ Brian A. Ross
----------------------------------------     Management Committee member and      March 18, 1999
Brian A. Ross                               Senior Vice President and Manager
                                              (Principal Financial Officer
                                            and Principal Accounting Officer)

             Signature                                  Capacity                      Date
             _________                                  ________                      ____
/s/ Christopher P. Chapman
----------------------------------------       Management Committee member        March 18, 1999
Christopher P. Chapman


/s/ Kathryn A. Widdoes
----------------------------------------       Management Committee member        March 19, 1999
Kathryn A. Widdoes


/s/ Sandra K. Zimmerman
----------------------------------------       Management Committee member        March 19, 1999
Sandra K. Zimmerman